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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
METHODE ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
Class A common stock, par value $.50 per share of Methode Electronics, Inc. ("Class A common stock")
Class B common stock, par value $.50 per share of Methode Electronics, Inc. ("Class B common stock")
	(2)	Aggregate number of securities to which transaction applies:
35,352,029 shares of Class A common stock
337,705 shares of Class B common stock
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$23.55 per share of Class B common stock
$11.92 per share of Class A common stock (based on the average of the high and low prices of the Class A common stock as reported on NASDAQ on August 29, 2003)
	(4)	Proposed maximum aggregate value of transaction: $429,349,138.30
	(5)	Total fee paid: $34,734.35
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement Number:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

To our Shareholders.

        You are cordially invited to attend a special meeting of the stockholders of Methode Electronics, Inc. ("Methode") to be held on Friday, December 19, 2003 at 10:00 a.m., Chicago time, at Methode's corporate offices, 7401 West Wilson Avenue, Chicago, Illinois.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated November    , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock, par value $.50 per share (the "merger"). A copy of the Merger Agreement is attached as Annex A, which includes as an exhibit Methode's Restated Certificate of Incorporation following the merger. Please read these materials carefully.

        Our board of directors has fixed the close of business on November 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our unaffiliated Class A common stockholders, and has separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

                      Very truly yours,

                      William T. Jensen
                       Chairman

Chicago, Illinois
November 19, 2003

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the fairness or merits of such transaction or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

YOUR VOTE IS IMPORTANT

        If you have any questions or need assistance in voting your shares, please call our information agent, Innisfree M&A Incorporated, toll-free at 1-888-750-5834.

This proxy statement and accompanying proxy card are first being mailed to holders of our Class A common stock and Class B common stock on or about November 19, 2003.

TABLE OF CONTENTS

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE MERGER	4
THE SPECIAL MEETING	10
General	10
Record Date; Shares Outstanding	10
Quorum; Votes Required	10
Voting Procedures	11
Revoking Your Proxy	11
Proxy Statement Expenses	11
SPECIAL FACTORS	12
The Merger Proposal	12
The McGinley Agreement and the Merger Agreement	13
Background of the Merger	15
Recommendation of the Special Committee to our Class A Common Stockholders	31
Recommendation of our Board of Directors to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders	31
Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Class A Common Stockholders	32
Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders	35
Procedural Fairness	40
Merger Corp.'s Determination of Fairness of the McGinley Agreement, the Merger Agreement and the Merger	41
Opinion of the Financial Advisor to the Special Committee	41
Advice of the Investment Banker to our Board of Directors	47
Our Forecasts	52
Description of New Common Stock	70
Comparison of Stockholder Rights	71
Effects of the Merger	73
Source and Amount of Funds	75
Accounting Treatment	75
United States Federal Income Tax Consequences	75
Appraisal Rights	80
Regulatory Matters	83
Stock Certificates	83
Interests of Certain Persons	83
Litigation Relating to the Merger	87
Fees and Expenses	91
MARKET PRICE DATA; DIVIDENDS	92
SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS	93
EXECUTIVE OFFICERS AND DIRECTORS	95
Background	95
Security Ownership	97
Employment Agreements	98
SUMMARIZED FINANCIAL INFORMATION	101
FORWARD LOOKING STATEMENTS	102
OTHER MATTERS	103
Stockholder Proposals	103

Additional Information	103
Other Business	103

ANNEXES:

A.
Merger Agreement dated November    , 2003 by and between Methode Electronics, Inc. and Methode Merger Corporation, including as Exhibit I, the Restated Certificate of Incorporation of Methode Electronics, Inc.
B.
Agreement dated as of July 18, 2003 by and among Methode Electronics, Inc., Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust, the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley
C.
Opinion of TM Capital Corp. dated July 23, 2003
D.
Opinion of TM Capital Corp. dated August 20, 2003
E.
General Corporation Law of Delaware: Section 262—Appraisal Rights

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

December 19, 2003

To the Stockholders of METHODE ELECTRONICS, INC.:

        Notice is hereby given that a special meeting of holders of the Class A common stock and Class B common stock of Methode Electronics, Inc. ("Methode") will be held on Friday, December 19, 2003 at 10:00 a.m., Chicago time, at Methode's corporate offices, 7401 West Wilson Avenue, Chicago, Illinois, for the following purposes:

  1.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated November    , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock, par value $.50 per share (the "merger"); and

  2.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Our board of directors has fixed the close of business on November 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and the best interests of our unaffiliated Class A common stockholders, and has separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By order of the Board of Directors William T. Jensen Chairman

SUMMARY TERM SHEET

        The following summarizes the principal terms of the merger. This summary does not contain all information that may be important to you in determining whether or not to vote in favor of the merger proposal at the special meeting. We encourage you to read this proxy statement, including the annexes and the documents we have incorporated by reference into this proxy statement, in their entirety, before voting. We have included section references to direct you to a more complete description of the topics discussed in this summary.

  •
  The McGinley Agreement and the Merger Agreement. As of July 18, 2003, we entered into an agreement with the McGinley family members and related trusts, pursuant to which the McGinley family members and trusts sold 750,000 of their shares of Class B common stock to us for $22.75 per share and agreed, among other things, to vote their remaining 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding Class B common stock and approximately 4.7% of the total voting power of Methode, in favor of the merger proposal. Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement. Please read "Special Factors—The McGinley Agreement and the Merger Agreement" beginning on page    .

  •
  The Merger Proposal. At the special meeting, we will ask you to adopt the Merger Agreement and approve the merger, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of the shares of Class A common stock have approximately 91.3% of the voting power of Methode and holders of the shares of Class B common stock have approximately 8.7% of the voting power of Methode with respect to the merger proposal. The shares of Class B common stock owned by the McGinley family and related trusts, representing approximately 4.7% of the voting power of Methode, have agreed to vote for the merger proposal. Please read subsections "General" and "Quorum; Votes Required" under "The Special Meeting" beginning on page    .

  •
  Recommendation of the Special Committee to our Class A Common Stockholders. A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Please read subsections "Background of the Merger," "Recommendation of the Special Committee to our Class A Common Stockholders" and "Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Class A Common Stockholders" under "Special Factors" beginning on page    .

  •
  Recommendation of our Board of Directors to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders. Our board of directors has approved the Merger Agreement and the merger, has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our unaffiliated Class A common stockholders, and has separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders. Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Please read subsections "Background of the Merger," "Recommendation of our Board of Directors to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders," "Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders" and "Procedural Fairness" under "Special Factors" beginning on page    .

  •
  Merger Corp.'s Determination of Fairness of the McGinley Agreement, the Merger Agreement and the Merger. Merger Corp. and its director and executive officer believe that the McGinley Agreement is fair to our stockholders and the Merger Agreement and the merger are fair to and in the best interests of our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders. In reaching this determination, Merger Corp. and its director and executive officer relied upon the factors considered by and the analyses and conclusions of our board of directors and adopted these factors, analyses and conclusions as their own. Please read subsections "Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders" and "Procedural Fairness" under "Special Factors" beginning on page     .

  •
  Superior Proposals. Pursuant to the McGinley Agreement, if Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of our stockholders, Methode is not required to call, or to hold, the special meeting, nor are the Trusts and the McGinley family members required to vote in favor of the merger, and Methode is permitted to enter into discussions or negotiations with any third party that makes an acquisition proposal. Please read "Special Factors—The McGinley Agreement and the Merger Agreement" beginning on page     .

  •
  Irrevocable Proxy; Transfer Restrictions on McGinley Class B Common Stock. On all matters other than the merger and related matters, the Trusts and the McGinley family members have granted an irrevocable proxy to vote their remaining shares of Class B common stock in accordance with the vote of the Class A common stockholders (other than the use of the proxy to remove directors) and have agreed to restrictions on their ability to transfer their shares. The Trusts and the McGinley family members also agreed not to participate in any election contest or proxy solicitation. Please read "Special Factors—The McGinley Agreement and the Merger Agreement" beginning on page     .

  •
  Termination and Other Rights Relating to the Repurchase of Shares Subject to the McGinley Agreement. Either Methode or the Trusts and the McGinley family members may terminate the McGinley Agreement if the merger is not completed on or prior to December 18, 2004, provided that the party purporting to terminate was not the cause of the delay. Under certain circumstances, Methode can require the Trusts and the McGinley family members to sell to Methode or its designee, and the Trusts and the McGinley family members can require Methode or its designee to purchase, all of the Class B common stock held by the Trusts and the McGinley family members. Please read "Special Factors—The McGinley Agreement and the Merger Agreement" beginning on page     .

  •
  Interests of Certain Persons. At the time that our board of directors approved the McGinley Agreement, James W. McGinley, Robert R. McGinley and Roy M. Van Cleave were each members of our board elected by the holders of our Class B common stock. Each of Messrs. McGinley and Mr. Van Cleave have interests in the Merger Agreement and the merger that are different from, or in addition to, the interests of Methode's Class A common stockholders and unaffiliated Class B common stockholders. James McGinley and Robert

    McGinley resigned from our board of directors on and as of October 16, 2003. Please read "Special Factors—Interests of Certain Persons" beginning on page     .

  •
  Change in Directors. Under the terms of the McGinley Agreement, Roy M. Van Cleave will cease to be a member of our board of directors upon completion of the merger. Please read "Special Factors—The McGinley Agreement and the Merger Agreement" beginning on page     .

  •
  Appraisal Rights. Holders of shares of Class A common stock are not entitled to appraisal rights in connection with the merger. Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share for such holder's shares, the fair value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. A court may award such holder greater or less consideration than the $23.55 per share provided in the merger. Please read "Special Factors—Appraisal Rights" beginning on page     .

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:    When and where is the special meeting?

A:    The special meeting will be held on Friday, December 19, 2003 at 10:00 a.m., Chicago time, at Methode's corporate offices, 7401 West Wilson Avenue, Chicago, Illinois.

Q:    What matters will be voted upon at the special meeting?

A:    At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the merger provided for therein, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock.

Q:    What does the Special Committee and our board of directors recommend?

A:    A special committee of our board of directors composed of directors elected by the holders of our Class A common stock (the "Special Committee") has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. Our board of directors has approved the Merger Agreement and the merger, has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our unaffiliated Class A common stockholders, and has separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders. The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger. Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Q.    Does Methode have an agreement with the McGinley family and related trusts?

A.    Yes. As of July 18, 2003, Methode entered into an agreement (the "McGinley Agreement") with Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "McGinley family members"), pursuant to which the Trusts and McGinley family members sold 750,000 of their shares of Class B common stock to us for $22.75 per share and agreed to vote their remaining 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding Class B common stock, and approximately 4.7% of the total voting power of Methode, in favor of the merger proposal, unless Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of all of our stockholders. Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement.

Q:    What will be the effects of the merger?

A:    We currently have two classes of common stock, Class A common stock and Class B common stock. The holders of the Class A common stock have the right to elect 25% of our board of directors (rounded up to the nearest whole number) and cast one-tenth of one vote per share on all other matters and the holders of the Class B common stock have the right to elect the remaining members of our board of directors and cast one vote per share on all other matters. The merger, when consummated, will eliminate this dual class voting structure. Each share of Class B common stock will receive $23.55 per share in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock. The new common stock will have the right to elect the entire board of directors and will be entitled to one vote per share on all matters.

        The current Class A common stock, which is traded under the symbol "METHA," and the Class B common stock, which is traded under the symbol "METHB," will cease to be listed on the Nasdaq National Market and will cease to exist. The new common stock will be listed and traded on the Nasdaq National Market under the trading symbol "METH."

        Under the terms of the McGinley Agreement, Roy M. Van Cleave will cease to be a member of our board of directors upon completion of the merger.

Q.    How does the Dura tender offer impact the special meeting or the merger?

A.    On July 3, 2003, Dura Automotive Systems, Inc. ("Dura") made an unsolicited bid to acquire all of the outstanding shares of our Class B common stock for $23 per share. On August 5, 2003 (after Methode had entered into the McGinley Agreement providing for the merger), Dura increased its proposed tender offer price to $50 per share of Class B common stock, offered to fund a dividend of $0.35 per share of Class A common stock, offered to support an additional dividend of $0.26 per share of Class A common stock to be paid with Methode's funds, and proposed to enter into a three-year corporate governance agreement with Methode. Our board of directors determined to recommend that the holders of our Class B common stock not tender their shares into Dura's offer. On September 9, 2003, a purported Class B common stockholder commenced litigation relating to Methode's rejection of Dura's offer and entry into the McGinley Agreement. On October 20, 2003, the Court of Chancery of the State of Delaware denied plaintiff's motion for expedited proceedings and for the setting of a preliminary injunction hearing in this litigation.

        If our shareholders approve the merger proposal and the merger is consummated, Dura's offer will be incapable of being completed.

Q.    How do I vote?

A.    The special meeting will take place on Friday, December 19, 2003. After carefully reading and considering the information contained in this document, please indicate on the enclosed proxy card how you want to vote or submit your proxy using the Internet or telephone procedures provided. Please submit your proxy as soon as possible, so that your shares may be represented at the special meeting.

Q.    If my shares are held in "street name" by my broker, will my broker vote my shares for me without my instructions?

A.    We recommend that you contact your broker. Your broker can give you directions on how to instruct your broker to vote your shares. Your broker may not be able to vote your shares unless your broker receives appropriate instructions from you.

Q:    What stockholder vote is required to approve the merger proposal?

A:    The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of Class B common stock are entitled to one vote per share and holders of Class A common stock are entitled to one-tenth of one vote per share. Because there are 35,352,029 shares of Class A common stock and 337,705 shares of Class B common stock outstanding as of August 26, 2003, holders of the shares of Class A common stock have approximately 91.3% of the voting power of Methode and holders of the shares of Class B common stock have approximately 8.7% of the voting power of Methode with respect to the merger proposal. The shares of Class B common stock owned by the McGinley family and related trusts, representing approximately 4.7% of the votes entitled to be cast by the holders of the Class A common stock and Class B common stock, have agreed to vote for the merger proposal.

Q.    What should I do if I want to change my vote?

A.    If you decide to change your vote at any time before the special meeting, you may do so by sending a written notice to the Corporate Secretary stating that you would like to revoke your proxy; completing and submitting a new proxy card with a later date; submitting a later proxy by Internet or telephone; or attending the special meeting and voting in person. However, your attendance alone will not revoke your proxy.

Q:    What are the reasons for the merger?

A:    For some time, the McGinley family members have expressed an interest in selling their interest in Methode, held mainly through their shares of Class B common stock, and Methode has been interested in acquiring their shares of Class B common stock in a transaction that eliminated the dual class capital structure of Methode and provided for a single class of common stock in which shareholders' voting interests would reflect their economic investment in Methode. A prior agreement with the Trusts and the McGinley family members, pursuant to which Methode would make a tender offer to purchase all of the Class B common stock at a price of $20 per share and the Trusts and the McGinley family members would sell their shares of Class B common stock into that tender offer, was terminated by the Trusts and the McGinley family members after Dura made its unsolicited bid on July 3, 2003 to acquire all of the outstanding shares of Class B common stock for $23 per share.

        The Special Committee, in reaching its decision to recommend that our board of directors approve the McGinley Agreement, the Merger Agreement and the merger, determining that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders, and recommending that our Class A common stockholders adopt the Merger Agreement and approve the merger, considered several material factors, including the following: the opinion of TM Capital Corp. that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view; the amount of the premium to be paid to our Class B common stockholders for the shift in control of our board and other beneficial effects to our Class A common stockholders; the reduction in the McGinley family's voting influence; the elimination of the dual class structure; the shift in availability of any future control premium; and its comparison of the McGinley Agreement and the merger proposal to the unsolicited tender offer by Dura.

        Our board of directors, in deciding to enter into the McGinley Agreement and in making its recommendation to our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders to vote in favor of the Merger Agreement and the merger, carefully considered several material factors, including, among others: the conclusions of the Special Committee, the terms of the McGinley Agreement, our board's belief that the Merger Agreement and the merger are fair to the unaffiliated holders of shares of our Class A common stock and the unaffiliated holders of shares of our Class B common stock, the risks associated with the unsolicited tender offer by Dura to take control of Methode by buying only the shares of Class B common stock, and the benefits of eliminating our dual class structure. On August 5, 2003, after Methode had entered into the McGinley Agreement, Dura amended its proposed tender offer for our Class B common stock as described above, including increasing its offer price to $50 per share. See "Special Factors—Recommendation of the Special Committee to our Class A Common Stockholders" and "—Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to Class A Common Stockholders" and "—Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders."

Q:    What will I receive in the merger?

A:    Each holder of Class B common stock will receive $23.55 in cash, without interest, for each share of Class B common stock held and each holder of Class A common stock will receive one share of new Methode common stock for each share of Class A common stock held.

Q:    How will my rights as a Class A common stockholder differ after the merger?

A:    If you are a Class A common stockholder, upon completion of the merger, you will hold shares of the new Methode common stock, which will be the only class of Methode common stock outstanding. As such, the holders of new Methode common stock will have the right to elect the entire board of directors and will be entitled to one vote per share on all matters. We are amending our certificate of incorporation in the merger to eliminate provisions relating to the shares of Class A common stock and Class B common stock. See "Description of New Common Stock" and "Comparison of Stockholder Rights."

Q:    How will my rights as a Class B common stockholder differ after the merger?

A:    If you are a Class B common stockholder, upon completion of the merger, you will no longer have any interest in Methode other than the right to receive $23.55 in cash, without interest, for each share of Class B common stock that you hold or, if you take appropriate steps to perfect them, appraisal rights as provided under Delaware law.

Q:    Do I have appraisal rights in connection with the merger?

A:    Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share applicable to such holder's shares, the fair value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. A court may award such holder greater or less consideration than the $23.55 per share provided in the merger.

        If you are a holder of Class B common stock, you should read "Special Factors—Appraisal Rights."

        Holders of shares of Class A common stock are not entitled to appraisal rights in connection with the merger.

Q:    What are the U.S. federal income tax consequences of the merger?

A:    The holders of shares of our Class A common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger. The tax basis in the shares of new common stock that Class A common stockholders will own immediately following the merger will equal the basis of the shares that Class A common stockholders owned immediately prior to the merger. The holding period in the shares of new common stock that Class A common stockholders own immediately following the merger will include the period for which the shares that Class A common stockholders owned immediately prior to the merger were held, provided that those shares were held as a capital asset.

        The receipt of cash for shares of Class B common stock in the merger will be a taxable event and will be treated either as a sale or exchange or a distribution.

        You should read "Special Factors—United States Federal Income Tax Consequences" for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment for you in the merger.

Q:    Are there any regulatory requirements that must be complied with to effect the merger?

A:    To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. The issuance of new common stock in exchange for the shares of Class A common stock is exempt from registration under Section 3(a)(9) of the Securities Act of 1933. The new common stock will be listed and traded on the Nasdaq National Market under the symbol "METH."

Q:    When do you expect the merger will be completed?

A:    If the stockholders adopt the Merger Agreement and approve the merger at the special meeting, we currently expect the merger to be completed shortly after the date of the special meeting.

Q.    What will happen to my shares held in book-entry form through the transfer agent if the merger is completed?

A:    Shares of Class A common stock held in book-entry form through our transfer agent will automatically be converted into shares of new common stock in the merger without any action on the part of the Class A common stockholders. A new statement showing holdings will be mailed to Class A common stockholders after completion of the merger. Shares of Class B common stock held in book-entry form through our transfer agent will cease to exist after the merger.

Q.    What will happen to my stock certificates if the merger is completed?

A.    After completion of the merger, your certificates representing shares of Class A common stock will represent an equal number of shares of new common stock. It will not be necessary for you to exchange your existing certificates for new certificates. However, you may at any time after the merger exchange your existing certificates for new common stock certificates by contacting Mellon Investor Services LLC, our transfer agent, at 1-800-288-9541.

        For holders of our Class B common stock, promptly following completion of the merger, Mellon Investor Services LLC, our transfer agent, will mail to each record holder of shares of Class B common stock in certificated form, instructions and transmittal materials for effecting the surrender of stock certificates of Class B common stock in exchange for $23.55 in cash per share, without interest.

Q:    What will happen to Methode's stock-based awards?

A:    Outstanding options to purchase Class A common stock and other awards with respect to Class A common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger. The merger will not constitute a change in control for purposes of Methode's stock-based plans.

        There are no outstanding awards with respect to Class B common stock issued under our stock-based incentive and compensation plans.

Q.    What will happen to Methode's rights agreement?

A.    Our board of directors has approved an amendment to our Stockholder Rights Plan, set forth in the Rights Agreement dated            , 2003 among                        , to terminate the plan immediately prior to the completion of the merger. Upon completion of the merger, our board of directors intends to consider the adoption of a new rights plan with similar terms.

Q.    Whom do I call if I have questions about the meeting or the merger proposal?

A.    Please call our Investor Relations Department toll-free at 1-877-316-7700. You may also call Innisfree M&A Incorporated, which is acting as our information agent, toll-free at 1-888-750-5834.

        The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this proxy statement.

THE SPECIAL MEETING

General

        The enclosed proxy is solicited on behalf of Methode in connection with a special meeting of our stockholders to be held on Friday, December 19, 2003 at 10:00 a.m., Chicago time, at Methode's corporate offices, 7401 West Wilson Avenue, Chicago, Illinois, and at any adjournment or postponement of the special meeting.

        At the special meeting, we will ask our Class A common stockholders and Class B common stockholders to consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated November    , 2003 (the "Merger Agreement") by and between Methode and Methode Merger Corporation ("Merger Corp.") and approve the merger provided for therein, pursuant to which each share of Class B common stock, par value $.50 per share ("Class B common stock"), will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock, par value $.50 per share ("Class A common stock"), will be converted into one share of new Methode common stock, par value $.50 per share (the "merger"). The proposal is referred to herein as the "merger proposal." A copy of the Merger Agreement is attached as Annex A, including as an exhibit thereto Methode's Restated Certificate of Incorporation as it will be amended in the merger. Please read these materials carefully.

        This proxy statement and the accompanying proxy card are first being mailed to holders of our Class A common stock and Class B common stock on or about November 19, 2003.

Record Date; Shares Outstanding

        Our board of directors has fixed the close of business on November 14, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. As of the record date, there were                        shares of our Class A common stock outstanding and             shares of our Class B common stock outstanding. All shares of our Class A common stock and Class B common stock are entitled to vote at the special meeting. Since most of our Class A common stock is held by nominees, such as brokers, Methode does not know how many shares of our Class B common stock are also owned by Class A common stockholders.

Quorum; Votes Required

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Class A common stock and Class B common stock, with each share of both classes counting the same for purposes of determining whether such majority is present, is necessary to constitute a quorum at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the special meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

        At the special meeting, each share of Class A common stock will be entitled to one-tenth of one vote per share and each share of Class B common stock will be entitled to one vote per share. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Holders of our Class A common stock have approximately 91.3% of the voting power and holders of our Class B common stock have approximately 8.7% of the voting power with respect to the merger proposal. Abstentions and broker non-votes will have the same effect as a vote "against" the adoption of the Merger Agreement and approval of the merger.

        The Trusts and the McGinley family members have agreed in the McGinley Agreement to vote their remaining 181,760 shares of Class B common stock (representing approximately 53.8% of the outstanding shares of Class B common stock and approximately 4.7% of the total voting power of Methode on matters other than the election of directors, such as the merger proposal) in favor of the merger proposal, unless Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of all of our stockholders.

Voting Procedures

        It is important that your shares be represented and voted at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided on the proxy card. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-xxx-xxx-xxxx and enter your individual 12-digit control number on your proxy card and then follow the instructions given over the telephone. You may grant your proxy by Internet or by telephone up until 11:59 p.m. Central Time the day before the special meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

        If you return a proxy without direction, the proxy will be voted "FOR" adoption of the Merger Agreement and approval of the merger.

Revoking Your Proxy

        If you decide to change your vote, you may revoke your proxy at any time before the special meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the special meeting. Attendance at the special meeting will not, by itself, revoke a proxy.

Proxy Statement Expenses

        We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Class A common stock and Class B common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

        We have retained the services of Innisfree M&A Incorporated ("Innisfree") to act as information agent. Innisfree has agreed to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries. Innisfree will not solicit proxies from our stockholders for the special meeting and will not be making any independent recommendation to stockholders. Rather, Innisfree will be performing ministerial functions in assisting stockholders with submitting their votes with respect to the special meeting. We will pay Innisfree approximately $10,000, plus out-of-pocket expenses, for performing these information agent services.

SPECIAL FACTORS

The Merger Proposal

Structure

        At the special meeting, we will ask our Class A common stockholders and Class B common stockholders to consider and vote upon a proposal to adopt the Merger Agreement and approve the merger provided for therein, pursuant to which each share of Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of Class A common stock will be converted into one share of new Methode common stock, par value $.50 per share. A copy of the Merger Agreement is attached as Annex A, including as an exhibit thereto Methode's Restated Certificate of Incorporation as it will be amended in the merger. Please read these materials carefully.

        Under the McGinley Agreement, the Trusts and the McGinley family members are obligated to vote all of their remaining shares of Class B common stock in favor of the merger proposal unless Methode receives an alternative acquisition proposal that our board of directors considers superior and the Special Committee considers fair to and in the best interests of all of our stockholders. The Trusts and the McGinley family members currently hold 181,760 shares of Class B common stock, representing approximately 53.8% of the outstanding shares of Class B common stock and approximately 4.7% of the total voting power of Methode (on matters other than the election of directors).

Fairness

        A special committee of our board of directors composed of directors elected by the holders of our Class A common stock has recommended that our board of directors approve the Merger Agreement and the merger, and has determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders. The Special Committee did not make separate determinations regarding whether the Merger Agreement and the merger are fair to and in the best interests of either Class A common stockholders who are affiliated with Methode or Class A common stockholders who are not affiliated with Methode. Our board of directors has approved the Merger Agreement and the merger, has determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our unaffiliated Class A common stockholders, and has separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders.

        The Special Committee recommends that our Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

        Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Purpose and Alternatives

        The key purposes of the merger are to (i) eliminate the control of our board by the Trusts and the McGinley family at a price to be shared by all holders of our Class B common stock, (ii) shift control of our board to holders of our Class A common stock, (iii) eliminate our dual class voting structure and (iv) provide all stockholders with voting interests commensurate with their economic interest in Methode.

        The Special Committee reviewed alternative transaction structures which could be used to eliminate Methode's dual-class voting structure, including a direct purchase, a merger, a tender offer or a charter amendment. As discussed in more detail below in "Background of the Merger," in

August 2002, the Special Committee entered into an agreement with the McGinley family to purchase their shares of Class B common stock in a tender offer. This transaction was subsequently terminated by the Trusts.

The McGinley Agreement and the Merger Agreement

        The following discussions of the McGinley Agreement and the Merger Agreement are qualified in their entirety by reference to the provisions of these agreements, which are attached to this proxy statement as Annex B and Annex A, respectively, and are incorporated herein by reference. We urge you to read these agreements in their entirety.

The McGinley Agreement

        As of July 18, 2003, Methode entered into an agreement with Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "McGinley Agreement"). Under the terms of the McGinley Agreement:

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  The Purchase and the Merger. The Trusts and the McGinley family members sold 750,000 of their shares of Class B common stock to Methode for $22.75 per share and agreed to vote their remaining shares of Class B common stock in favor of a merger in which all then outstanding shares of Class B common stock (including those held by the Trusts and the McGinley family members not previously sold to Methode) will receive $23.55 per share in cash and each share of Class A common stock will be converted into one share of new Methode common stock. The 750,000 shares of Class B common stock that were repurchased by Methode were retired and returned to the status of authorized but unissued shares of Class B common stock.

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  Conditions to the Merger. Methode is obligated to use its reasonable best efforts to call a stockholders meeting to obtain stockholder approval of the merger. Methode's obligation to effect the merger is conditioned on receiving the affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. The Trusts and the McGinley family members have agreed to vote all of their remaining shares of Class B common stock (representing approximately 4.7% of the total voting power of Methode) in favor of the merger. Methode's obligation to complete the merger is also contingent on the absence of any law or injunction preventing the merger.

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  Irrevocable Proxy; Transfer Restrictions on McGinley Class B Common Stock. On all matters other than the merger, matters relating to any breach of the McGinley Agreement, acquisition proposals and proposals to amend Methode's certificate of incorporation and by-laws in a manner materially adverse to the Trusts and the McGinley family members (as to which matters, the McGinley Agreement will control), the Trusts and the McGinley family members have granted an irrevocable proxy to vote their remaining shares of Class B common stock in accordance with the vote of the Class A common stockholders (other than the use of the proxy to remove directors) and they have also agreed, among other things, not to transfer their shares without Methode's prior written consent and the approval of the directors elected by the holders of our Class A common stock, except that the Trusts and McGinley family members may transfer beneficial ownership by death or disability or by substitution of special fiduciaries or trustees if the transferees agree to be bound by the McGinley Agreement. The Trusts and the McGinley family members also agreed not to participate in any election contest or proxy solicitation.

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  Superior Proposals. If Methode receives an alternative acquisition proposal that our board of directors determines to be superior and the Special Committee determines to be fair to and in the best interests of Methode's stockholders, Methode is not required to call, or to hold, the special meeting, nor are the Trusts and the McGinley family members required to vote in favor of the merger, and Methode is permitted to enter into discussions or negotiations with any third party that makes such an acquisition proposal.

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  Alternative Transaction Structure. The Trusts and the McGinley family members also agreed to cooperate with Methode and support an alternative transaction structure providing at least the same consideration to the holders of the Class B common stock as the merger if Methode determines that such action is in Methode's or its stockholders' best interests.

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  Indemnification. Methode has agreed to indemnify the Trusts and each member of the McGinley family and their representatives from and against attorneys' fees and expenses arising out of any third party claim (whether commenced or threatened) alleging any wrongful action or inaction by any such person in connection with the authorization, execution, delivery and performance of the agreement by the Trusts and the McGinley family members, except to the extent that such person is determined by a final unappealable determination of a court to have engaged in intentional misconduct or to have acted in bad faith in connection with any such claim.

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  Change in Directors. Roy M. Van Cleave will cease to be a member of our board of directors upon completion of the merger.

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  Appraisal Rights. Any holder of shares of Class B common stock (other than the Trusts and the McGinley family members) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the $23.55 per share applicable to such holder's shares, the fair value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to such holder unless and until such holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to Methode the certificate or certificates representing the shares of Class B common stock for which payment is being made. The Trusts and the McGinley family members have waived any appraisal right they may have in connection with their agreement with Methode and the merger, but not with respect to any superior proposal that may be pursued by Methode in accordance with the agreement. A court may award a holder seeking an appraisal greater or less consideration than the $23.55 per share provided in the merger. Please see "Special Factors—Appraisal Rights" for more information on appraisal rights. Holders of shares of our Class A common stock are not entitled to appraisal rights in connection with the Merger Agreement and the merger.

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  Termination. Either Methode or the Trusts and the McGinley family members may terminate the McGinley Agreement if the merger is not completed on or prior to December 18, 2004, provided that the party purporting to terminate was not the cause of the failure of the merger to be completed by such time. The McGinley Agreement may also be terminated by the mutual agreement of the parties.

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  Other Rights Relating to the Repurchase of Shares Subject to the McGinley Agreement. Methode can require the Trusts and the McGinley family members to sell all of their Class B common stock for $23.55 per share during the period from the tenth to the sixth day prior to December 18, 2004. The Trusts and the McGinley family members can require Methode (or its designee) to purchase all of the Trusts' and McGinley family members' Class B common stock for $23.55 per share under the following circumstances: (a) during the period from the fifth day prior to December 18, 2004 until December 18, 2004, (b) if Methode agrees to any merger (other than the merger provided for in the McGinley Agreement) or other business combination, in each case in which the holders of Class B common stock would receive less than $23.55 per share, or sale of shares which would result in a transfer of a controlling interest in Methode, or (c) if, after Methode buys the Trusts' and the McGinley family members' Class B common stock, there would be less than 100,000 shares of Class B common stock issued and outstanding.

The Merger Agreement

        Pursuant to the McGinley Agreement, Methode entered into the Merger Agreement. Under the terms of the Merger Agreement, Methode Merger Corporation, a Delaware corporation wholly owned by Methode ("Merger Corp."), will merge with and into Methode, with Methode as the surviving corporation in the merger (the "Surviving Company"), and the separate existence of Merger Corp. will cease. By virtue of the merger and without any further action on the part of any holder of any capital stock of Methode: (i) each share of issued and outstanding Class B common stock shall be converted into the right to receive $23.55 per share in cash, without interest; (ii) each share of issued and outstanding Class A common stock shall be converted into one share of new Methode common stock; and (iii) each issued and outstanding share of capital stock of Merger Corp. shall be cancelled.

        The business address and telephone number of Merger Corp. and its directors and executive officers are c/o Methode, 7401 West Wilson Avenue, Chicago, Illinois 60706; (708) 867-6777.

Background of the Merger

        Since 1982, our certificate of incorporation has provided for two classes of common stock, Class A common stock with one-tenth of one vote per share and Class B common stock with one vote per share. Under our certificate of incorporation, shares of our Class A common stock voting as a separate class have the right to elect 25% of our board of directors (rounded up to the nearest whole number) and shares of our Class B common stock voting as a separate class have the right to elect the remaining directors, representing up to 75% of our board of directors, so long as there are at least 100,000 shares of Class B common stock outstanding.

        In 1982, William J. McGinley and his family controlled a majority of each of the classes of common stock. Since 1982, the McGinley family members sold most of their Class A common stock, including shares received as dividends on the Class A common stock and Class B common stock, but have continued to control a majority of the Class B common stock. In January 2001, William J. McGinley died, at which time a majority of the Class B common stock passed to his estate (the "Estate") and was subsequently distributed to the Trusts in January 2002. Jane McGinley, William McGinley's wife, died in February 2003. In addition to the shares owned by the Trusts, members of William McGinley's family, including his two sons, James and Robert, and his daughter, Margaret, individually own, directly or indirectly, shares of Class B common stock. The Trusts and the McGinley family members have the ability to elect up to 75% of the members of our board of directors. Prior to the repurchase of 750,000 of their shares by Methode on July 21, 2003, the Trusts and the McGinley family members had the ability to control approximately 21% of the voting power of the Class A common stock and Class B common stock on matters where both classes vote together even though the shares of Class B common stock held by the Trusts and the McGinley family members represented only approximately 2.6% of the total number of shares of our common stock outstanding. James McGinley and Robert McGinley were members of our board of directors until their resignations on and as of October 16, 2003.

        In December 2001, the McGinley family approached our board of directors regarding a possible sale of the Estate's shares of Class B common stock. At a December 6, 2001 board meeting, James McGinley informed our board of directors that the Estate had been reviewing its financial condition and needs and, as a result of that review, determined that it may need to liquidate certain assets. It was noted that shares of Class B common stock were one of the primary assets of the Estate. Prior to that time, our management had already been reviewing our dual class capital stock structure. After discussion, our board of directors directed management to continue its evaluation of possible options regarding our current capital structure and the Class B common stock held by the Estate and others.

        Our management was concerned about the potential consequences to Methode and our Class A common stockholders if the Trusts decided to sell their Class B common stock, and with it control of our board of directors, to a third party. In that regard, our management was aware that members of the McGinley family had received inquiries from a third party concerning a possible sale of their shares of Class B common stock at a premium. To management's knowledge, this third party had offered to pay a premium, but had not proposed a specific price or range of prices.

        Our management met with one of these parties which served the electronics industry at its request in December 2001. This party was not Dura. During this meeting, our management learned that this party proposed to follow its purchase of the Trusts' shares of the Class B common stock with a stock for stock merger resulting in significant dilution to our Class A common stockholders. Based on the terms proposed by the third party, our management determined that it would be more advantageous to Methode and our Class A common stockholders for us to evaluate the repurchase of the shares of Class B common stock held by the Trusts.

        In January 2002, Donald W. Duda, our President, William T. Jensen, our Chairman of the Board, and Douglas A. Koman, our Vice President, Corporate Finance, consulted with our outside financial advisor, Robert W. Baird & Co. ("Baird"), regarding our capital structure. On January 24, 2002, Baird made a presentation to our management regarding the benefits of eliminating our dual class capital structure. According to Baird, the benefits included eliminating investor confusion about the two classes of stock, simplifying our capital structure, eliminating administrative expenses, increasing liquidity and aligning stockholder voting rights with economic ownership. The information provided by Baird included data regarding the impact of any transaction on Methode's available cash and Methode's earnings per share. Baird's presentation reviewed available transaction alternatives, including a tender offer with a premium, a tender offer without a premium and a combination of the Class A common stock and Class B common stock.

        Also included in the Baird presentation was a case study of five recent proposed or consummated dual class transactions: Pacificare Health Systems, BankAtlantic Bancorp, Fischer & Porter, J.M. Smucker Company, and Gartner, Inc. In these transactions, the premiums paid or proposed to be paid to the control class of stock to eliminate a dual class structure ranged from 0 to 24% of the price of the non-control stock.

        On February 21, 2002, our board of directors held a special meeting to consider a possible transaction with the Trusts regarding their Class B common stock. James McGinley and Robert McGinley did not attend the meeting. At this meeting, our board of directors discussed the possible financial ramifications to us of repurchasing the Class B common stock held by the Trusts and the consequences to us and our Class A common stockholders of a sale by the Trusts of their Class B common stock to a third party. Our board of directors also discussed whether it should attempt to sell the company and the potential value that could be realized on a sale of the company as a whole at that time. After considering the various options, our board of directors adopted resolutions creating the Special Committee, consisting solely of directors elected by the holders of our Class A common stock, to determine whether: (i) it was in the best interests of Methode and our stockholders (other than the Trusts) to repurchase some or all of the Class B common stock owned by the Trusts, and if so, to negotiate with the Trusts the terms of such a repurchase and enter into an agreement on behalf of Methode; (ii) in connection with any transaction with the Trusts, an offer should be made to the other holders of Class B common stock, and if so, to approve on behalf of Methode the terms and conditions of such an offer; and (iii) it was in the best interests of Methode, as an alternative to a repurchase of the Class B common stock held by the Trusts, to agree with the Trusts to enter into another transaction that would result in the elimination of our dual class structure, and if so, to take all actions on behalf of Methode to enter into such transaction that the Special Committee determined to be in the best interests of Methode and our stockholders (other than the Trusts), provided, however, that if the Special Committee determined that such other transaction required the approval of our full board of directors, it would make a recommendation to our board concerning the advisability of such transaction. Pursuant to these resolutions, Warren L. Batts, George C. Wright and William C. Croft, the directors elected by the holders of our Class A common stock at the time, were appointed as the members of the Special Committee. Mr. Croft had resigned as a special fiduciary of the Trusts shortly before his appointment to the Special Committee. Mr. Batts was appointed as the Chairman of the Special Committee. In addition, pursuant to the authorization of our board to retain such experts and advisors as the Special Committee determined necessary to carry out its responsibilities, the Special Committee retained the law firm of Morris, Nichols, Arsht & Tunnell ("Morris, Nichols") as its legal counsel and TM Capital Corp. ("TM Capital") as its financial advisor. The Special Committee did not consider retaining Baird as its financial advisor since Baird has served, and continues to serve, as Methode's outside financial advisor.

        On February 27, 2002, the Special Committee and its legal and financial advisors held their first meeting. As of that date, the Trusts had not made a specific proposal but had, instead, invited an offer from Methode for their Class B common stock. At the meeting, Morris, Nichols discussed the fiduciary duties of the members under Delaware law and discussed the potential advantages and disadvantages of various structures for a possible transaction, including a direct purchase, a merger, a tender offer or a charter amendment. TM Capital described for the Special Committee the process that TM Capital would undertake to gather information and analyze comparable transactions. The Special Committee also discussed the timing implications of a possible transaction, including the need to receive a supplemental Internal Revenue Service ("IRS") private letter ruling concerning the effect of any possible transaction with the Trusts on a prior letter ruling concerning Methode's spin-off of Stratos Lightwave, Inc. The Special Committee concluded that any transaction with the Trusts could not be done on a basis favorable to Methode without such a revenue ruling.

        On March 14, 2002, the Special Committee again met with its legal and financial advisors. At this meeting, TM Capital made a detailed presentation to the Special Committee of information and analyses it had prepared for the Special Committee to consider in approaching its task. TM Capital discussed Methode's current capital structure, its historical financial information and future forecasts, the trading prices of the Class A common stock and Class B common stock over the past three years, and the trading relationship of shares with unequal voting rights of other public companies with dual classes of stock. These forecasts, which relate to the business, earnings, cash flow, assets and prospects of Methode, were furnished to TM Capital by Methode and are included in the written materials which TM Capital provided to the Special Committee. Copies of these materials are filed as exhibits to our Schedule 13E-3 which was filed with the Securities and Exchange Commission (the "Commission") on May 1, 2003 and are available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        TM Capital discussed with the Special Committee recent acquisition transactions which it had identified involving dual class stock in which the entire company was acquired where an additional premium was paid to the control stockholders and then reviewed a list of acquisitions where no additional premium was paid to the higher vote stock. TM Capital then reviewed its analysis of recent transactions where premiums had been paid for significant ownership blocks. TM Capital explained that in those transactions, the purchaser acquired between 10% and 50% equity ownership. TM Capital indicated that the average premium was approximately 50% for the control stake, but that the premiums ranged from 100% to -6%.

        TM Capital then presented to the Special Committee certain information concerning six recent dual class restructuring transactions in which holders of a control block with superior voting rights had agreed to yield such rights in return for additional consideration in the form of securities and/or cash and which TM Capital believed were most similar to the transaction proposed with the Trusts. The companies involved in these six transactions were Continental Airlines, Inc., Dairy Mart Convenience Stores, Inc., Fedders Corporation, Pacificare Health Systems, Inc., Reinsurance Group of America, and Remington Oil and Gas Corporation. TM Capital noted that in these transactions the non-control shareholders had experienced dilution of their economic ownership in order to eliminate the superior voting power of the control block, and that an analysis of the magnitude of the dilution in each transaction would in its view provide the best way to compare transactions which had involved different capital structures. TM Capital further noted that among these six transactions the premium paid to the control shareholders tended to increase as the relative size of the control block decreased. TM Capital noted that such an increase would be expected if dilution were the principal factor in determining the premium, as a given quantity of dilution and, therefore, a given amount of premium is spread over a smaller proportion of shares as the size of the control block decreases.

        For these six transactions, TM Capital calculated the dilution to the non-control shareholders as ranging from 1.63% to 5.67%, with an average dilution of 3.33%. The size of the control block as a percentage of outstanding shares for these six transactions ranged from 13% to 84% of shares outstanding, all of which were larger proportions of outstanding shares than the 2.6% block which held control of Methode. Based upon TM Capital's dilution methodology, the larger proportions would be expected to result in lower percentage premiums, and the premiums paid in these comparable transactions did, in fact, exhibit that relationship, ranging from 1% to 32%. TM Capital also provided an exhibit illustrating that, given repurchase prices for the Class B common stock ranging from $11 per share to $22 per share, the ownership dilution to Methode's non-control shareholders would be below the average dilution in these comparable transactions. Finally, TM Capital provided a list of 14 recent transactions in which the control shareholders had agreed to eliminate the control aspects of a block of shares without requiring a premium.

        TM Capital also discussed with the Special Committee the differences between its analysis of the Class B common stock and the analysis previously prepared by Baird for our management. In addition to listing various non-financial considerations associated with a repurchase of the Class B common stock, the Baird presentation included matrices of the impact on Methode's cash and earnings per share (accretion/dilution) at various repurchase prices. TM Capital explained that, while it and Baird both reviewed examples of dual class capital structures, TM Capital excluded certain transactions utilized by Baird that it did not feel were relevant. TM Capital believed that the BankAtlantic Bancorp and the J.M. Smucker Company transactions were not relevant because the transactions did not eliminate the company's dual class structure. The Fisher & Porter transaction occurred in 1993 and, given the breadth of more recent data, was not included in TM Capital's analyses. Finally, in the case of Gartner, Inc., the transaction was never consummated and therefore was not comparable. Also and more importantly, TM Capital pointed out that Baird analyzed only the percentage premium paid to the control stockholders and did not consider the direct cost to the non-control stockholders, as measured by the equity ownership dilution, which TM Capital advised the Special Committee was important to it in reaching its conclusions regarding the level of premium that the control block of shares of Class B common stock held by the Trusts could be expected to command.

        The Special Committee discussed possible ways of structuring a transaction that would eliminate the control block of Class B common stock owned by the McGinley family as well as the special voting rights of the Class B common stock. For timing reasons, the Special Committee determined that its proposal to the Trusts should be structured either as a direct purchase from the Trusts and the McGinley family members followed by a tender offer or a tender offer to all holders of Class B common stock, subject to the condition that a sufficient number of shares of Class B common stock were tendered so that the total number of shares of Class B common stock outstanding after the completion of the offer would be less than 100,000 shares, and a requirement that the Trusts and the McGinley family members agree to tender all of their Class B common stock. The Committee determined not to seek a direct purchase from the Trusts to be followed by a tender offer because a single offer to all stockholders with one closing was simpler and eliminated the Committee's concerns about the period after purchasing the McGinley block, but before purchasing additional shares, during which the other holders of the Class B common stock would continue to have the right to elect a majority of our board of directors. The Special Committee also determined that the proposal should contain a requirement that all amounts due under the $6 million Horizon loan be repaid from the proceeds received by the Trusts from tendering its Class B common stock in the tender offer. The Special Committee tentatively decided to make an offer to the Trusts to purchase their Class B common stock for $16.00 per share.

        The Special Committee next met on March 18, 2002. At this meeting, the Special Committee again discussed the price to be offered to the Trusts for their Class B common stock. TM Capital indicated that it could support an offer within the range of $15.84 per share to $16.80, representing a premium of 32% to 40% over the current price of the Class A common stock. TM Capital expressed its view that, as a matter of negotiating strategy, the offer should not be less than $16.00 per share to keep the Trusts in negotiations with the Special Committee and to avoid causing the Trusts and the McGinley family to seek another buyer. TM Capital also noted its view that the block of Class B common stock held by the Trusts was unique, due to its small size relative to Methode's total market value and revenues, and therefore was very valuable and could be sold for a very substantial premium to a third party, which would not be in the best interests of Methode or its Class A common stockholders. The Special Committee and its advisors then discussed the proposed offer price and its strategy for negotiating with the Trusts. After this discussion, Mr. Batts requested that the Special Committee's advisors prepare a term sheet outlining the terms of the proposal discussed by the Special Committee other than price.

        On March 20, 2002, the Special Committee met again with its legal and financial advisors. At this meeting, counsel for the Special Committee informed the Special Committee that William T. Jensen believed that the McGinley family was looking for a price between $20 and $30 per share. After discussion of a draft term sheet prepared by its advisors, the Special Committee approved a term sheet for presentation to the Trusts providing for a tender offer by Methode for all of the outstanding shares of Class B common stock at a price of $16.00 per share, conditioned on (1) the tender of a sufficient number of shares of Class B common stock so that the total number of shares of Class B common stock outstanding after the completion of the offer would be less than 100,000 shares and (2) Methode's receipt of a favorable tax ruling from the IRS that the proposed transaction would not result in any adverse tax consequences to Methode or its stockholders. The proposed term sheet also required the Trusts and the McGinley family members to tender all of their Class B common stock in the tender offer, subject only to a customary "no injunction" condition, and a requirement that the Trusts cause part of the proceeds from the sale of their Class B common stock to be used to repay the entire outstanding balance of the $6 million Horizon loan (see "Interests of Certain Persons—The Horizon Loan"). Thereafter, legal counsel to the Special Committee presented the Special Committee's proposed offer to Roy M. Van Cleave, special counsel to the Trusts. In June 2002, Mr. Van Cleave was proposed for election by the McGinley family as a Class B director and was elected to the Board in September 2002.

        On March 29, 2002, the Special Committee met with its advisors to discuss the Trusts' response to its proposal. At the meeting, Mr. Batts reported on his discussion with Robert McGinley and Mr. Croft's conversation with James McGinley regarding the Special Committee's proposal, including James McGinley's informal suggestion that a price of in excess of $30 per share would be appropriate. In addition, Morris, Nichols reported on its discussions with the Trusts' counsel regarding the proposal in which Morris, Nichols was advised that the Trusts and the McGinley family did not believe that negotiations would be mutually beneficial at this time. After these reports, the Special Committee and its advisors discussed the possibility that the Trusts and the McGinley family would pursue a sale of

Methode as a whole or their control block of Class B common stock to a third party. During this discussion, TM Capital stated that it did not believe that the McGinley family could achieve a price per share of $30 or more in a transaction involving a sale of the whole company. Following further discussion, the Special Committee asked Morris, Nichols to request additional information from the Trusts regarding its asking price and its plans concerning future negotiations with the Special Committee. During a subsequent discussion, the Trusts' special counsel indicated to Morris, Nichols that the Trusts intended to submit a counter-proposal to the Special Committee after it resolved certain tax issues.

        On May 2, 2002, the Trusts' special counsel transmitted a counter-proposal to the Special Committee's counsel. Among other things, the Trusts' counter-proposal provided that the Trusts would agree to transfer their 880,901 shares of Class B common stock to Methode in exchange for (i) Methode's forgiveness of the entire outstanding balance of principal and interest on the $6 million Horizon loan and (ii) Methode's transfer to the Trusts of 2.5 shares of Class A common stock for each share of Class B common stock.

        On May 9, 2002, the Special Committee met with its advisors to discuss the Trusts' counter-proposal. At the meeting, TM Capital informed the Special Committee that the counter-proposal had a value of approximately $35.11 per share of Class B common stock, with a dilutive effect on the equity ownership of the Class A common stock of over 6.5% and indicated that the counter-proposal was significantly in excess of any justifiable valuation for the Class B common stock held by the Trusts. After discussion, the Special Committee directed its counsel to inform the Trusts' special counsel that the proposed valuation of the Class B common stock held by the Trusts in the counter-proposal was well beyond that which could be supported by the Special Committee.

        On May 24, 2002, the Special Committee met again with its advisors. At the meeting, Morris, Nichols reported to the Special Committee, based on discussions with the Trusts' special counsel, that it had concluded that the Trusts were not willing to change their valuation premises. After discussion, the Special Committee determined that it would report to Methode's board of directors that it was unable to negotiate a transaction with the Trusts.

        In June 2002, Mr. Croft was approached by members of the McGinley family regarding his nomination for election to the board of directors by the holders of Class B common stock.

        On June 21, 2002, Mr. Batts, as the chairman of the Special Committee, reported to our board of directors at a board meeting that the Special Committee had been unable to negotiate an acceptable transaction for the purchase of the Class B common stock held by the Trusts. Also at this meeting, Mr. Croft was nominated by our board for election to our board of directors by the holders of our Class B common stock.

        On July 19, 2002, special counsel for the Trusts informed Morris, Nichols that the Trusts had engaged the services of a financial advisor and wanted to reopen negotiations.

        On July 29, 2002, the Trusts' special counsel forwarded to the Special Committee's counsel a proposal for Methode to repurchase the 880,901 shares of Class B common stock held by the Trusts in exchange for (i) Methode's forgiveness of the entire outstanding balance of principal and interest on the $6 million Horizon loan, (ii) Methode's transfer to the Trusts of 3.0 shares of Class A common stock for each share of Class B common stock, and (iii) cash equal to 300% of the closing price of a share of Class A common stock on the trading date immediately preceding the public announcement of the exchange agreement for each share of Class B common stock held by the Trusts.

        On August 1, 2002, with the approval of the chairman of the Special Committee, TM Capital contacted the Trusts' financial advisor to direct him to seven transactions that TM Capital believed were most appropriate for analyzing a possible repurchase of the Trusts' shares. These transactions were the six precedent transactions previously discussed with the Special Committee in March 2002 (Continental Airlines, Inc., Dairy Mart Convenience Stores, Inc., Fedders Corporation, Pacificare Health Systems, Inc., Reinsurance Group of America, and Remington Oil and Gas Corporation) and a recent transaction involving Reader's Digest Association, Inc., which are referred to herein as the "Seven Precedent Transactions."

        On August 5, 2002, the Trusts' special counsel forwarded to the Special Committee's counsel a revised proposal for the repurchase of the Class B common stock held by the Trusts. Under the revised proposal, the Trusts would transfer to Methode their 880,901 shares of Class B common stock in exchange for (i) Methode's forgiveness of the entire outstanding balance of principal and interest on the $6 million Horizon loan, (ii) Methode's transfer to the Trusts of a certain number of shares (to be determined) of Class A common stock and (iii) an amount of cash equal to the excess of (a) 244% of the volume weighted average closing price of a share of Class A common stock for the 30 day period immediately preceding the public announcement of the exchange agreement multiplied by 880,901 over (b) the sum of the loan balance and closing price of the shares of Class A common stock transferred to the Trusts multiplied by such number of shares of Class A common stock so transferred.

        On August 8, 2002, the Special Committee again met with its financial and legal advisors. At the commencement of the meeting, Mr. Croft orally tendered his resignation as a member of the Special Committee because he had agreed to be, and had been, proposed for election as a Class B director for Methode's 2002 annual meeting by the McGinley family and thereafter did not participate in the meeting. TM Capital explained the Trusts' latest proposal and informed the Special Committee that the proposal included an exchange rate of 2.44 shares of Class A common stock for each share of Class B common stock with a method to monetize part of the consideration, and that the proposal amounted to a premium of approximately 144% for the Class B common stock and a 4.5% dilution to the Class A common stockholders.

        After discussing issues other than price that needed to be addressed for the completion of the transaction, the Special Committee agreed that its first priority was to reach agreement with the Trusts on price. After extensive discussion among the Special Committee and its advisors regarding pricing elements, including the appropriate limits on premium and equity ownership dilution, the Special Committee determined to make a counter-offer to the Trusts, using the same terms and conditions as the Special Committee had previously offered to the Trusts, at a 100% premium over the volume weighted average closing price of the Class A common stock for the 30 day period immediately preceding the signing and public announcement of an agreement. After further discussions with TM Capital regarding the choice between a stock and a cash transaction, the Special Committee decided to make the counter-offer a cash transaction. Following the meeting, the Special Committee's advisors conveyed the Special Committee's counter-offer to the Trusts through their legal and financial advisors.

        On August 9, 2002, the Trusts made a counter-offer at a 120% premium over the 30 day volume weighted average closing price of the Class A common stock, to be paid in cash in an amount equal to the outstanding principal and interest balance of the $6 million Horizon loan plus an additional $1 million with the remainder of the consideration in stock.

        On August 13, 2002, the Special Committee again met with its advisors to consider the latest counter-proposal from the Trusts. During the meeting, TM Capital recommended to the Special Committee that it negotiate with the Trusts on the basis of a fixed price rather than a floating exchange ratio due to recent declines in the price of the Class A common stock. TM Capital informed the Special Committee that the 30 day volume weighted average closing price for the Class A common stock was currently $10.23 per share and that, as a point of reference, a 100% premium would therefore represent $20.46 per share. TM Capital reviewed the equity ownership dilution associated with the prices in the range the Special Committee was considering and indicated that the dilution was approximately 2.2% at a price of $20.50 per share. TM Capital also noted that in the Seven Precedent Transactions, the equity ownership dilution ranged from 1.63% to 5.67%, with an average dilution of 3.27%. In order to calculate the equity ownership dilution in the case of a cash transaction, TM Capital compared the value of the consideration paid in the recapitalization to the market value of the control shares prior to the recapitalization with the difference being the premium paid to the control shareholders; such premium was divided by the market value of the non-control shares to determine the dilution incurred by the non-control shareholders.

        After discussion, the Special Committee agreed to propose that the McGinley family maintain only one director on our board of directors and that the remaining Class B directors resign, although the Special Committee anticipated asking the current management directors, i.e. Messrs. Jensen and Duda, to continue to serve on our board. After further discussion on price, the Special Committee directed its advisors to offer the Trusts a 100% premium to the volume weighted average closing price of the Class A common stock for the 30 trading days immediately preceding the signing and public announcement of an agreement, payable in cash or stock and contingent on there being less than 100,000 shares of Class B common stock outstanding after the tender offer.

        After the Special Committee meeting on August 13, 2002, the Special Committee's advisors communicated the Special Committee's offer to the Trusts' special counsel. The Trusts responded with a counter-proposal for a cash transaction on the same terms as the Special Committee's offer, but using a 60 trading day period instead of a 30 trading day period. In addition, the Trusts suggested that it did not have the power, as a matter of law, to implement the proposed resignation of the Class B directors.

        On August 14, 2002, the Special Committee met again with its advisors to review the Trusts' counter-proposal. At this meeting, TM Capital advised the Special Committee that the Trusts' request to use a 60 day average would produce a higher price than the 30 day average and recommended that the Trusts' counter-proposal be rejected. TM Capital also informed the Special Committee that the 30 day volume weighted average closing price was $9.90, which put the purchase price at $19.80 based on the Special Committee's latest offer. TM Capital reported that it believed a $20 stock price was the minimum number that the Trusts would accept and that going back to the Trusts with a $20 price might help bring the negotiations to a conclusion. TM Capital also informed the Special Committee that, with the approval of Mr. Batts, Mr. Robertson of TM Capital had conveyed a $20 per share offer to the Trusts' financial advisor subject to the Special Committee's approval and was waiting to hear back from the Trusts. TM Capital noted that the $20 per share price represented a 102% premium and 3.16% dilution, based on the 30 day volume weighted average closing price of $9.90 per share, which was still below the 3.27% average dilution from the Seven Precedent Transactions previously reviewed with the Special Committee. TM Capital also noted that the $20 per share price represented a 146% premium and 4.52% dilution, based on the August 14, 2002 closing price of $8.14 per share. TM Capital informed the Special Committee that it was prepared to render an opinion that the $20 per share price was fair to the Class A stockholders from a financial point of view. Mr. Wright indicated that he favored a transaction on the terms outlined by TM Capital and previously recommended by Mr. Batts.

        During August 14 and 15, 2002, the Trusts and the Special Committee, through their respective legal counsel, negotiated a non-binding term sheet containing the principal terms of a proposed transaction. On August 15, 2002, the parties executed a non-binding term sheet setting forth the terms that had been negotiated up to that point, including the agreement that Methode would commence a tender offer to the holders of all of the Class B common stock at $20 per share, subject to the conditions that sufficient shares are tendered such that less than 100,000 shares would remain outstanding after consummation of the tender offer, that no material adverse change had occurred in Methode's business, a customary no injunction condition, that Methode receive an IRS ruling that the agreement will have no adverse tax consequences to Methode or its stockholders and the resignations of certain Class B directors, the Trusts' agreement to sell their Class B common stock pursuant to the tender offer and to use a portion of the proceeds to repay the outstanding balance of the $6 million Horizon loan and to use their "best efforts" to cause the resignation or removal of certain Class B directors. Over the next three days, the Trusts and the attorney for the Special Committee negotiated the terms of a definitive agreement.

        On August 18, 2002, the Special Committee met with its advisors. Prior to the meeting, the Special Committee members were given the current draft of the purchase agreement being negotiated between the Special Committee's counsel and the Trusts' counsel and a summary prepared by the Special Committee's counsel, as well as presentation materials prepared by TM Capital. These materials included forecasts relating to the business, earnings, cash flow, assets and prospects of Methode, which were furnished to TM Capital by Methode. Copies of these materials are filed as exhibits to our Schedule 13E-3 which was filed with the Commission on May 1, 2003 and are available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        At the Special Committee's request, its counsel reviewed the principal terms of the agreement. The agreement was consistent with the terms of the non-binding term sheet the Special Committee had previously discussed, except that the provision regarding the resignation of certain Class B directors was not agreed upon.

        Following the review of the terms of the draft purchase agreement, TM Capital reviewed with the Special Committee its presentation materials, which included its updated financial analysis and a draft opinion letter provided to the Special Committee prior to the meeting. TM Capital informed the Special Committee that a $20 per share purchase price for the Class B common stock represented a 102% premium and approximately 3.16% dilution to non-control stockholders, based on the 30 day volume weighted average closing price of Class A common stock as of August 14, 2002 of $9.90 per share. TM Capital also indicated that a $20 per share purchase price represented a 146% premium and approximately 4.52% dilution to non-control stockholders, based on the closing price for the Class A common stock on August 14, 2002 of $8.14 per share. TM Capital noted that a 3.16% dilution, based on the 30 day volume weighted average closing price, was below the 3.27% average dilution to non-control stockholders in the Seven Precedent Transactions. TM Capital also noted that the 4.52% dilution based upon the August 14, 2002 closing price in the proposed transaction with the Trusts was lower than the two highest dilutions of the Seven Precedent Transactions (5.67% in the Continental transaction and 4.91% in the Fedders transaction) and higher than the other precedent transactions. After the TM Capital presentation, Mr. Batts stated that, in his view, this was the best deal available for the Class A common stockholders to achieve long term value, and Mr. Wright concurred. TM Capital advised the Special Committee that it was prepared to opine that the repurchase was fair to the Class A common stockholders from a financial point of view.

        On August 19, 2002, the Special Committee met again with its financial and legal advisors. Prior to the meeting, the Special Committee members were provided the latest version of the agreement and proposed resolutions. The Special Committee's counsel reported on the resolution of the remaining open issue as to the board composition following the consummation of the tender offer. Under the agreement, the Trusts were obligated to assist in the removal of James McGinley and Roy Van Cleave as Class B directors. The Special Committee's counsel also reviewed other changes to the agreement from the previous draft reviewed by the Special Committee, including that all parties would be obligated to use their reasonable best efforts to remove any injunction to the transaction that may be issued.

        TM Capital then advised the Special Committee that, as of August 19, 2002, the proposed transaction was fair to the Class A common stockholders from a financial point of view. TM Capital also issued a written fairness opinion dated August 19, 2002, opining as to the fairness of the proposed transaction from a financial point of view to the Class A common stockholders. A copy of the opinion is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov. The Special Committee's counsel then reviewed the resolutions that had been distributed to the Special Committee members. Thereafter, on a motion from Mr. Batts, seconded by Mr. Wright, the Special Committee approved and adopted the resolutions approving the agreement on the terms provided in the draft previously distributed to the Special Committee.

        Methode, the Trusts and the McGinley family members entered into the agreement on the terms approved by the Special Committee as of August 19, 2002. A copy of the agreement is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov. For a description of the terms of the agreement, as amended on December 26, 2002, see "Interests of Certain Persons—The Planned Tender Offer by Methode."

        On September 13, 2002, a holder of 100 shares of Class A common stock filed a class action against Methode and certain of our directors on behalf of all holders of our Class A common stock and derivatively on behalf of Methode in the Court of Chancery of the State of Delaware. Plaintiff alleged in the complaint that our directors breached their fiduciary duties of disclosure, care and loyalty by approving the agreement between Methode and the Trusts and the McGinley family members pursuant to which Methode agreed, among other things, to make a tender offer for the repurchase of all of our Class B common stock at a price of $20 per share. Plaintiff further alleged in the complaint that our board approved the tender offer for the repurchase of our Class B common stock, caused Methode to enter into certain employment agreements with our chairman of the board and certain of its officers and failed to disclose and misrepresented certain information in connection with our 2002 proxy statement, as part of a scheme to entrench the incumbent board and management. Additionally, plaintiff alleged in the complaint that our directors, by approving the repurchase of the Class B common stock, diverted a corporate opportunity to receive a control premium away from Methode and the Class A common stockholders. Plaintiff sought, among other things, to enjoin the repurchase of the Class B common stock, as well as other equitable relief. Following the filing of the action, the court scheduled a four day trial in the action that was to commence on January 6, 2003.

        On December 26, 2002, the Special Committee held a meeting with its legal advisors and Donald Duda, President of Methode. Prior to the meeting and at the request of the Special Committee, a draft amendment to the original agreement signed August 19, 2002 was prepared by counsel for the Special Committee and circulated to the Special Committee. The amendment proposed by the Special Committee provided that Methode would agree to call a special meeting of its eligible Class A common stockholders as soon as reasonably practicable for the purpose of obtaining their approval of the planned Methode tender offer by the affirmative vote of the holders of shares having a majority of the shares of Class A common stock present or represented by proxy at the special meeting (excluding shares of Class A common stock held by the Trusts and the McGinley family members). The Special Committee decided to require this vote in response to the claims made in the shareholder class action litigation. The proposed amendment also provided that if Methode failed to call a special meeting to approve the planned Methode tender offer or the Special Committee withdrew its recommendation in favor of the planned Methode tender offer, that Methode would be required to pay to the Trusts and the McGinley family members a termination fee of $150,000. The amendment to the agreement also extended the date by which the transactions contemplated by the agreement were required to be consummated from March 31, 2003 to May 31, 2003. After discussion among the Special Committee members and their counsel, the Special Committee approved the proposed amendment to the original agreement.

        The amendment to the original agreement was executed by Methode, the Trusts and the McGinley family members on December 26, 2002. A copy of the amendment is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov. In light of the amendment, plaintiff and his counsel in the action agreed to postpone the scheduled trial until after the date of the special meeting.

        On February 14, 2003, the members of the Special Committee met with their legal and financial advisors. After updating the members of the Special Committee with respect to the proposed transaction to tender for the Class B common stock of Methode, Morris, Nichols advised the Special Committee that the question for the Special Committee was whether it continued to believe that the transaction was in the best interests of Methode and its Class A common stockholders and was fair to the Class A common stockholders from a financial point of view and whether the Special Committee should recommend to the Class A common stockholders that they approve the planned Methode tender offer at the special meeting.

        Thereafter, TM Capital made a presentation to the Special Committee. TM Capital advised the Special Committee that prior to the meeting TM Capital had reviewed all public releases by Methode since August 2002 and had spoken with Methode's Vice President, Corporate Finance regarding its financial results and prospects. In addition, TM Capital indicated that the closing price for the Class A common stock on the day prior to the meeting was $8.60 per share as compared to $8.14 on August 14, 2002 and that the volume weighted average price per share of Class A common stock for the 30 trading days ended February 13, 2003 was $9.74 per share as compared to $9.90 per share as of August 14, 2002. TM Capital noted that since its August 18, 2002 opinion, E-Z-EM, Inc. had effected a reclassification transaction whereby its two classes of stock were converted into a single class of stock on a one for one basis with no premium paid to the control shareholders. TM Capital was not aware of any other transaction involving a reclassification of a dual class stock that had occurred since August 18, 2002. Therefore, TM Capital continued to look to the Seven Precedent Transactions discussed with the Special Committee in August 2002 in analyzing the fairness of the planned Methode tender offer to the Class A common stockholders. TM Capital indicated that, in its opinion, the dilution analysis is the best indication of the direct cost to the Class A common stockholders to eliminate control of the board of directors by the Class B common stock. TM Capital also reminded the Special Committee that the average dilution of the Seven Precedent Transactions was 3.27%. Based on the volume weighted average price per share of Class A common stock for the 30 trading days ended February 13, 2003 of $9.74 per share, the dilution was 3.26%, as compared to 3.16% on August 19, 2002. Based upon the closing price on February 13, 2003 of the Class A common stock of $8.60, the dilution was 4.11% as compared to 4.52% on August 19, 2002. TM Capital informed the Special Committee that, while the 4.11% was above the average dilution of the Seven Precedent Transactions, it was less than the two highest precedent transactions. TM Capital also advised the Special Committee that it believed that the amount of dilution was within an acceptable range. Based upon this analysis, TM Capital reconfirmed its opinion that the proposed transaction was fair to the Class A common stockholders from a financial point of view. TM Capital indicated to the Special Committee that it would provide an updated written fairness opinion dated as of February 14, 2003. A copy of the opinion is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        Mr. Batts stated that he continued to believe that the approximately $10.7 million premium was a fair price to pay to eliminate the control exercised by the Class B common stockholders. Thereafter, the Special Committee unanimously voted to recommend the planned Methode tender offer to the Class A common stockholders.

        On March 11, 2003, our board of directors unanimously approved the planned Methode tender offer and confirmed that it believed that the offer was fair to the unaffiliated holders of our Class B common stock (i.e., holders of Class B common stock other than the Trusts, the McGinley family members and members of our board of directors holding shares of Class B common stock as to which our board made no fairness determination). At this meeting, our board of directors also approved the material terms of the settlement relating to the litigation filed on September 13, 2002.

        On March 17, 2003, the parties in the litigation related to the Class A common stock entered into a memorandum of understanding providing for the settlement of this litigation. Pursuant to the terms of the memorandum of understanding, Methode agreed, among other things, that: (i) it would only proceed with the planned Methode tender offer if it is approved by the affirmative vote of the holders of shares having a majority of the shares of Class A common stock present or represented by proxy at the special meeting (excluding shares held by the Trusts and the McGinley family members); (ii) it would make certain revisions to the disclosures in the proxy statement in connection with the special meeting to approve the making of the planned Methode tender offer as requested by the plaintiff; and (iii) it would declare a special dividend of $0.04 per share of Class A common stock within 60 days following consummation of the planned Methode tender offer. If the offer was not consummated, this special dividend would not be declared or paid. The memorandum of understanding also provided for the dismissal of the action with prejudice and release of all related claims against Methode and the director defendants. The settlement as provided for in the memorandum of understanding is contingent upon, among other things, approval by the court. Please read "Special Factors—Litigation Relating to the Merger" for more details regarding the litigation and the settlement.

        On May 16, 2003, according to Dura, Dura's Chief Executive Officer and Chief Financial Officer met with a third party to gather information regarding Methode and instructed such third party to attempt to arrange a meeting with the Trusts. According to Dura, a meeting was tentatively scheduled for June 11, 2003, but was subsequently cancelled.

        James W. McGinley has advised Methode that he was contacted by a third party to meet with an automotive supplier. Mr. McGinley has advised Methode that he declined any such attempted meeting, citing the agreement with Methode dated August 19, 2002, and amended December 26, 2002.

        On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting for eligible Class A common stockholders to vote on the making of the planned tender offer by Methode pursuant to the agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts and the McGinley family members and the March 17, 2003 memorandum of understanding. The proxy statement disclosed that, as provided under the agreement, either Methode or the Trusts could terminate the agreement at any time since the planned tender offer had not been completed on or prior to May 31, 2003. The proxy statement also disclosed that if either party exercised this right to terminate the agreement prior to the commencement of the offer, the offer would not be made by Methode.

        On July 1, 2003, a Stipulation and Agreement of Compromise Settlement and Release (the "Original Settlement Agreement") including the terms described in the March 17, 2003 memorandum of understanding was executed by the parties. Counsel for the parties conferred on certain revisions to be made to the disclosures in our preliminary proxy statement filed with the Commission in connection with the special meeting for our Class A common stockholders to approve the making of the planned Methode tender offer, and agreed to certain additional information, which was disclosed in the definitive proxy statement filed with the Commission on June 10, 2003 and mailed to our stockholders on June 12, 2003. The defendants acknowledged that the corporate governance changes outlined in the preliminary proxy statement were, in part, the result of the concerns raised by plaintiff in the action.

        On July 2, 2003, Dura's Chief Executive Officer contacted Donald W. Duda, Methode's President, and informed him of Dura's intention to launch a tender offer for the Class B common stock. Methode engaged Wachtell, Lipton, Rosen & Katz as counsel.

        On July 3, 2003, Dura issued a press release announcing that Dura planned to commence a tender offer for all of the outstanding shares of our Class B common stock at a price of $23.00 per share in cash. Dura announced that the tender offer would be subject to customary conditions, including a majority of our shares of Class B common stock on a fully diluted basis being tendered and our holders of the Class B common stock continuing to have the right to elect directors representing up to approximately 75 percent of our board of directors.

        Shortly thereafter, Methode issued a brief press release announcing that our board of directors would meet to evaluate and respond to Dura's tender offer for our outstanding Class B common stock and urging our Class B common stockholders to defer making a determination whether to accept or reject any possible offer by Dura until our board met and issued its recommendation. In addition, Warren Batts, Chairman of Methode's Special Committee and a director elected by our holders of Class A common stock said, "I do not believe that the planned tender offer by Dura is in the best interests of Methode's Class A stockholders."

        On July 8, 2003, a wholly-owned subsidiary of Dura commenced the offer. In connection therewith, Dura delivered a letter to our board of directors requesting that they take all actions necessary to facilitate Dura's offer, including taking any action necessary to render Section 203 of the Delaware General Corporation Law inapplicable.

        On or about July 9, 2003, Methode contacted the law firm of Potter Anderson & Corroon, which had represented the Class B directors in connection with the litigation filed September 13, 2002, to represent all of the Class B directors in their capacity as the Class B directors in connection with Dura's offer.

        On July 9, 2003, Morris, Nichols, counsel to the Special Committee, received a telephone call from Roy M. Van Cleave on behalf of the McGinley family in which Mr. Van Cleave said that the McGinley family would be interested in engaging in discussions with the Special Committee on further amendments to the agreement entered into on August 19, 2002, and amended December 26, 2002, in light of the Dura offer.

        On July 10, 2003, our board of directors, acting by unanimous written consent, adopted a by-law amendment empowering our board of directors to adjourn any meeting of stockholders. Our board of directors further resolved, in light of the Dura offer, to adjourn, until July 24, 2003, the special meeting of stockholders that had been scheduled for July 10, 2003 to vote on Methode's planned tender offer for the Class B common stock pursuant to the agreement dated August 19, 2002, and amended December 26, 2002. In accordance with the resolutions, our board of directors adjourned the special meeting of stockholders without transacting any business.

        Also on July 10, 2003, the Special Committee met to consider the Dura offer and the status of Methode's agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts and the McGinley family members. The Special Committee resolved to contact the McGinley family. Later on July 10, 2003, Mr. Batts contacted James McGinley and agreed to meet that day to discuss the Dura offer and the pending Methode transactions. James McGinley, Roy Van Cleave, Warren Batts and attorneys from Wachtell, Lipton, Rosen and Katz, special counsel to Methode, met to discuss the Dura offer and possible amendments to the agreement.

        Discussions between the Special Committee and the McGinley family continued for the next several days. On Sunday, July 13, 2003, the Special Committee sent the McGinley family a draft agreement embodying the preliminary understanding subject to the resolution of the outstanding issues.

        On Monday, July 14, 2003, the Trusts informed Methode that they were terminating the agreement dated August 19, 2002, and amended December 26, 2002, with respect to tendering their shares into the planned tender offer by Methode.

        Also on Monday, July 14, 2003, our board of directors met to discuss the impact of the Dura offer on Methode. At that meeting, Donald W. Duda informed our board of directors that some of Methode's most important customers had called to express their reservations concerning the Dura offer. Mr. Duda also informed our board of directors that many stockholders had called to express their concern regarding the Dura offer. Mr. Duda also presented an overview of Methode's and Dura's respective positions in the automotive supply-chain and informed our board of directors that in management's view there was no strategic benefit, and was a significant risk of harm, to Methode from a Methode combination with Dura. In addition, special counsel to Methode reviewed the terms of the Dura offer and the request by Dura that Methode waive the requirements of Section 203 of Delaware General Corporation Law. Our board of directors resolved to hire an investment banker to assist them in reviewing the Dura offer.

        On Tuesday, July 15, 2003, Methode engaged Lazard Frères & Co. LLC ("Lazard") as its investment banker pursuant to our board of directors' mandate in order to provide our board with advice in connection with Dura's offer.

        On Thursday, July 17, 2003, James McGinley and Robert McGinley met with senior executives of Dura to discuss the Dura offer.

        According to James McGinley, Dura attempted to contact James McGinley via telephone on July 18, 2003, July 19, 2003 and July 20, 2003.

        On the morning of Friday, July 18, 2003, advisors for the McGinley family, Methode and the Special Committee finalized the terms of an agreement pursuant to which the McGinley family and the Trusts would sell 750,000 of their shares of Class B common stock to Methode for $22.75 per share, agree to certain restrictions with respect to the remainder of their shares of Class B common stock, including restrictions on transfers, voting and solicitation, and further agree to vote their remaining shares of Class B common stock in favor of a merger in which all holders of shares of Class B common stock would be cashed out at $23.55 per share and the shares of Class A common stock would be converted into shares of a single class of new common stock. Under this agreement, the holders of the Class B common stock would receive, in the aggregate, $23 per share for their shares, the public Class B common stockholders would receive $23.55 per share, and the McGinley family and Trusts would receive approximately $22.90 per share of Class B common stock in aggregate.

        On the afternoon on Friday, July 18, 2003, the Special Committee met with its counsel, Morris, Nichols, and its financial advisor, TM Capital, and resolved to recommend that our board of directors not approve the Dura offer for purposes of Section 203 of Delaware General Corporation Law. TM Capital provided an oral opinion to the Special Committee that the consideration to be paid pursuant to the proposed agreement with the Trusts and the McGinley family members was fair to the holders of the Class A common stock from a financial point of view. The Special Committee adopted a resolution recommending that our board approve the proposed agreement with the Trusts and the McGinley family members.

        A meeting of our board was convened that afternoon, attended by all members of our board of directors other than Roy Van Cleave. Also in attendance were representatives of Lazard; Lord, Bissell & Brook, counsel to Methode; Wachtell, Lipton, Rosen & Katz, special counsel to Methode; Morris, Nichols, counsel to the Special Committee; and Potter Andersen & Corroon, counsel to the directors elected by the holders of the Class B common stock. At the board meeting, our board discussed the impact of the Dura offer with its financial and legal advisors. Lazard provided oral advice to our board but did not provide an opinion regarding the proposed agreement. James McGinley informed our board of the meeting that he and Robert McGinley had with Dura on July 17, 2003. Our board unanimously resolved not to approve the Dura offer for purposes of Section 203 of Delaware General Corporation Law. James McGinley informed our board of directors that certain fiduciaries for the Trusts wished to review the final agreement before proceeding to execute it. Accordingly, in light of the pending agreement, our board of directors did not reach any conclusion on a recommendation to the Class B common stockholders regarding the Dura offer and adjourned the meeting until Sunday, July 20, 2003.

        Our board reconvened on Sunday evening, July 20, 2003, with all directors present, and approved the agreement with the Trusts on the terms described above (the "McGinley Agreement").

        On July 21, 2003, Methode paid the Trusts $17,062,500 in cash for 750,000 shares of Class B common stock, which were retired and returned to the status of authorized but unissued shares.

        On July 23, 2003, Methode cancelled its special meeting of stockholders to vote on Methode's planned tender offer, which had been scheduled to reconvene on July 24, 2003.

        Also on July 23, 2003, TM Capital issued to the Special Committee its written opinion that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view. A copy of the opinion is filed as Annex C to this proxy statement.

        On July 29, 2003, at James McGinley's request, Dura's Chief Executive Officer and Chief Financial Officer met, at Dura's headquarters in Michigan, with James McGinley (who is Chief Executive Officer of Stratos Lightwave, Inc. ("Stratos")), Manish C. Shah (one of the special fiduciaries of and a financial advisor to the Trusts and an employee of Stratos) and two other persons to discuss the possibility of establishing a strategic relationship between Stratos and Dura. However, Dura reported that during the course of the meeting, the parties discussed the Dura offer and the circumstances surrounding the execution of the McGinley Agreement. James McGinley has advised Methode that, despite efforts by the Stratos executives to limit the discussions to Stratos-Dura strategic business opportunities, the Dura executives expressed disappointment with the McGinley Agreement.

        Also on July 29, 2003, the parties to the litigation related to the Class A common stock entered into a stipulation and agreement of compromise, settlement and release (the "Settlement Agreement") providing for the settlement of this litigation. Pursuant to the terms of the Settlement Agreement, the defendants agreed, among other things, that: (i) the amended agreement with the Trusts and the McGinley family members requiring the approval of the Class A common stockholders prior to making the planned tender offer by Methode was the result of this litigation and was a benefit to the Class A common stockholders and to Methode and its directors in responding to Dura's offer and with respect to the decision to enter into the McGinley Agreement, (ii) Methode, acting through its board of directors, would declare and pay a special dividend of $0.04 per share of Class A common stock within 60 days following the acquisition of the balance of the shares of Class B common stock by merger or purchase, (iii) the effect of the McGinley family stock sale and merger pursuant to the McGinley Agreement will be to accomplish the corporate governance changes agreed to as part of the Original Settlement Agreement, and (iv) counsel for the defendants will confer with counsel for plaintiffs regarding the disclosures in the proxy statement for the merger. The Settlement Agreement also provides for the dismissal of this litigation with prejudice and release of all related claims against Methode and the director defendants. The settlement as provided for in the Settlement Agreement is contingent upon, among other things, approval by the court.

        On July 31, 2003, Dura sent another letter to our board describing certain amendments it intended to make to its tender offer, namely increasing its proposed tender offer price to $50.00 per share of Class B common stock, waiving the condition to its offer regarding the inapplicability of Section 203 of the Delaware General Corporation Law, funding a dividend of $0.35 per share of Class A common stock and supporting an additional dividend of $0.26 per share of Class A common stock to be paid with Methode's funds, and agreeing to enter into a three-year corporate governance agreement with Methode.

        On August 6, 2003, the Special Committee met with its financial and legal advisors and discussed Dura's revised offer. TM Capital presented to the Special Committee its analysis of the premium offered to Class A common stockholders with regards to Dura's revised offer. A copy of the presentation is filed as an exhibit to Amendment No. 6 to our Schedule 13E-3, which was filed with the Commission on October 16, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        On August 13, 2003, the Special Committee met with its financial and legal advisors, considered Dura's revised offer and determined that Dura's revised offer was not fair to or in the best interests of our stockholders. TM Capital provided an oral opinion to the Special Committee that the terms of Dura's revised offer were inadequate, from a financial point of view, to the Class A common stockholders.

        Later on August 13, 2003, our full board of directors met with its financial and legal advisors and considered Dura's revised offer. Our board's investment banker, Lazard, presented its financial analyses to our board of directors. These analyses were based on financial forecasts for Methode, which were furnished to Lazard by Methode. A copy of the presentation is filed as an exhibit to our Amendment No. 6 to our Schedule 13E-3, which was filed with the Commission on October 16, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        At this meeting, James McGinley and Robert McGinley reiterated to our board that the Trusts and the McGinley family members intended to fully comply with their agreement with Methode. Donald Duda provided an updated report on the impact of Dura's revised offer on Methode's customers, shareholders and employees. Our board (with James McGinley, Robert McGinley and Roy Van Cleave abstaining on the advice of counsel that there was a potential conflict of interest), based on the determination of the Special Committee and for the reasons set forth below under the section entitled "Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders—Reasons for our Board of Directors' Approval of the Merger Agreement and the Merger," determined that Dura's revised offer was not a "Superior Proposal" as defined in the McGinley Agreement. Our board further resolved (with the same abstentions) to recommend that the holders of shares of the Class B common stock not tender their shares of Class B common stock into Dura's revised offer.

        On Wednesday, August 20, 2003, TM Capital issued to the Special Committee its written opinion that the terms of Dura's revised offer were inadequate, from a financial point of view, to the Class A common stockholders. A copy of the opinion is filed as Annex D to this proxy statement.

        On Thursday, August 28, 2003, an advisor to Dura contacted a representative of Lazard to suggest that because only a portion of Methode's technology and business were of prime interest to Dura, Dura would be willing to craft an alliance around selected business lines that they believed constituted approximately 10% of Methode's revenue base. The Dura advisor proposed a meeting between the companies to discuss such a joint venture with all rights reserved.

        On Saturday, August 30, 2003, the Dura representative sent Lazard a confirmatory facsimile including a summary description of a potential Dura-Methode alliance. As proposed, the alliance would be limited to electro-mechanical assemblies for seat adjusters and sensors, window regulators, pedal and pedal systems, parking brake systems, and transmission and transaxle shifters and shifter systems. Under the Dura proposal, Dura and Methode would each contribute its present business in these areas and would be jointly responsible for development, marketing, sales, and some manufacturing.

        On Tuesday September 2, 2003, prior to Dura's announcement that it was extending its tender offer until September 16, the Lazard representative informed the Dura advisor that Methode would not be willing to engage in discussions regarding a potential joint venture while Dura's tender offer for the shares of Class B common stock was pending.

        On September 9, 2003, a holder of shares of our Class B common stock filed a purported class action complaint on behalf of certain present and former holders of our Class B common stock in the Court of Chancery of the State of Delaware naming Methode, its directors and certain of its officers as defendants and alleging that the individual defendants breached their fiduciary duties with respect to the McGinley Agreement. The complaint sought, among other things, the entry of an order terminating and/or declaring void the McGinley Agreement and awarding unspecified damages and attorneys' fees and costs.

        On September 17, 2003, Dura extended its offer to purchase the Class B common stock until October 16, 2003.

        On October 1, 2003, the plaintiff in the action related to the Class B common stock filed an amended purported class action complaint. Among other things, the amended complaint added a request for injunctive relief to preliminarily and permanently enjoin Methode from consummating the proposed merger or soliciting proxies related to the proposed merger.

        On October 16, 2003, all of the defendants in the action related to the Class B common stock filed a motion to dismiss the action.

        Also on October 16, 2003, Dura extended its offer to purchase the Class B common stock until November 14, 2003.

        Also on October 16, 2003, James W. McGinley and Robert R. McGinley resigned from our board of directors effective immediately.

        On October 20, 2003, the court denied plaintiff's motion for expedited proceedings in the action related to the Class B common stock and refused to schedule a hearing on plaintiff's motion for a preliminary injunction.

Recommendation of the Special Committee to our Class A Common Stockholders

        On July 18, 2003, the Special Committee recommended that our board of directors approve the McGinley Agreement. On November    , 2003, the Special Committee recommended that our board of directors approve the Merger Agreement and the merger, and determined that the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders (other than the Trusts and the McGinley family members, as to which the Special Committee made no fairness determination). The Special Committee did not make separate determinations regarding whether the Merger Agreement and the merger are fair to and in the best interests of either Class A common stockholders who are affiliated with Methode or Class A common stockholders who are not affiliated with Methode. The Special Committee recommends that Class A common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Recommendation of our Board of Directors to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders

        On July 20, 2003, our board of directors approved the McGinley Agreement and determined that the McGinley Agreement is fair to our stockholders. On November    , 2003, our board of directors:

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  determined that the Merger Agreement and the merger are in the best interests of Methode and are fair to and in the best interests of our unaffiliated Class A common stockholders;

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  separately determined that the Merger Agreement and the merger are fair to our unaffiliated Class B common stockholders;

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  approved and declared the advisability of the Merger Agreement and the merger; and

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  directed that the Merger Agreement and the merger be submitted to a vote at a meeting of our stockholders and recommended that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote for adoption of the Merger Agreement and approval of the merger.

        Our board of directors recommends that our unaffiliated Class A common stockholders and our unaffiliated Class B common stockholders vote "FOR" adoption of the Merger Agreement and approval of the merger.

Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Class A Common Stockholders

Reasons for the Special Committee's Recommendation that our Board of Directors Approve the McGinley Agreement

        As described above under the section entitled "Background of the Merger," on July 18, 2003, the Special Committee recommended that our board approve the McGinley Agreement, which was subsequently approved by our board on July 20, 2003. The Merger Agreement and the merger were contemplated by the McGinley Agreement and were considered by the Special Committee in making the following determinations. In reaching its decision to recommend that our board of directors approve the McGinley Agreement, the Special Committee consulted with its independent legal advisors, Morris, Nichols, and its independent financial advisors, TM Capital, and considered the following material factors:

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  TM Capital Opinion.    TM Capital's July 18, 2003 oral fairness opinion, confirmed in a written opinion on July 23, 2003, that, based upon and subject to the factors and assumptions set forth in the written opinion, the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view. A copy of the written fairness opinion is included as Annex C to this proxy statement.

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  The Special Committee's Belief that the McGinley Agreement, the Merger Agreement and Merger are Fair to and in the Best Interests of our Class A Common Stockholders.    The Special Committee believes that the McGinley Agreement, the Merger Agreement and the merger will eliminate the McGinley family's control block of our Class B common stock at a cost that is fair to our Class A common stockholders and that such transactions are in the best interests of our Class A common stockholders because of:

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  The Size of the Premium to be Paid to our Class B Common Stockholders.    The merger will complete the transactions contemplated by the McGinley Agreement pursuant to which the holders of the Class B common stock will receive an average of $23 per share of Class B common stock, which represents a premium of approximately 162% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on August 20, 2002 of the original agreement between Methode and the Trusts to acquire the Class B common stock, a premium of approximately 17% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer to acquire the Class B shares at $23 per share, and a premium of approximately 113% over the average closing price for the shares of Class A common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer;

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    The Shift in Control of our Board to our Class A Common Stockholders and Other Beneficial Effects on the Interests of our Class A Common Stockholders.    The Special Committee believes that eliminating the control of our board by the Class B common stock, which will shift such control to the Class A common stockholders and have the other beneficial effects on the equity interests of the Class A common stockholders listed below under the headings "—Reduction in McGinley Family's Voting Influence," "—Elimination of Dual Class Structure" and "—Shift in Availability of Future Control Premium," for an aggregate premium in the range described above, which, in all events, represents less than 7% of the total current market capitalization of the Class A common stock, is a fair transaction for the Class A common stockholders;

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  Reduction in McGinley Family's Voting Influence.    The merger will eliminate the McGinley family's control of our board. Additionally, pursuant to the merger, the Class A common stock held by the Trusts and the McGinley family will be converted into shares of new Methode common stock and the Trusts' and the McGinley family's voting power with respect to all other matters submitted to a stockholder vote will be reduced from approximately 21% to less than 1%. As a result of their reduced voting power, the Trusts and the McGinley family will no longer have significant influence over the outcome of matters submitted to a vote of our stockholders;

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  Elimination of Dual Class Structure.    After the merger, Methode will have a simplified capital structure with only one class of common stock; as a result, all stockholders will have voting interests commensurate with their economic investment in Methode;

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  Shift in Availability of Future Control Premium.    After the merger, in the event of a change in control of Methode, the holders of our common stock will receive the full control premium and will share in such control premium in accordance with their economic investment in Methode;

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  Comparisons to the Original Unsolicited Tender Offer by Dura.    At the time the Special Committee recommended that our board of directors approve the McGinley Agreement, which obligated Methode to enter into the Merger Agreement, the Special Committee was aware of the original Dura offer to acquire the shares of Class B common stock at a price of $23 per share, and the other provisions of the original Dura offer. The Special Committee's reasons for its belief that the McGinley Agreement and the merger provided for transactions that are, for the Class A common stockholders, superior to Dura's original offer include the following material factors:

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  The Original Dura Offer was Not in the Interests of our Class A Common Stockholders.    The Special Committee's belief that the original Dura offer was not in the interests of our Class A common stockholders because it: (A) would have resulted in a change in control of Methode without providing the Class A common stockholders any consideration for, or any voice in, the change of control; (B) would have transferred control of Methode to an industry player with its own agenda and an approximately 3% equity investment in Methode; and (C) would have provided inadequate protections against the likelihood that the Class A common stockholders would not be able to realize the maximum control premium for their interests in Methode;

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  The Impact of the Dura Offer on Methode's Business.    The Special Committee's belief that Dura's offer would not have resulted in a successful strategic alliance between the two companies or have been beneficial to Methode's business. Methode believes that it has been successful in marketing its products to the automotive industry as an independent supplier.

      It believes that some of its customers are competitors to Dura and that any relationship with Dura would jeopardize those customer relationships. Moreover, Methode believes that diverting Methode's staff to collaborative projects with Dura would result primarily in the enhancement of Dura's products at the expense of Methode's development projects; and

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    Stockholder Complaints About the Original Dura Offer.    Disapproval of the original Dura offer by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer.

Reasons for the Special Committee's Recommendation that our Board of Directors Approve the Merger Agreement and the Merger

        On August 5, 2003, Dura increased its offer. On November    , 2003, the Special Committee approved the Merger Agreement and made its fairness determination with respect to the Class A common stockholders.

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  At the time the Special Committee recommended that our board of directors approve the Merger Agreement, the Committee was aware of Dura's revised offer to acquire the reduced number of shares of the Class B common stock that were then outstanding at a price of $50 per share and the other provisions of Dura's revised offer. The Special Committee was also, of course, aware of the terms of the McGinley Agreement. The Special Committee's reasons for its belief that the McGinley Agreement and the merger provide for transactions that are, for the Class A common stockholders, superior to Dura's revised offer include the reasons listed above and the following material factors:

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  The Revised Dura Offer is Not in the Interests of our Class A Common Stockholders.    The Special Committee's belief that Dura's revised offer is not in the interests of our Class A common stockholders because it: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration for (other than a limited one-time dividend), or any voice in, the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than a 1% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode;

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  The Control Premium Offered by Dura in the Revised Offer is Insufficient.    The Special Committee's belief, based on the oral advice of TM Capital, that the aggregate amount that Dura is offering to pay for control of Methode (approximately $16.9 million to the holders of the Class B common stock and a one-time dividend of approximately $12 million in the aggregate to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

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  The Impact of the Dura Offer on Methode's Business.    The Special Committee's belief that Dura's offer would not have resulted in a successful strategic alliance between the two companies or have been beneficial to Methode's business. Methode believes that it has been successful in marketing its products to the automotive industry as an independent supplier. It believes that some of its customers are competitors to Dura and that any relationship with Dura would jeopardize those customer relationships. Moreover, Methode believes that diverting Methode's staff to collaborative projects with Dura would result primarily in the enhancement of Dura's products at the expense of Methode's development projects; and

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  Stockholder Complaints About the Original Dura Offer.    Disapproval of Dura's by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer. The Special Committee has been advised by management of the many calls that had been made to Methode by stockholders expressing their strong disapproval of Dura's offer.

Countervailing Consideration

        In reaching its recommendation that Methode's Class A common stockholders vote in favor of the Merger Agreement and the merger, the Special Committee also took into account that Dura was offering a one-time dividend (partially paid for with Methode funds) and the cash used to finance the transactions contemplated by the Merger Agreement would require resources that could be used for other corporate purposes, but these factors did not outweigh the factors described above that caused the Special Committee to recommend that Class A common stockholders vote in favor of the merger proposal. The Special Committee was aware that the price of the Class B common stock was higher than the price being offered in the Merger but did not consider this factor relevant to the Class A common stockholders in making the determination to recommend that the Class A common stockholders vote in favor of the Merger Agreement and the merger. The Special Committee was aware that certain of the Methode's Class A common stockholders may have purchased their shares with knowledge of the dual class structure and associated risks, but did not consider this a fact that mitigated their fiduciary duty to protect the interests of such stockholders.

Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders

Reasons for our Board of Directors' Approval of the McGinley Agreement

        As described above under the section entitled "Background of the Merger," on July 20, 2003, the board approved the McGinley Agreement. While our board had not approved the Merger Agreement and the merger at that time, the Merger Agreement and the merger were contemplated by the McGinley Agreement and were considered in making the following determinations. In reaching its decisions to approve the McGinley Agreement, our board of directors consulted with our management as well as its independent legal advisors, Wachtell, Lipton, Rosen & Katz, and carefully considered the following material factors:

Factors Relevant to Both our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders

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  Board Experience.    Our board's familiarity with the business of Methode, its financial condition as reflected on its audited financial statements, results of operations and prospects and the nature of, the prospects for, and Methode's position in, the industry in which Methode operates. Specifically, our board considered that Methode is a well capitalized, independent manufacturer and that Methode markets itself as an independent and high-quality supplier. Methode believes that in light of these factors, it is well positioned as an independent enterprise and would not be suited by an alliance with a company such as Dura. In addition, Methode believes that some of its customers are competitors to Dura and that any relationship with Dura would jeopardize those customer relationships;

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  Historical Market Prices.    The current and historical market prices and trading activity of our Class A common stock and Class B common stock. In considering these factors, Methode considered the fact that its proposed merger would provide the Class B common stockholders with a considerable premium to the historical price of their shares and that the Class A common stock price has generally reacted favorably to the announcement of Methode's plans;

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  Desire of the McGinley Family Members to Sell their Interest and History of Prior Negotiations.    The fact that, for some time, the McGinley family members have been interested in selling their shares of Class B common stock, and Methode has been negotiating to acquire these shares in a transaction that would result in Methode having a single class of common stock in which shareholders' voting interests would reflect their economic investment in Methode, and the fact that these negotiations had resulted in the prior agreement with the Trusts in which Methode would have tendered for all of the shares of Class B common stock at a price of $20 per share, but which was terminated by the Trusts after Dura's unsolicited bid to acquire the Class B common stock for $23 per share;

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  Conclusions of the Special Committee Regarding the Fairness of the McGinley Agreement and the Merger.    The belief of the Special Committee, after consultation with its independent legal advisors, Morris, Nichols, and receipt of advice and an opinion from its independent financial advisors, TM Capital, that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view, and the reasons expressed by the Special Committee for that belief (as described above);

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  Terms of the McGinley Agreement.    The terms of the McGinley Agreement, including the facts that the merger is subject to the approval of our stockholders, who (except for the shares of Class B common stock owned by the Trusts, which represent less than 5% of the vote required to effect the merger) are free to vote for or against the merger, and that, under the McGinley Agreement, Methode is permitted not to proceed with the stockholder meeting to approve the merger, and the Trusts may choose not to vote in favor of the merger, if there is a bona fide unsolicited competing proposal by a third party that (a) our board determines to be a "Superior Proposal" (as defined in the McGinley Agreement) and (b) the Special Committee determines would be fair to and in the best interests of our stockholders.

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  Comparisons to the Original Unsolicited Tender Offer by Dura.    At the time our board approved the McGinley Agreement, which obligated Methode to enter into the Merger Agreement, our board was aware of the original Dura offer to acquire the shares of Class B common stock at a price of $23 per share, and the other provisions of the original Dura offer. Our board's reasons for its belief that the McGinley Agreement and the merger provided for transactions that are superior to Dura's original offer include the following material factors:

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  Merger is Superior Transaction to Original Dura Offer.    Our board's belief that the merger is a superior transaction for Methode and our stockholders taken as a whole;

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  The Original Dura Offer was Not in the Interests of our Unaffiliated Class A Common Stockholders.    Our board's belief (shared by the Special Committee) that Dura's original offer was not in the interests of our unaffiliated Class A common stockholders because Dura's offer: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration or any voice in the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than an approximately 3% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode;

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  Control Premium Offered by Dura in the Original Offer was Insufficient.    Our board's belief, based on the oral advice of Lazard, that other buyers would likely have interest in purchasing control of Methode at a substantial premium to Dura's original offer, and on our board's own judgment that the aggregate amount that Dura was offering to pay for control of Methode (approximately $25 million to the holders of the Class B common stock and nothing to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

    •
    Impact of Dura Offer on Methode's Business.    Our board's belief that Dura's offer would not result in a successful strategic alliance between the two companies or be beneficial to Methode's business;

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    Stockholder Complaints About the Dura Offer.    Disapproval of Dura's original offer by unaffiliated Class A common stockholders who contacted Methode following the announcement of Dura's original tender offer. The board had been advised by management of the many calls that had been made to Methode by stockholders expressing their strong disapproval of Dura's offer.

Reasons for our Board of Directors' Approval of the Merger Agreement and the Merger

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  At the time our board of directors approved the Merger Agreement, our board was aware of Dura's revised offer to acquire the reduced number of shares of the Class B common stock that were then outstanding at a price of $50 per share and the other provisions of Dura's revised offer. The board was also, of course, aware of the terms of the McGinley Agreement. The board's reasons for its belief that the McGinley Agreement, the Merger Agreement and the merger provide for transactions that are superior to Dura's revised offer include the following material factors:

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  Conclusions of the Special Committee.    The determination by the Special Committee, after consultation with its independent legal advisors, Morris, Nichols, and receipt of advice and an opinion from its independent financial advisors, TM Capital, that Dura's revised offer was not fair to our Class A common stockholders, and the reasons expressed by the Special Committee for that determination;

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  Merger is Superior Transaction to Revised Dura Offer.    Our board's belief that the merger is a superior transaction for Methode and our stockholders taken as a whole;

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  The Revised Dura Offer is Not in the Interests of our Unaffiliated Class A Common Stockholders.    Our board's belief (shared by the Special Committee) that Dura's revised offer is not in the interests of our unaffiliated Class A common stockholders because it: (A) would result in a change in control of Methode without providing the Class A common stockholders any consideration for (other than a limited one-time dividend), or any voice in, the change of control; (B) would transfer control of Methode to an industry player with its own agenda and less than a 1% equity investment in Methode; and (C) would provide inadequate protections against the likelihood that the Class A common stockholders will not be able to realize the maximum control premium for their interests in Methode;

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  The Control Premium Offered by Dura in the Revised Offer is Insufficient.    Our board's belief (shared by the Special Committee), based on the oral advice of Lazard, and its own judgment, that the aggregate amount that Dura is offering to pay for control of Methode (approximately $16.9 million to the holders of the Class B common stock and a one-time dividend of approximately $12 million in the aggregate to the holders of our Class A common stock) is an inadequate amount to be paid for control of Methode;

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  The Impact of the Dura Offer on Methode's Business.    Our board's belief that the Dura offer would not result in a successful strategic alliance between the two companies or be beneficial to Methode's business; and

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  Stockholder Complaints About the Dura Offer.    Disapproval of the Dura offer by Class A common stockholders who contacted Methode following the announcement of the Dura tender offer. The board had been advised by management of the many calls that had been made to Methode by stockholders expressing their strong disapproval of Dura's offer.

Reasons for our Board of Directors' Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders

  Regarding the Recommendation to our Unaffiliated Class B Common Stockholders

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  Our Board's Belief that the McGinley Agreement, the Merger Agreement and the Merger are Fair to the Unaffiliated Holders of Class B Common Stock (other than the Trusts). Our board's determination that the McGinley Agreement, the Merger Agreement and the transactions contemplated thereby, including the merger, are fair to the unaffiliated holders of Methode's Class B common stock and the reasons expressed by our board for that determination, including the following:

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  The fact that in the merger Class B common stockholders will receive an average price of $23 per share of Class B common stock, which represents a premium of approximately 162% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on August 20, 2002 of the original agreement between Methode and the Trusts to acquire the Class B common stock, a premium of approximately 17% over the average closing price for the Class B common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer to acquire the Class B common stock at $23 per share, and a premium of approximately 113% over the average closing price for the shares of Class A common stock for the 30-day period preceding the announcement on July 3, 2003 of Dura's tender offer;

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  The fact that the Trusts, which are successors to the stockholders who had always previously been controlling stockholders of Methode, negotiated on their own behalf over an extended period (and with the assistance of their own legal and financial advisors) and ultimately accepted the consideration provided by the McGinley Agreement as a fair and appropriate price (including control premium) for their controlling interest (after holding direct discussions with Dura);

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  The fact that Dura had ample opportunity to revise its offer including at a meeting held with the McGinley family members on the day prior to the Trusts entering into the McGinley Agreement;

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  The fact that the Class B common stockholders other than the Trusts are minority Class B common stockholders, and, as such, our board believes, have no inherent right or expectation of a control premium;

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  The fact that, under the McGinley Agreement, the Merger Agreement and the merger, the minority Class B common stockholders (Class B common stockholders other than the Trusts) will receive greater consideration, $23.55 per share, than the controlling stockholders, the Trusts, which will have received approximately $22.90 per share in aggregate;

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  The fact that any public Class B common stockholder who is dissatisfied with the consideration he is to receive in the merger may avail himself of the statutory remedy of appraisal rights under Delaware law (pursuant to which a court may award such holder greater or less consideration than the $23.55 per share provided in the merger);

  Regarding the Recommendation to our Unaffiliated Class A Common Stockholders

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  Our Board's Belief that the McGinley Agreement, the Merger Agreement and the Merger are Fair to the Unaffiliated Holders of Class A Common Stock.    Our board's view that the McGinley Agreement, the Merger Agreement and the merger are fair to and provide significant benefits to

    Methode and its unaffiliated Class A common stockholders (who represent approximately 99% of its equity base), including the following:

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    The fact that, after the merger, Methode will only have one class of common stock and all stockholders will have voting interests commensurate with their economic investment in Methode;

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    The fact that, after the merger, in the event of a change in control of Methode, our stockholders would share in any control premium in accordance with their economic investment in Methode; and

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    The fact that many Class A common stockholders had contacted Methode following the announcement of the Dura tender offer to express their disapproval of the Dura offer.

Certain Countervailing Considerations

        In reaching its recommendation that Methode's stockholders vote in favor of the merger proposal, our board of directors also took into account the following countervailing considerations, but these did not outweigh the considerations described above that caused our board to recommend that stockholders vote in favor of the merger proposal.

  Regarding the Recommendation to our Unaffiliated Class B Common Stockholders

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    Possibility of Obtaining a Higher Price.    Our board noted that Dura's revised offer purports to offer a higher price per remaining share of Class B common stock than the merger, and further noted the possibility that, if the Merger Agreement and the merger are not approved by the stockholders of Methode, under certain limited circumstances, Dura's revised offer could potentially be successful; however, our board considered the possibility of Class B common stockholders actually receiving a higher price from Dura to be remote in light of the hurdles to completion of its offer, and further noted that, if the merger is not completed, and if there are less than 100,000 shares of Class B common stock outstanding, the remaining shares of Class B common stock would lose their special rights to elect directors (and therefore lose any premium value over the value of shares of Class A common stock); and

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    Appraisal Rights.    Our board noted that unaffiliated Class B common stockholders who do not vote for the Merger Agreement and the merger will thereafter be able to assert statutory appraisal rights under Delaware law; however, our board noted the risks associated with asserting appraisal rights, as the court may award greater or less consideration than the $23.55 per share provided in the merger (see "Special Factors—Appraisal Rights").

  Regarding the Recommendation to our Unaffiliated Class A Common Stockholders

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    Benefits Offered to Unaffiliated Class A Common Stockholders.    Our board noted that Dura was offering a one-time dividend (partially paid for with Methode funds) to our Class A common stockholders, and certain governance protections for a three-year period, but our board did not consider these to be adequate compensation or protection for ceding control of Methode to Dura. In making this determination, our board considered the oral advice of Lazard and its own judgment. Our board also considered that the so-called "governance protections" did not provide protection against Dura, as controlling stockholder (should Dura's revised offer succeed), blocking any future attempt by any person (other than Dura) to take over Methode and could effectively permanently deprive the holders of the Class A common stock from ever receiving a control premium for their shares. Our board also considered that the "protections" were limited in duration and that Dura could wait for the opportune time of its choosing to purchase the outstanding Class A common stock for less than fair value;

    •
    Cost to Methode of the Merger Agreement and the Merger.    Our board noted that the cash used to finance the transactions contemplated by the Merger Agreement would require resources that could be used for other corporate purposes.

Procedural Fairness

Procedural Fairness to the Unaffiliated Class A Common Stockholders

        In making its determination about the procedural fairness of the merger to the unafilliated holders of our Class A common stock, our board of directors consulted with its legal advisors and considered the fact that the holders of the Class A common stock would be able to vote on the merger and possess approximately 91.3% of the voting power. The board of directors also contrasted the procedural fairness of the merger with Dura's proposed revised offer, which would result in a change in control of Methode without providing the Class A common stockholders with any consideration or voice in the change of control.

Procedural Fairness to the Unaffiliated Class B Common Stockholders

        In making its determination about the procedural fairness of the merger to unaffiliated holders of our Class B common stock, our board of directors consulted with its legal advisors and considered the fact that the terms of the merger were negotiated by the Trusts, the largest holder of Class B common stock, with the assistance of their own legal and financial advisors.

        The merger is subject to the approval of our stockholders. The affirmative vote of the holders of shares having a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, is required to adopt the Merger Agreement and approve the merger. Each share of Class A common stock will be entitled to one-tenth of one vote per share and each share of Class B common stock will be entitled to one vote per share. We have not retained an unaffiliated representative to act solely on behalf of the holders of Class A common stock or Class B common stock for the purposes of negotiating the terms of the Merger Agreement and the merger or in connection with Dura's offer. Methode and Merger Corp. have not made any provisions to grant holders of Class A common stock or Class B common stock access to their corporate files or the ability to obtain counsel or appraisal services at their expense. For a description of available appraisal rights, see "Special Factors—Appraisal Rights." The transaction is not structured to require the approval of at least a majority of the unaffiliated stockholders or a majority of either the unaffiliated Class A common stockholders or Class B common stockholders.

        Based on the factors listed above under the sections entitled "Reasons for our Board of Directors' Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders," "Certain Countervailing Considerations" and "Procedural Fairness," our board believed it was able to reach its conclusions about fairness to the Class A common stockholders and Class B common stockholders without considering, and did not consider, any of the following factors: the net book, going concern, or liquidation value of Methode, or any prior transactions in Methode stock (other than pursuant to the McGinley Agreement). Moreover, our board was not provided with information concerning these values as it was our board's determination that none of these values were relevant to making its determination.

        The foregoing discussion of the information and factors that the Special Committee and our board of directors considered in making their decisions is not intended to be exhaustive but includes all material factors considered by the Special Committee and our board of directors, as applicable. In view of the wide variety of factors considered in connection with the evaluation of the McGinley Agreement, the Merger Agreement and the merger and the complexity of these matters, our board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of our board of directors may have given different weight to different factors.

Merger Corp.'s Determination of Fairness of the McGinley Agreement, the Merger Agreement and the Merger

        Merger Corp. and its director and executive officer believe that the McGinley Agreement is fair to our stockholders and the Merger Agreement and the merger are fair to and in the best interests of our Class A common stockholders and our Class B common stockholders. In reaching this determination, Merger Corp. and its director and executive officer relied upon the factors considered by and the analyses and conclusions of our board of directors and adopted these factors, analyses and conclusions as their own. See "—Reasons for our Board of Directors' Approval of the McGinley Agreement, the Merger Agreement and the Merger and Recommendation to our Unaffiliated Class A Common Stockholders and our Unaffiliated Class B Common Stockholders" and "—Procedural Fairness."

Opinion of the Financial Advisor to the Special Committee

        TM Capital.    TM Capital Corp., a New York and Atlanta based merchant banking and financial advisory firm, served as financial advisor to the Special Committee. As part of its investment and merchant banking business, TM Capital is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. Since its founding in 1989, the firm has assisted numerous boards of directors and special committees in reviewing various transactions and opining as to the fairness of such transactions to certain constituents from a financial point of view.

        TM Capital Fairness Opinion in Connection with the Planned Methode Tender Offer.    As part of its engagement as financial advisor to the Special Committee, TM Capital was asked to render an opinion to the Special Committee with respect to the fairness of the planned Methode tender offer to the Class A common stockholders from a financial point of view. In TM Capital's August 19, 2002 fairness opinion letter, TM Capital opines as of the date thereof that the planned Methode tender offer is fair to the holders of Class A common stock from a financial point of view. A copy of the opinion is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov. TM Capital has consented to the references to TM Capital and the TM Capital opinions in this proxy statement, and to the attachment of the TM Capital opinions to this proxy statement as an annex. In arriving at its opinion, TM Capital, among other things:

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  Reviewed Methode's Forms 10-K and related financial information for the years ended April 30, 1998 through 2002;

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  Reviewed Methode's Schedule 14A filed in connection with its Annual Meeting held September 10, 2002;

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  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Methode furnished to TM Capital by Methode;

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  Reviewed the historical market prices and trading activity for the Class A common stock and the Class B common stock for the period from January 2, 1999 to August 14, 2002;

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  Reviewed the historical market prices and trading activity for the Class A common stock and Class B common stock and compared them with that of certain publicly traded companies which TM Capital deemed to be relevant;

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  Compared the financial position and results of operations of Methode with that of certain companies which TM Capital deemed to be relevant;

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  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

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  Reviewed and analyzed the terms of transactions in which public companies with two classes of stock were acquired;

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  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

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  Reviewed the agreement between Methode, the Trusts and the McGinley family; and

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  Conducted such other financial analyses and investigations as TM Capital deemed necessary or appropriate in arriving at its opinion.

        In preparing its opinion, TM Capital relied upon the accuracy and completeness of all information that was available to it from public sources, was supplied or otherwise made available to it by Methode, or was otherwise reviewed by it, and TM Capital did not assume any responsibility to independently verify such information. TM Capital also relied upon assurances of Methode's management that they were unaware of any facts that would make the information provided to TM Capital incomplete or misleading. TM Capital did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Methode nor was it furnished with any such evaluation or appraisal.

        In reaching its fairness opinion, TM Capital principally relied upon its analysis of seven recent dual class restructuring transactions that occurred since December 1998: Continental Airlines, Inc., Dairy Mart Convenience Stores, Inc., Fedders Corporation, Pacificare Health Systems, Inc., Reader's Digest Association, Inc., Reinsurance Group of America, and Remington Oil and Gas Corporation. The analysis is set forth in the materials that TM Capital presented to the Special Committee on March 14, 2002 and August 18, 2002. TM Capital noted that in these transactions the non-control shareholders had suffered dilution of their economic ownership and that in TM Capital's view the magnitude of the dilution would provide the best way to compare transactions which had involved substantially different capital structures. TM Capital further noted that among these seven transactions the premium paid to the control shareholders tended to increase as the relative size of the control block decreased. TM Capital noted that such an increase would be expected if dilution were the principal factor in determining the premium, as a given quantity of dilution and, therefore, a given amount of premium is spread over a smaller proportion of shares as the size of the control block decreases.

        For these seven transactions, TM Capital calculated the dilution to the non-control shareholders as ranging from 1.63% to 5.67%, with an average dilution of 3.27%. The size of the control block as a percentage of outstanding shares for these seven transactions had ranged from 12% to 84% of shares outstanding, all larger than the 3.0% block which held control of Methode. Based upon TM Capital's dilution methodology, such larger proportions would result in lower percentage premiums than the premium to be paid in the planned Methode tender offer, and the stock-basis premiums paid in these comparable transactions ranged from 1% to 32%. TM Capital also provided an exhibit illustrating that, based upon the volume weighted average closing price of Methode's Class A common stock for the latest 30 trading days of $9.90 per share, a repurchase of the Class B common stock at $20 per share would provide a 102% premium and would result in dilution to the Class A shareholders of 3.16%, which was below the average dilution of the comparable transactions. The exhibit also indicated that, based upon the latest closing price of $8.14 per share, the premium would be 146% and the dilution would be 4.52%, which would be lower than the dilution in two of the transactions but higher than the dilution in five of the transactions. Finally, TM Capital provided a list of 15 recent transactions in which the control shareholders had agreed to eliminate the control aspects of a block of shares without requiring a premium.

        TM Capital Updated Fairness Opinion in Connection with the Planned Methode Tender Offer.    On February 14, 2003, TM Capital rendered an updated opinion to the Special Committee with respect to the fairness of the planned Methode tender offer to the Class A common stockholders from a financial point of view. In TM Capital's February 14, 2003 updated fairness opinion letter, TM Capital confirms as of the date thereof its opinion in its August 19, 2002 letter that the planned Methode tender offer is fair to the holders of Class A common stock from a financial point of view. A copy of the opinion is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        TM Capital Fairness Opinion in Connection with the McGinley Agreement, the Merger Agreement and the Merger.    In July 2003, in connection with Methode's negotiations with the Trusts and the McGinley family members and the merger contemplated thereby, TM Capital was asked to render an opinion to the Special Committee with respect to the fairness of the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, to the Class A common stockholders from a financial point of view. Attached as Annex C to this proxy statement is a copy of TM Capital's July 23, 2003 fairness opinion letter, in which TM Capital opines as of the date thereof that the consideration to be paid pursuant to the transactions contemplated by the McGinley Agreement, including the execution and delivery of the Merger Agreement and the merger, are fair to the Class A common stockholders from a financial point of view. TM Capital has consented to the references to TM Capital and the TM Capital opinions in this proxy statement, and to the attachment of the TM Capital opinions to this proxy statement as annexes. In arriving at its opinion, TM Capital, among other things:

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  Reviewed Methode's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2002;

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  Reviewed Methode's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003;

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  Reviewed Methode's Schedule 14A filed in connection with its Annual Meeting held on September 10, 2002;

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  Reviewed Methode's unaudited financial results for the year ended April 30, 2003;

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  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Methode, furnished to TM Capital by Methode;

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  Reviewed the historical market prices and trading activity for the Class A common stock and the Class B common stock for the period from January 3, 2000 to July 17, 2003;

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  Reviewed the historical market prices and trading activity for the Class A common stock and the Class B common stock and compared them with that of certain publicly traded companies which TM Capital deemed to be relevant;

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  Compared the financial position and results of operations of Methode with that of certain companies which TM Capital deemed to be relevant;

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  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

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  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

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  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

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  Reviewed and analyzed the pro forma financial effect of the transaction;

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  Reviewed the McGinley Agreement;

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  Reviewed Dura's initial offer; and

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  Conducted such other financial analyses and investigations as TM Capital deemed necessary or appropriate in arriving at its opinion.

        Analysis of Selected Precedent Dual Class Transactions.    In reaching its fairness opinion, TM Capital principally relied upon its analysis of seven recent dual class restructuring transactions that occurred since December 1998: Continental Airlines, Inc., Dairy Mart Convenience Stores, Inc., Fedders Corporation, Pacificare Health Systems, Inc., Reader's Digest Association, Inc., Reinsurance Group of America, and Remington Oil and Gas Corporation. TM Capital noted that in these transactions the non-control shareholders had suffered dilution of their economic ownership and that in TM Capital's view the magnitude of the dilution would provide the best way to compare transactions which had involved substantially different capital structures. TM Capital further noted that among these seven transactions the premium paid to the control shareholders tended to increase as the relative size of the control block decreased. TM Capital noted that such an increase would be expected if dilution were the principal factor in determining the premium, as a given quantity of dilution and, therefore, a given amount of premium is spread over a smaller proportion of shares as the size of the control block decreases.

        For these seven transactions, TM Capital calculated the dilution to the non-control shareholders as ranging from 1.63% to 5.67%, with an average dilution of 3.32%. The size of the control block as a percentage of outstanding shares for these seven transactions had ranged from 12% to 84% of shares outstanding, all larger than the 3.0% block which held control of Methode. Based upon TM Capital's dilution methodology, such larger proportions would result in lower percentage premiums than the premium to be paid pursuant to the McGinley Agreement and the Merger Agreement, and the cash-equivalent premiums paid in these comparable transactions ranged from 0.5% to 24.5%.

        TM Capital also provided an exhibit illustrating that, based upon the July 2, 2003 Class A common stock closing price of $11.23 per share, the premium would be 105% and the dilution would be 3.23%, which was below the average dilution of the comparable transactions. Finally, TM Capital provided a list of 15 recent transactions in which the control shareholders had agreed to eliminate the control aspects of a block of shares without requiring a premium.

        In preparing its opinion, TM Capital relied upon the accuracy and completeness of all information that was available to it from public sources, was supplied or otherwise made available to it by Methode, or was otherwise reviewed by it, and TM Capital did not assume any responsibility to independently verify such information. TM Capital also relied upon assurances of Methode's management that they were unaware of any facts that would make the information provided to TM Capital incomplete or misleading. TM Capital did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Methode nor was it furnished with any such evaluation or appraisal.

        TM Capital Fairness Opinion in Connection with Dura's Revised Offer.    TM Capital also rendered an opinion in connection with Dura's revised offer. Attached as Annex D to this proxy statement is a copy of TM Capital's August 20, 2003 fairness opinion letter, in which TM Capital opines as of the date thereof that the terms of Dura's revised offer were inadequate, from a financial point of view, to the Class A common stockholders. TM Capital has consented to the references to TM Capital and the TM Capital opinions in this proxy statement, and to the attachment of the TM Capital opinions to this proxy statement as annexes. In arriving at its opinion, TM Capital, among other things:

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  Reviewed Methode's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2003;

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  Reviewed Methode's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003;

  •
  Reviewed Methode's Schedule 14A filed in connection with its Annual Meeting held September 10, 2002;

  •
  Reviewed Methode's Schedule 14D-9 filed in connection with Dura's initial offer;

  •
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Methode furnished to TM Capital by Methode;

  •
  Reviewed the historical market prices and trading activity for the Class A common stock and Class B common stock;

  •
  Reviewed the historical market prices and trading activity for the Class A common stock and Class B common stock and compared them with that of certain publicly traded companies which TM Capital deemed to be relevant;

  •
  Compared the financial position and results of operations of Methode with that of certain companies which TM Capital deemed to be relevant;

  •
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  •
  Reviewed and analyzed the terms of transactions in which public companies with two classes of stock were acquired;

  •
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  •
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired the entire equity interest in the target company;

  •
  Reviewed and analyzed the pro forma financial effect of the transaction;

  •
  Reviewed the agreement among Methode, the Trusts and the McGinley family members;

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  Reviewed certain publicly available information regarding Dura;

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  Reviewed Dura's initial offer and Dura's revised offer; and

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  Conducted such other financial analyses and investigations as TM Capital deemed necessary or appropriate in arriving at its opinion.

        Analysis of Premium Offered to Class A Common Stockholders by Dura.    TM Capital prepared and presented to the Special Committee on August 6, 2003 an analysis of the premium offered to Class A common stockholders with regards to Dura's revised offer. TM Capital concluded, based on the last closing price before Dura's revised offer, that the revised offer would provide a 2.96% premium to the Class A common stockholders for control of Methode. TM Capital also prepared an analysis of recent acquisitions of 109 publicly traded companies. TM Capital indicated that the average premium in these acquisitions was approximately 39%, but that the premiums ranged from 267% to -41%. TM Capital additionally prepared an analysis of 77 recent transactions where ownership stakes ranging from 10% to 50% of publicly traded companies had been purchased. TM Capital indicated that the average premium in such purchases was approximately 34%, but that the premiums ranged from 180% to -57%. TM Capital noted that the proposed premium to be paid by Dura to the Class A common stockholders pursuant to the revised offer was significantly below the average premium paid in comparable acquisition and stake purchase transactions.

        In preparing its opinion, TM Capital relied upon the accuracy and completeness of all information that was available to it from public sources, was supplied or otherwise made available to it by Methode, or was otherwise reviewed by it, and TM Capital did not assume any responsibility to independently verify such information. TM Capital also relied upon assurances of Methode's management that they were unaware of any facts that would make the information provided to TM Capital incomplete or misleading. TM Capital did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Methode nor was it furnished with any such evaluation or appraisal.

        Fees and Expenses.    Pursuant to the Special Committee's first engagement letter with TM Capital dated March 5, 2002, Methode paid TM Capital a fee of (i) $87,500 upon execution of the engagement letter and (ii) $87,500 upon the rendering of the fairness opinion letter in connection with the agreement dated August 19, 2002, which was amended on December 26, 2002. TM Capital was not paid any fee in connection with rendering the February 14, 2003 updated fairness opinion. Pursuant to the Special Committee's second engagement letter with TM Capital dated July 9, 2003, Methode paid TM Capital a fee of (i) $87,500 upon execution of the engagement letter and (ii) $87,500 upon the rendering of the fairness opinion letter in connection with the McGinley Agreement. TM Capital was not paid any additional fees in connection with rendering the August 20, 2003 opinion letter in connection with Dura's revised offer. TM Capital will not receive any fees upon the successful completion of the merger. Methode also agreed to reimburse TM Capital for all reasonable out-of-pocket expenses, including reasonable legal fees, incurred in connection with each engagement, provided that the total of such expenses under each engagement did not exceed $20,000 without the Special Committee's prior approval. Methode also agreed to reimburse TM Capital for preparation, deposition or appearance as a witness in any proceeding in connection with the engagements. In connection with the class action litigation filed on September 13, 2002, and pursuant to its first engagement, TM Capital received fees of $31,625 for such preparation and appearances.

        Availability of Opinions.    The opinions described above are available for inspection and copying at Methode's principal executive offices, located at 7401 West Wilson Avenue, Chicago, Illinois 60706, during its regular business hours by any stockholder of Methode or representative who has been so designated in writing. In addition, copies of the opinions described above will be transmitted by Methode to any stockholder of Methode or representative who has been so designated in writing upon written request and at the expense of the requesting stockholder.

Advice of the Investment Banker to our Board of Directors

        On July 15, 2003, our board of directors retained Lazard to render certain financial advice and analyses to the board of directors for the purpose of assisting the board of directors in evaluating the merits for Methode and its stockholders as a whole of the financial terms of the Dura offer for Methode's Class B common stock. Lazard was not retained to provide assistance with negotiations or transaction execution. Lazard was not asked to render or deliver, nor has Lazard rendered or delivered, any opinion with respect to the fairness or adequacy of the Dura offer or of the consideration to be paid in the transactions contemplated by the McGinley Agreement and the Merger Agreement.

        On August 13, 2003, Lazard presented its financial analyses to our board of directors. In connection with making its presentation, Lazard, among other things, conducted such financial studies, analyses and investigations as deemed appropriate under the circumstances. In its work, Lazard relied upon the accuracy and completeness of the financial and other information reviewed by it for the purposes of its analyses and assumed no responsibility for any independent verification of the information. With respect to financial forecasts for Methode, Lazard relied solely upon forecasts provided by Methode management. Lazard assumed that those forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Methode as to the future financial performance of Methode, and Lazard assumed that the forecasts and projections would be realized in the amounts and at times contemplated thereby. Lazard assumed no responsibility for and expressed no view as to the forecasts and projections or the assumptions on which they are based. In addition, Lazard did not make any independent evaluation or appraisal of the assets and liabilities of Methode or any of its subsidiaries and Lazard was not furnished with any such evaluation or appraisal.

        Lazard's analyses were necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of its presentation. Lazard was not asked to solicit, nor did Lazard solicit, any indications of interest in a transaction involving Methode with any other party. Lazard was not asked to, and did not, provide any assistance in connection with the execution or negotiation of any transaction.

        The following is a summary of the material financial analyses Lazard presented to our board of directors on August 13, 2003. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Lazard, the tables must be read together with the accompanying text of each summary. These tables alone do not constitute a complete description of the financial analyses.

        Terms of the Dura Offer.    Lazard first reviewed the terms of the Dura offer as in effect on the date of its presentation. Lazard noted that Dura proposed to fund a dividend of $12,357,856 to be paid to all holders of Methode's Class A common stock following the completion of the Dura offer. This represented a 3.2% implied transaction premium to the closing price of the Class A common stock thirty days prior to Dura's initial offer and a 3.0% implied transaction premium to the closing price of the Class A common stock on August 12, 2003. Lazard noted that in the Dura offer, Dura proposed to pay $16,865,250 to the holders of Class B common stock. This represented a total implied premium of $8,921,717 or $26.45 per share, which is 112.3% over a $23.55 price per share. Lazard noted that the total implied premium to all shareholders of Methode considered as a whole of $21,279,574 would amount to a 5.3% implied premium using a $23.55 price per share of Class B common stock and the closing price of the Class A common stock thirty days prior to Dura's initial offer, and a 5.0% implied premium using a $23.55 price per share of Class B common stock and the closing price of the Class A common stock on August 12, 2003. Lazard noted that Dura proposed to pay a total of approximately $29.2 million to all of the stockholders of Methode, and that in Dura's initial offer, Dura had proposed to pay a total of approximately $25.0 million to all of the stockholders of Methode. Lazard noted that the total equity value of Methode on August 12, 2003, assuming a price of $23.55 per share for the Class B common stock, was $424,932,914. Lazard noted that Dura proposed to support an additional aggregate dividend of $9,180,122 to the holders of the Class A common stock, which dividend would be funded by Methode.

        Comparable Companies Analysis.    Lazard reviewed selected publicly available financial and other data of certain companies, or companies having lines business or other characteristics, that it deemed reasonably comparable, in certain ways, to Methode or the business of Methode. Lazard separated the comparable companies into three groups: automotive suppliers, automotive companies in niche markets with higher growth estimates than traditional automotive suppliers and electronics manufacturers. The selected comparable companies considered by Lazard were:

Automotive Supplier Companies

  •
  Aftermarket Technology Corp.

  •
  ArvinMeritor, Inc.

  •
  Autoliv, Inc.

  •
  BorgWarner Inc.

  •
  Delphi Corporation

  •
  Dura

  •
  Johnson Controls, Inc.

  •
  Lear Corporation

  •
  Magna International Inc.

Automotive High Growth Companies

  •
  Littelfuse, Inc.

  •
  Gentex Corporation

  •
  Stoneridge, Inc.

  •
  Superior Industries International, Inc.

Electronics Manufacturers

  •
  Amphenol Corporation

  •
  CTS Corporation

  •
  Molex Incorporated

  •
  Thomas & Betts Corporation

        The forecasted financial information used by Lazard for Methode in the course of this analysis was based solely on projections provided by the management of Methode. The forecasted financial information used by Lazard for the comparable companies in the course of this analysis was based on projections from various equity research reports as well as projections published by Institutional Brokers Estimate System (IBES). The historical financial information used by Lazard in the course of this analysis was based on publicly available historical information. Calculations were made based on the closing price per share of each company's stock as of August 12, 2003. Lazard assumed a value for Methode's outstanding Class B common stock of $23.55 per share.

        For each of the selected comparable companies, Lazard derived and compared to similar information for Methode, the total value of each comparable company as a multiple of:

  •
  estimated revenue for the next two fiscal years;

  •
  estimated earnings before interest, taxes, depreciation and amortization (EBITDA) for the next two fiscal years; and

  •
  estimated earnings before interest and taxes (EBIT) for the next two fiscal years.

        For each of the comparable companies, Lazard also derived and compared the closing stock price for each comparable company on August 12, 2003 as a multiple of estimated earnings per share (EPS) for the next two fiscal years to similar information for Methode.

Lazard defined total value as equity value plus net debt.

        The results of the analysis were as follows:

	Total Value as a Multiple of:						August 12, 2003 Closing Price as a Multiple of:
	Estimated Revenue		Estimated EBITDA		Estimated EBIT		Estimated EPS
	First Year After Latest Fiscal Year	Second Year After Latest Fiscal Year	First Year After Latest Fiscal Year	Second Year After Latest Fiscal Year	First Year After Latest Fiscal Year	Second Year After Latest Fiscal Year	First Year After Latest Fiscal Year	Second Year After Latest Fiscal Year
Automotive Suppliers
Median	0.51x	0.45x	5.2x	4.8x	8.8x	7.1x	10.4x	9.4x
Mean	0.55x	0.51x	5.2x	4.8x	8.3x	7.2x	10.7x	9.2x
Automotive High Growth Niche
Median	1.24x	1.10x	7.5x	6.2x	11.3x	8.7x	17.0x	14.8x
Mean	1.94x	1.68x	9.3x	7.6x	13.8x	10.5x	18.3x	17.2x
Electronics Manufacturers
Median	2.26x	2.05x	11.3x	9.5x	24.7x	14.8x	22.2x	19.5x
Mean	1.89x	1.74x	10.9x	9.3x	22.4x	15.5x	22.2x	22.3x

        Based on this information for the selected comparable companies, Lazard derived a range for the implied equity value of Methode of $345 million to $447 million, which is a range for the implied per share value of the Class A common stock of $9.68 to $12.56.

        Selected Precedent Transactions Analysis.    Lazard reviewed selected publicly available financial information for ten precedent merger and acquisition transactions in the automotive industry. The financial information used by Lazard in the course of this analysis was based on publicly available historical information. Lazard assumed a value for Methode's outstanding Class B common stock of $23.55 per share. The precedent transactions selected by Lazard were:

Transaction (Acquiror/Target)	Announcement Date
Blackstone Group LP /	October 18, 2002
TRW Inc.—Automotive Parts
Magna International Inc. /	June 25, 2002
Donnelly Corporation
Johnson Controls, Inc. /	July 24, 2001
SAGEM SA—Auto Electronics Business
Continental AG /	April 2, 2001
Temic Telefunken
Court Square Capital Limited /	December 22, 2000
Delco Remy International, Inc.
Schroder Ventures Ltd. /	June 7, 2000
Kiekert AG
Management Buy Out Group /	April 24, 2000
The Cherry Corporation
Stoneridge Inc. /	December 7, 1998
Hi-Stat Manufacturing
Valeo SA /	June 25, 1998
ITT Industries, Inc.—Automotive Electrical Systems
Dura /	April 9, 1998
Trident Automotive PLC

        For each of the precedent transactions, Lazard derived and compared the transaction value, as of the date of the announcement of the transaction, as a multiple of each of EBIT, EBITDA and sales in each case for the latest twelve months (LTM) prior to the announcement of the transaction for which results were available. Lazard also derived and compared the ratios of transaction price to LTM EPS and LTM EBIT to LTM sales for the latest twelve months prior to the announcement of the transaction for which results were available. The results of this analysis are as follows:

Transaction Value as a Multiple of LTM
	EBIT	EBITDA	Sales	Transaction Price/LTM EPS	LTM EBIT/ LTM Sales
Median	12.2x	6.8x	0.71x	15.3x	6.3x
Mean	11.8x	7.1x	0.80x	20.4x	6.5x

        Based on this information for the selected precedent transactions, Lazard derived a range for the implied equity value of Methode of $363 million to $513 million, which is a range for the implied per share value of the Class A common stock of $10.19 to $14.42.

        Premiums Paid Analysis.    Lazard reviewed publicly available information regarding the premiums paid in seventy-one selected merger and acquisition transactions in the automotive industry, including the ten merger and acquisition transactions listed above. The following table shows the median and mean premiums to the target's closing stock price one month prior to announcement of the transaction for all seventy-one transactions.

Premium to Target Closing Stock Price One Month Prior to Announcement
Median	38.5%
Mean	43.4%

        The following table shows the median and mean premiums to the target's closing stock price one month prior to announcement of the transaction for the ten merger and acquisition transactions listed above.

Premium to Target Closing Stock Price One Month Prior to Announcement
Median	34.5%
Mean	43.7%

        Based on this information Lazard derived a range of possible premiums in a control transaction involving Methode of 28.5% to 48.5% to the price of Methode's Class A common stock on the thirtieth day prior to the date of Dura's initial offer. Lazard then derived an implied equity value range for Methode of $506 million to $585 million, which is a range for the implied per share value of the Class A common stock of $14.21 to $16.42.

        Discounted Cash Flow Analysis.    Lazard performed a discounted cash flow analysis to determine a range for the implied per share value of the Class A common stock. Lazard determined this range by adding the present value of Methode's estimated future unlevered cash flow over the period ending April 30, 2006, and the present value of the "terminal value" of Methode. Lazard calculated the future unlevered cash flow of Methode by adding Methode's unlevered net income and depreciation and amortization and subtracting capital expenditures and increases in working capital for each of 2004, 2005 and 2006. The terminal value of Methode at April 30, 2006 was determined using a multiple range of 6.5x to 8.5x of the estimated 2006 EBITDA of Methode. The estimated future unlevered cash flows and the terminal value were discounted to present values using a range of discount rates from 7.0% to 8.0%, which Lazard viewed as the appropriate discount rate range based on a weighted average cost of capital analysis. Forecasted information for the fiscal years 2004, 2005 and 2006 was based on estimates provided to Lazard by the management of Methode. Lazard assumed a value for Methode's outstanding Class B common stock of $23.55 per share. Based on this information, Lazard derived a range for the implied equity value of Methode of $469 million to $607 million, which is a range for the implied per share value of the Class A common stock of $13.18 to $17.05.

        The summary set forth above does not purport to be a complete description of the analyses performed by Lazard, although it is a summary of the material financial and comparative analyses presented by Lazard to the Methode board of directors. The preparation of financial analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting the portions of the analyses or the summary set forth above without considering the analyses as a whole could create an incomplete or misleading view of the process underlying Lazard's presentation to the board of directors. In formulating its presentation to the board of directors, Lazard considered the results of all of its analyses and did not attribute any particular weight to any factor or analyses considered by it; rather, Lazard formulated its presentation on the basis of its experience and professional judgment after considering the results of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Methode or the transactions contemplated by the Dura offer, the McGinley Agreement, the Merger Agreement or the merger. The analyses were prepared solely for the purpose of Lazard rendering advice to the board of directors of Methode in connection with the Methode board of directors' consideration of the Dura offer, and those analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than set forth in the analyses. You should understand that estimates of values and forecasts of future results contained in the analyses, whether publicly available or provided by the management of Methode, were based upon numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Methode, and are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Lazard made no recommendation to the board of directors of Methode, and makes no recommendation to any stockholder of Methode, as to how the board or such stockholder should vote with respect to the transactions contemplated by the McGinley Agreement or the Merger Agreement.

        In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. Because those analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Methode or its advisors, neither Methode, Lazard nor any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the Methode board of directors because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

        Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard provides a full range of financial advisory and securities services and, in the ordinary course of its normal trading activities, from time to time may effect transactions and hold securities, including derivative securities, of Methode for its own account and for the accounts of customers.

        Methode has agreed to pay Lazard a fee of $200,000 in connection with its services as Methode's investment banker, which fee has been paid. Methode has also agreed to reimburse Lazard for its reasonable out-of-pocket expenses (including attorneys' fees) and to indemnify Lazard and certain related parties against certain liabilities that may arise out of the rendering of the advice, including certain liabilities under U.S. federal securities laws.

        Availability of Documents.    The board presentation described above is available for inspection and copying at Methode's principal executive offices, located at 7401 West Wilson Avenue, Chicago, Illinois 60706, during its regular business hours by any stockholder of Methode or representative who has been so designated in writing. In addition, copies of the presentation described above will be transmitted by Methode to any stockholder of Methode or representative who has been so designated in writing upon written request and at the expense of the requesting stockholder.

Our Forecasts

        Forecasts Provided to TM Capital in August 2002.    In connection with the Special Committee's consideration of a possible transaction with the Trusts regarding their Class B common stock, in August 2002, our management provided TM Capital Corp. with certain non-public business and financial information. The financial information included the financial forecasts set forth below. These forecasts do not reflect the transactions contemplated by the original agreement with the Trusts and the McGinley family members, the planned Methode tender offer, the McGinley Agreement, the Merger

Agreement or the merger. Methode, as a matter of course, does not publicly disclose forecasts as to future revenues or earnings and such forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were prepared solely for internal use and not for publication or with a view to complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements, and are included in this proxy statement only because they were furnished by our management to TM Capital.

        These forecasts represent management's best estimate of possible future performance, based on information available in August 2002. The financial forecasts necessarily make many assumptions with respect to industry performance and general business and economic conditions and other matters. Specifically, assumptions made by Methode management include the following: (i) within our Electronic segment, the telecommunications, personal computing, and networking markets will have no revenue growth in fiscal 2003 and ten-percent revenue growth annually thereafter, our automotive markets will have twenty-percent annual growth with domestic vehicle production at 16.8 million units; (ii) our Optical and Other segments will experience five-percent revenue growth in fiscal 2003, and ten-percent revenue growth annually thereafter; (iii) gross profit improvement from 2002 restructuring will be fully realized in fiscal 2003, with modest gross profit improvement thereafter from continued cost control improvements and no significant increase in selling, general and administrative expense; (iv) capital expenditures will increase by $2 million per year starting in fiscal 2004; (v) the cost of cash dividends will remain at $7.2 million annually; (vi) Methode does not engage in any acquisitions, sales or dispositions; (vii) the effective tax rate is 33.8%; (viii) foreign currency rates remain unchanged; and (ix) the rate of inflation is 2.5%.

        All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We cannot predict whether the assumptions made in preparing the financial forecasts will be accurate, and actual results may be materially higher or lower than those contained in the forecasts. With the exception of the examination of this prospective financial information by TM Capital in connection with its fairness opinion, neither our independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability.

        The inclusion of the forecasts contained herein should not be regarded as an indication that the Special Committee, Methode, our board of directors, or any of their respective financial advisors currently consider the following Methode forecasts to be a reliable prediction of future events since some of the assumptions described above, including, without limitation, growth in the telecommunications market and the stability of foreign currency rates, are no longer reasonable assumptions, and therefore these forecasts should not be relied upon. These estimates were considered to be a reliable prediction of future events as of August 2002, but have not been updated, and are not made as of any later date. Stockholders should take this into account when evaluating any factors or analyses based on the Methode forecasts.

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED BALANCE SHEETS
PROVIDED TO TM CAPITAL IN AUGUST 2002
(Unaudited)

	As of April 30,
	2003E	2004E	2005E
	($ in millions)
ASSETS:
Cash & Cash Equivalents	$66.8	$67.2	$74.6
Accounts Receivable, Net	59.1	70.8	83.3
Inventories	47.1	54.6	62.3
Current Deferred Income Taxes	9.3	11.2	13.2
Prepaid Expenses	8.1	9.4	10.7

Total Current Assets	190.5	213.2	244.2
Property, Plant & Equipment, Net	65.9	65.5	66.0
Goodwill, Net	27.6	27.6	27.6
Other	38.8	45.0	51.3

Total Assets	$322.8	$351.4	$389.1

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts & Notes Payable	$28.4	$29.9	$31.4
Other Current Liabilities	26.3	26.3	26.3

Total Current Liabilities	54.8	56.3	57.8
Other Liabilities	6.0	7.1	8.4
Deferred Compensation	7.6	8.3	9.2

Total Liabilities	68.3	71.7	75.3
Stockholders' Equity:
Common Stock	18.1	18.1	18.1
Additional Paid-in Capital	33.3	33.3	33.3
Retained Earnings	215.7	240.9	275.1
Other Stockholders' Equity	(12.7)	(12.7)	(12.7)

Total Stockholders' Equity	254.5	279.6	313.8

Total Liabilities & Stockholders' Equity	$322.8	$351.4	$389.1

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED INCOME STATEMENTS
PROVIDED TO TM CAPITAL IN AUGUST 2002
(Unaudited)

	Fiscal Year Ending April 30,
	2003E	2004E	2005E
	($ in millions, except per share data)
Revenues:
Net Sales	$354.6	$425.0	$500.0
Other	2.8	2.7	2.6

Total Revenues	357.4	427.7	502.6
Cost of Products Sold	266.2	317.3	371.0

Gross Profit	91.2	110.4	131.6
Depreciation & Amortization	17.2	18.3	19.5
Selling and Administrative Expenses	39.6	44.9	51.2
Operating Income	34.3	47.1	60.8
Interest, Net	1.4	1.4	1.5
Other, Net	0.2	0.2	0.2

Income before Income Taxes	35.9	48.8	62.5
Income Taxes	12.1	16.5	21.1

Net Income	$23.8	$32.3	$41.4

Earnings Per Share from Continuing Operations, Diluted	$0.66	$0.90	$1.15
Dividends Per Share—Class A and Class B Stockholders	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions)	36.0	36.0	36.0

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED CASH FLOW STATEMENTS
PROVIDED TO TM CAPITAL IN AUGUST 2002
(Unaudited)

	Year Ending April 30,
	2003E	2004E	2005E
	($ in millions)
Cash Flows from Operating Activities:
Net Income from Continuing Operations	$23.8	$32.3	$41.4
Adjustments to Reconcile Net Income from Continuing Operations to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	17.2	18.3	19.5
Deferred Income Taxes	(0.8)	(0.8)	(0.8)
(Increase) Decrease in Accounts Receivable	(1.6)	(11.7)	(12.5)
(Increase) Decrease in Inventories	(3.9)	(7.5)	(7.7)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(4.0)	(8.1)	(8.5)
Increase (Decrease) in Accounts Payable and Accrued Expenses	0.8	1.5	1.5

Net Cash (Used in) Provided by Operating Activities	31.5	24.1	32.9
Cash Flows from Investing Activities:
Purchase of Property, Plant & Equipment	(16.0)	(18.0)	(20.0)

Net Cash (Used in) Provided by Investing Activities	(16.0)	(18.0)	(20.0)
Cash Flows from Financing Activities
Exercise of Stock Options	1.3	1.5	1.8
Cash Dividends	(7.2)	(7.2)	(7.2)

Net Cash (Used in) Provided by Financing Activities	(6.0)	(5.7)	(5.5)

Increase (Decrease) in Cash and Cash Equivalents	9.5	0.4	7.5
Cash and Cash Equivalents at Beginning of Period	57.3	66.8	67.2

Cash and Cash Equivalents at End of Period	$66.8	$67.2	$74.6

        Forecasts Provided to TM Capital in July 2003.    In connection with the Special Committee's consideration of a possible transaction with the Trusts regarding their Class B common stock, in July 2003, our management provided TM Capital with certain non-public business and financial information. The financial information included the financial forecasts set forth below. These forecasts do not reflect the transactions contemplated by the McGinley Agreement, the Merger Agreement or the merger. Methode, as a matter of course, does not publicly disclose forecasts as to future revenues or earnings and such forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were prepared solely for internal use and not for publication or with a view to complying with the published guidelines of the Securities and Exchange Commission regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements, and are included in this proxy statement only because they were furnished by our management to TM Capital.

        These forecasts represent management's best estimate of possible future performance, based on information available in July 2003. The financial forecasts necessarily make many assumptions with respect to industry performance and general business and economic conditions and other matters. Specifically, assumptions made by Methode management include the following: (i) within our Electronic segment, the telecommunications, personal computing, and networking markets will have no revenue growth in fiscal 2004 and ten-percent revenue growth in fiscal 2005, our automotive markets will show modest growth in fiscal 2004 and high double digit growth in fiscal 2005; (ii) our Optical and Other segments will experience three-percent revenue growth in fiscal 2004, and mid teen revenue growth in fiscal 2005; (iii) gross profit improvement from fiscal 2002 restructuring was fully realized in fiscal 2003, with modest gross profit improvement thereafter from continued cost control improvements and no significant increase in selling, general and administrative expense; (iv) capital expenditures will be about $20 million in fiscal 2004, increasing by $2 million per year thereafter; (v) the cost of cash dividends will remain at $7.2 million annually; (vi) Methode does not engage in any acquisitions, sales or dispositions; (vii) the effective tax rate is 33.0%; (viii) there are no foreign currency gains or losses; and (ix) the rate of inflation is 2.5%.

        All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We cannot predict whether the assumptions made in preparing the financial forecasts will be accurate, and actual results may be materially higher or lower than those contained in the forecasts. With the exception of the examination of this prospective financial information by TM Capital in connection with its fairness opinion, neither our independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability.

        The inclusion of the forecasts contained herein should not be regarded as an indication that the Special Committee, Methode, our board of directors, or any of their respective financial advisors currently consider the following Methode forecasts to be a reliable prediction of future events since some of the assumptions described above may no longer be reasonable. These estimates were considered to be a reliable prediction of future events as of July 2003, but have not been updated, and are not made as of the date of this proxy statement or any later date. These estimates do not account for the costs and expenses of the Class B litigation instituted after the date of such estimates or the $17,062,500 paid to the Trusts and the McGinley family for the purchase of 750,000 shares of Class B common stock pursuant to the McGinley Agreement. In addition, as disclosed above, in formulating such estimates, management assumed that there would be no foreign currency gains or losses. However, Methode has incurred a net foreign currency loss during the first five months of fiscal 2004.

        With respect to the telecommunications, personal computing and networking markets, within the Electronics segment, our assumption that annual growth rate subsequent to fiscal 2003 would be 10% has changed. At present, those markets continue to be weak (with no evident near-term catalyst for recovery), and are subject to significant competition and pricing pressure from foreign manufacturers, especially China. Therefore, the forecast provided to TM Capital in July 2003 anticipates that the recovery for these markets will be delayed until fiscal 2005 when management expects to be manufacturing in low-cost labor locations.

        Regarding the automotive market within Methode's Electronic Segment, the forecast provided to TM Capital in August 2002 assumed that domestic vehicle sales of light trucks and passenger cars would remain strong at about 16.8 million units, that Chrysler and Ford would maintain their market share, and Methode would continue to improve its average dollar content per vehicle sold. The forecast provided to TM Capital in July 2003 differs from the forecast provided to TM Capital in August 2002 in that it anticipates that domestic vehicle sales we be approximately 16.0 million units, down about 5%, Chrysler and Ford have, and continue, to lose market share to Asian and European manufacturers.

        Concerning the Optical and Other segments, the forecast provided to TM Capital in August 2002 anticipated 10% annual growth rate in fiscal 2004 and 2005. Like the Electronic segment, the weak telecommunications, personal computing and networking markets have affected these segments. The forecast provided to TM Capital in July 2003 assumes that revenue growth will be flat in fiscal 2004, with strong growth beginning in fiscal 2005 with Methode's planned optical expansion initiatives in Europe.

        Stockholders should take these factors into account when evaluating any factors or analyses based on the Methode forecasts.

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED BALANCE SHEETS
PROVIDED TO TM CAPITAL IN JULY 2003
(Unaudited)

	Estimated As of April 30,
	2004E	2005E	2006E
	($ in millions)
ASSETS:
Cash & Cash Equivalents	$74.8	$83.0	$86.5
Accounts Receivable, Net	63.6	67.8	80.1
Inventories	31.1	34.9	40.0
Current Deferred Income Taxes	9.3	10.7	12.6
Prepaid Expenses	11.5	13.0	14.8

Total Current Assets	190.3	209.4	234.0
Property, Plant & Equipment, Net	84.6	88.2	92.7
Goodwill, Net	18.1	18.1	18.1
Other	41.5	42.6	48.7

Total Assets	$334.5	$358.3	$393.5

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts & Notes Payable	$28.0	$25.1	$26.3
Other Current Liabilities	22.9	24.8	24.8

Total Current Liabilities	50.9	49.9	51.1
Other Liabilities	5.9	6.8	8.0
Deferred Compensation	5.6	6.2	6.8

Total Liabilities	62.4	62.9	65.9
Stockholders' Equity:
Common Stock	18.1	18.1	18.1
Additional Paid-in Capital	33.3	33.3	33.3
Retained Earnings	233.4	256.7	288.9
Other Stockholders' Equity	(12.7)	(12.7)	(12.7)

Total Stockholders' Equity	272.1	295.4	327.6

Total Liabilities & Stockholders' Equity	$334.5	$358.3	$393.5

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED INCOME STATEMENTS
PROVIDED TO TM CAPITAL IN JULY 2003
(Unaudited)

	Fiscal Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Revenues:
Net Sales	$352.5	$406.8	$480.3
Other	0.7	1.9	1.9

Total Revenues	353.2	408.8	482.2
Cost of Products Sold	270.2	304.4	357.3

Gross Profit	83.0	104.4	124.9
Depreciation & Amortization	18.3	18.3	19.5
Selling and Administrative Expenses	30.4	42.4	48.3
Operating Income	34.3	43.7	57.1
Interest, Net	1.0	1.4	1.4
Other, Net	0.2	0.2	0.2

Income before Income Taxes	35.4	45.3	58.7
Income Taxes	11.2	15.0	19.4

Net Income	$24.3	$30.4	$39.4

Earnings Per Share from Continuing Operations, Diluted	$0.67	$0.83	$1.08
Dividends Per Share—Class A and Class B Shareholders	$0.20	$0.20	$0.20
Weighted Average Shares, Diluted (Millions)(1)	36.4	36.4	36.4

(1)
Assumes approximately 36.4 million weighted average shares outstanding for projected years.

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED CASH FLOW STATEMENTS
PROVIDED TO TM CAPITAL IN JULY 2003
(Unaudited)

	Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Cash Flows from Operating Activities:
Net Income	$24.3	$30.4	$39.4
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	18.3	18.3	19.5
Deferred Income Taxes	(0.8)	(0.8)	(0.8)
(Increase) Decrease in Amounts Receivable	(5.4)	(4.2)	(12.2)
(Increase) Decrease in Inventories	0.9	(3.8)	(5.0)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(2.7)	(3.0)	(9.0)
Increase (Decrease) in Accounts Payable and Accrued Expenses	1.6	(0.9)	1.1

Net Cash (Used in) Provided by Operating Activities	36.2	36.0	32.9
Cash Flows from Investing Activities:
Purchase of Property, Plant & Equipment	(20.0)	(22.0)	(24.0)

Net Cash (Used in) Provided by Investing Activities	(20.0)	(22.0)	(24.0)
Cash Flows from Financing Activities
Exercise of Stock Options	1.5	1.5	1.8
Cash Dividends	(7.2)	(7.2)	(7.2)

Net Cash (Used in) Provided by Financing Activities	(5.7)	(5.7)	(5.5)

Increase (Decrease) in Cash and Cash Equivalents	10.5	8.3	3.4
Cash and Cash Equivalents at Beginning of Period	64.3	74.8	83.1

Cash and Cash Equivalents at End of Period	$74.8	$83.1	$86.5

        Forecasts Provided to Lazard in July 2003.    In connection with our board of directors retaining Lazard to render certain financial advice and analyses to the board in connection with evaluating the financial terms of the Dura offer, in July 2003, our management provided Lazard with certain non-public business and financial information. The financial information included the financial forecasts set forth below. These forecasts differ from the forecasts provided to TM Capital earlier in July 2003. In particular, these forecasts differ because management was in the midst of the budgeting and planning process and was frequently updating information from the business units. These forecasts do not reflect the transactions contemplated by the McGinley Agreement, the Merger Agreement or the merger. Methode, as a matter of course, does not publicly disclose forecasts as to future revenues or earnings and such forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were prepared solely for internal use and not for publication or with a view to complying with the published guidelines of the Securities and Exchange Commission regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements, and are included in this proxy statement only because they were furnished by our management to Lazard.

        These forecasts represent management's best estimate of possible future performance, based on information available in July 2003. The financial forecasts necessarily make many assumptions with respect to industry performance and general business and economic conditions and other matters. Specifically, assumptions made by Methode management include the following: (i) within our Electronic segment, the telecommunications, personal computing, and networking markets will have no revenue growth in fiscal 2004 and ten-percent revenue growth in fiscal 2005, our automotive markets will show modest growth in fiscal 2004 and high double digit growth in fiscal 2005; (ii) our Optical and Other segments will experience three-percent revenue growth in fiscal 2004, and mid teen revenue growth in fiscal 2005; (iii) gross profit improvement from fiscal 2002 restructuring was fully realized in fiscal 2003, with modest gross profit improvement thereafter from continued cost control improvements and no significant increase in selling, general and administrative expense; (iv) capital expenditures will be about $20 million in fiscal 2004, increasing by $2 million per year thereafter; (v) the cost of cash dividends will remain at $7.2 million annually; (vi) Methode does not engage in any acquisitions, sales or dispositions; (vii) the effective tax rate is 33.0%; (viii) there are no foreign currency gains or losses; and (ix) the rate of inflation is 2.5%.

        All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We cannot predict whether the assumptions made in preparing the financial forecasts will be accurate, and actual results may be materially higher or lower than those contained in the forecasts. Neither our independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability.

        The inclusion of the forecasts contained herein should not be regarded as an indication that the board of directors, Methode, or any of their respective financial advisors currently consider the following Methode forecasts to be a reliable prediction of future events since some of the assumptions described above may no longer be reasonable. These estimates were considered to be a reliable prediction of future events as of July 2003, but have not been updated, and are not made as of the date of this proxy statement or any later date. These estimates do not account for the costs and expenses of the Class B litigation instituted after the date of such estimates or the $17,062,500 paid to the Trusts and the McGinley family for the purchase of 750,000 shares of Class B common stock pursuant to the McGinley Agreement. In addition, as disclosed above, in formulating such estimates, management assumed that there would be no foreign currency gains or losses. However, Methode has incurred a net foreign currency loss during the first five months of fiscal 2004. Stockholders should take this into account when evaluating any factors or analyses based on the Methode forecasts.

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED BALANCE SHEETS
PROVIDED TO LAZARD IN JULY 2003
(Unaudited)

	Estimated As of April 30,
	2004E	2005E	2006E
	($ in millions)
ASSETS:
Cash & Cash Equivalents	$76.4	$86.1	$90.1
Accounts Receivable, Net	63.6	67.8	80.1
Inventories	29.8	33.5	38.3
Current Deferred Income Taxes	9.3	10.7	12.6
Prepaid Expenses	11.2	12.5	14.3

Total Current Assets	190.3	210.6	235.4
Property, Plant & Equipment, Net	84.6	88.3	92.7
Goodwill, Net	18.2	18.1	18.1
Other	41.5	41.1	47.1

Total Assets	$334.5	$358.1	$393.3

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts & Notes Payable	$28.0	$24.9	$26.0
Other Current Liabilities	22.9	24.8	24.8

Total Current Liabilities	50.9	49.7	50.8
Other Liabilities	5.9	6.8	8.0
Deferred Compensation	5.6	6.2	6.8

Total Liabilities	62.5	62.7	65.6

Stockholders' Equity:
Common Stock	18.1	18.1	18.1
Additional Paid-in Capital	33.3	33.3	33.3
Retained Earnings	233.4	256.6	289.0
Other Stockholders' Equity	(12.7)	(12.7)	(12.7)

Total Stockholders' Equity	272.1	295.4	327.6

Total Liabilities & Stockholders' Equity	$334.5	$358.1	$393.3

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED INCOME STATEMENTS
PROVIDED TO LAZARD IN JULY 2003
(Unaudited)

	Fiscal Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Revenues:
Net Sales	$352.5	$407.0	$480.4
Other	1.9	1.9	1.9

Total Revenues	354.4	408.9	482.3
Cost of Products Sold	270.2	304.4	357.4

Gross Profit	84.2	104.5	124.9

Depreciation & Amortization	18.3	18.3	19.5
Selling and Administrative Expenses	31.6	42.4	48.3
Provision for Exiting Business	—	—	—

Operating Income	34.3	43.7	57.1
Interest, Net	1.0	1.4	1.5
Other, Net	0.2	0.2	0.2

Income before Income Taxes	35.5	45.3	58.8
Income Taxes	11.2	15.0	19.4

Net Income	$24.3	$30.4	$39.4

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED CASH FLOW STATEMENTS
PROVIDED TO LAZARD IN JULY 2003
(Unaudited)

	Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Cash Flows from Operating Activities:
Net Income	$24.3	$30.4	$39.4
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	18.3	18.3	19.6
Deferred Income Taxes	(0.8)	(0.8)	(0.8)
(Increase) Decrease in Amounts Receivable	(5.4)	(4.2)	(12.3)
(Increase) Decrease in Inventories	2.2	(3.7)	(4.8)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(2.2)	(1.5)	(8.8)
Increase (Decrease) in Accounts Payable and Accrued Expenses	1.6	(1.1)	1.1

Net Cash (Used in) Provided by Operating Activities	38.0	37.4	33.4
Cash Flows from Investing Activities:
Purchase of Property, Plant & Equipment	(20.0)	(22.0)	(24.0)

Net Cash (Used in) Provided by Investing Activities	(20.0)	(22.0)	(24.0)
Cash Flows from Financing Activities
Exercise of Stock Options	1.5	1.5	1.8
Cash Dividends	(7.2)	(7.2)	(7.2)

Net Cash (Used in) Provided by Financing Activities	(5.7)	(5.7)	(5.5)
Increase (Decrease) in Cash and Cash Equivalents	12.3	9.7	3.9
Cash and Cash Equivalents at Beginning of Period	64.1	76.4	86.1

Cash and Cash Equivalents at End of Period	$76.4	$86.1	$90.1

        Forecasts Provided to Lazard in August 2003.    In connection with our board of directors retaining Lazard to render certain financial advice and analyses to the board in connection with evaluating the financial terms of the Dura offer, in August 2003, our management provided Lazard with certain non-public business and financial information. The financial information included the financial forecasts set forth below. These forecasts updated the forecasts provided to Lazard and TM Capital in July 2003. In particular, these forecasts differ because management was in the midst of the budgeting and planning process and was frequently updating information from the business units. These forecasts do not reflect the transactions contemplated by the McGinley Agreement, the Merger Agreement or the merger. Methode, as a matter of course, does not publicly disclose forecasts as to future revenues or earnings and such forecasts were not prepared with a view toward public disclosure. In addition, these forecasts were prepared solely for internal use and not for publication or with a view to complying with the published guidelines of the Securities and Exchange Commission regarding projections or with guidelines established by the American Institute of Certified Public Accountants for prospective financial statements, and are included in this proxy statement only because they were furnished by our management to Lazard.

        These forecasts represent management's best estimate of possible future performance, based on information available in August 2003. The financial forecasts necessarily make many assumptions with respect to industry performance and general business and economic conditions and other matters. Specifically, assumptions made by Methode management include the following: (i) within our Electronic segment, the telecommunications, personal computing, and networking markets will have no revenue growth in fiscal 2004 and ten-percent revenue growth in fiscal 2005, our automotive markets will show modest growth in fiscal 2004 and high double digit growth in fiscal 2005; (ii) our Optical and Other segments will experience three-percent revenue growth in fiscal 2004, and mid teen revenue growth in fiscal 2005; (iii) gross profit improvement from fiscal 2002 restructuring was fully realized in fiscal 2003, with modest gross profit improvement thereafter from continued cost control improvements and no significant increase in selling, general and administrative expense; (iv) capital expenditures will be about $20 million in fiscal 2004, increasing by $2 million per year thereafter; (v) the cost of cash dividends will remain at $7.2 million annually; (vi) Methode does not engage in any acquisitions, sales or dispositions; (vii) the effective tax rate is 31.5%; (viii) there are no foreign currency gains or losses; and (ix) the rate of inflation is 2.5%.

        All of these assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We cannot predict whether the assumptions made in preparing the financial forecasts will be accurate, and actual results may be materially higher or lower than those contained in the forecasts. Neither our independent auditors nor any other independent accountants or financial advisors have compiled, examined or performed any procedures with respect to this prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability.

        The inclusion of the forecasts contained herein should not be regarded as an indication that the board of directors, Methode, or any of their respective financial advisors currently consider the following Methode forecasts to be a reliable prediction of future events since some of the assumptions described above may no longer be reasonable. These estimates were considered to be a reliable prediction of future events as of July 2003, but have not been updated, and are not made as of the date of this proxy statement or any later date. These estimates do not account for the costs and expenses of the Class B litigation instituted after the date of such estimates or the $17,062,500 paid to the Trusts and the McGinley family for the purchase of 750,000 shares of Class B common stock pursuant to the McGinley Agreement. In addition, as disclosed above, in formulating such estimates, management assumed that there would be no foreign currency gains or losses. However, Methode has incurred a net foreign currency loss during the first five months of fiscal 2004. Stockholders should take this into account when evaluating any factors or analyses based on the Methode forecasts.

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED BALANCE SHEETS
PROVIDED TO LAZARD IN AUGUST 2003
(Unaudited)

	Estimated As of April 30,
	2004E	2005E	2006E
	($ in millions)
ASSETS:
Cash & Cash Equivalents	$72.3	$82.3	$86.0
Accounts Receivable, Net	63.6	67.8	80.1
Inventories	31.0	34.8	39.9
Current Deferred Income Taxes	9.3	8.8	10.4
Prepaid Expenses	12.5	14.1	16.1

Total Current Assets	188.7	207.9	232.5
Property, Plant & Equipment, Net	85.7	89.9	95.4
Goodwill, Net	18.2	18.1	18.1
Other	41.5	41.1	49.4

Total Assets	$334.1	$359.0	$395.3

LIABILITIES & STOCKHOLDERS' EQUITY:
Current Liabilities:
Accounts & Notes Payable	$28.0	$25.1	$26.1
Other Current Liabilities	22.9	24.8	24.8

Total Current Liabilities	50.9	49.9	50.9
Other Liabilities	5.9	7.1	8.4
Deferred Compensation	5.3	5.8	6.4

Total Liabilities	62.1	62.8	65.7
Stockholders' Equity:
Common Stock	18.3	18.3	18.3
Additional Paid-in Capital	36.6	36.6	36.6
Retained Earnings	218.8	243.0	276.4
Other Stockholders' Equity	(1.7)	(1.7)	(1.7)

Total Stockholders' Equity	272.0	296.2	329.6

Total Liabilities & Stockholders' Equity	$334.1	$359.0	$395.3

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED INCOME STATEMENTS
PROVIDED TO LAZARD IN AUGUST 2003
(Unaudited)

	Fiscal Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Revenues:
Net Sales	$352.5	$406.9	$480.5
Other	1.0	1.0	1.0

Total Revenues	353.5	407.9	481.5
Cost of Products Sold	269.3	302.5	355.5

Gross Profit	84.2	105.4	126.0

Depreciation & Amortization	17.2	17.7	18.6
Selling and Administrative Expenses	33.0	43.6	49.8
Operating Income	34.1	44.1	57.6
Interest, Net	1.0	1.4	1.4
Other, Net	0.2	0.2	0.2

Income before Income Taxes	35.2	45.7	59.2
Income Taxes	11.1	14.4	18.7

Net Income	$24.1	$31.3	$40.6

METHODE ELECTRONICS, INC.
CONSOLIDATED PROJECTED CASH FLOW STATEMENTS
PROVIDED TO LAZARD IN AUGUST 2003
(Unaudited)

	Year Ending April 30,
	2004E	2005E	2006E
	($ in millions, except per share data)
Cash Flows from Operating Activities:
Net Income	$24.1	$31.3	$40.6
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Provision for Depreciation and Amortization	17.2	17.7	18.6
Deferred Income Taxes	(0.7)	(0.7)	(0.8)
(Increase) Decrease in Amounts Receivable	(5.4)	(4.2)	(12.3)
(Increase) Decrease in Inventories	0.9	(3.8)	(5.0)
(Increase) Decrease in Current Deferred Income Taxes and Prepaid Expenses	(3.9)	(1.5)	(8.9)
Increase (Decrease) in Accounts Payable and Accrued Expenses	1.6	(1.0)	1.0

Net Cash (Used in) Provided by Operating Activities	33.8	37.8	33.2
Cash Flows from Investing Activities:
Purchase of Property, Plant & Equipment	(20.0)	(22.0)	(24.0)

Net Cash (Used in) Provided by Investing Activities	(20.0)	(22.0)	(24.0)
Cash Flows from Financing Activities
Exercise of Stock Options	1.4	1.4	1.8
Cash Dividends	(7.2)	(7.2)	(7.2)

Net Cash (Used in) Provided by Financing Activities	(5.7)	(5.7)	(5.5)
Increase (Decrease) in Cash and Cash Equivalents	8.0	10.0	3.7
Cash and Cash Equivalents at Beginning of Period	64.3	72.3	82.3

Cash and Cash Equivalents at End of Period	$72.3	$82.3	$86.0

Description of New Common Stock

        The following description of the new common stock of Methode that our stockholders will own following the merger is not meant to be complete and is qualified by reference to the Restated Certificate of Incorporation, as amended in connection with the merger proposal, and the Delaware General Corporation Law. A copy of Methode's Restated Certificate of Incorporation is attached to this proxy statement as an exhibit to the Merger Agreement, which is Annex A.

Authorized Capital Stock

        If the holders of the Class A common stock and Class B common stock adopt the Merger Agreement and approve the merger, following the merger, we will have one class of common stock, designated "common stock," and the total number of shares of authorized capital stock will be 100,050,000 shares, comprised as follows:

  •
  100,000,000 shares of common stock, par value $.50 per share; and

  •
  50,000 shares of preferred stock, par value $100.00 per share.

        Based on the number of outstanding shares of Class A common stock on August 26, 2003, following the merger, we expect to have approximately 35,352,029 shares of new common stock issued and outstanding. As of August 26, 2003 there were no shares of preferred stock issued and outstanding.

New Common Stock

        The following is a description of the new common stock that our Class A common stockholders will own following the merger, assuming adoption of the Merger Agreement and approval of the merger.

        Dividend Rights.    Holders of shares of our common stock will be entitled to receive dividends if, as and when declared by our board of directors.

        Voting Rights.    Each outstanding share of new common stock will be entitled to one vote per share on all matters.

Anti-Takeover Considerations

        The Delaware General Corporation Law and our Restated Certificate of Incorporation (as amended in connection with the merger) contain provisions that could serve to discourage or to make a change in control of Methode more difficult without the support of our board of directors or without meeting various other conditions.

        Extraordinary Corporate Transactions.    Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation's assets and dissolutions.

        State Takeover Legislation.    Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder (generally defined as a person beneficially owning 15% or more of a corporation's voting stock) within three years of the time the stockholder became an interested stockholder, unless:

  •
  prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder,

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or

  •
  at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, that do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on Nasdaq or held of record by more than 2,000 stockholders. Methode's Restated Certificate of Incorporation does not include a provision electing not to be governed by Section 203 of the Delaware General Corporation Law.

Comparison of Stockholder Rights

        Upon completion of the merger and the conversion of the Class A common stock to the right to receive new common stock, there will be a significant shift in the relative voting power of our Class A common stock and Class B common stock with respect to the election of our board of directors and other matters submitted to our stockholders for approval.

Election of Directors

        Our board of directors currently consists of eight directors. Under our certificate of incorporation, our Class A common stock has the right to elect 25% of our board of directors (rounded up to the nearest whole number) and our Class B common stock has the right to elect the remaining directors. After completion of the merger, our Restated Certificate of Incorporation will provide that our new common stock will have the right to elect the entire board of directors.

Other Matters

        Currently, on matters other than the election of directors, our Class A common stock is entitled to one-tenth of one vote per share and our Class B common stock is entitled to one vote per share. As a result of the merger, holders of our new common stock will be entitled to one vote per share on all matters submitted to a stockholder vote.

        Following the completion of the merger, the rights of each holder of new common stock will be the same in all material respects as the rights of each holder of Class A common stock prior to the completion of the merger, except as set forth in the following table:

	Pre-Merger	Post-Merger
Election of Directors at Annual Meetings:	Holders of Class A common stock voting as a separate class have the right to elect 25% (rounded up to the nearest whole number) of our board of directors and the holders of Class B common stock voting as a separate class have the right to elect the remaining directors.	Holders of new common stock have the right to elect the entire board of directors.
Matters other than the Election of Directors:	Holders of Class A common stock are entitled to one-tenth of one vote per share and holders of Class B common stock are entitled to one vote per share.	Holders of new common stock are entitled to one vote per share on all matters submitted to a stockholder vote.

Removal of Directors without Cause:
	Holders of Class A common stock have the right to vote as a separate class on the removal without cause of any director elected by the Class A common stock. Holders of Class B common stock have the right to vote as a separate class on the removal without cause of any director elected by the Class B common stock.	Holders of new common stock have the right to vote on the removal with or without cause of any director.
Filling Vacancies on the Board of Directors:
	By Stockholders: Any vacancy in the office of a director elected by the holders of Class A common stock may be filled by a vote of such holders, voting as a separate class. Any vacancy in the office of a director elected by the holders of Class B common stock may be filled by a vote of such holders, voting as a separate class.	By Stockholders: Any vacancy in the office of any director may be filled by a vote of the holders of the new common stock.

	By Directors: In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class A common stock, voting as a separate class, may be filled by the remaining directors elected by such class. In the absence of a stockholder vote, a vacancy in the office of a director elected by the holders of Class B common stock, voting as a separate class, may be filled by the remaining directors elected by such class.	By Directors: A vacancy in the office of any director may be filled by the remaining directors.
Filling Newly Created Directorships:	By Stockholders: Stockholders may fill newly created directorships in the same manner as specified above for filling vacancies in the two classes prior to the completion of the merger.	By Stockholders: Stockholders may fill newly created directorships in the same manner as specified above for filling vacancies in the offices of directors after completion of the merger.

	By Directors: Our certificate of incorporation provides that the board of directors may increase the number of directors, and any vacancies so created may be filled by the board of directors; provided that the board of directors may be so enlarged by the board of directors only to the extent that at least 25% of the enlarged board consists of directors elected by (i) the holders of Class A common stock or (ii) persons approved to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A common stock. The remaining directors of the enlarged board shall be elected by (i) the holders of Class B common stock or (ii) persons approved to fill vacancies created by the death, resignation or dismissal of persons elected by the holders of Class B common stock.	By Directors: Directors may fill newly created directorships in the same manner as specified above for filling vacancies in the offices of directors after completion of the merger.

        After consummation of the merger, the previously elected or appointed Class A and Class B directors will remain in office pending the election of their successors at our annual meeting of stockholders, with the exception of Class B director Roy Van Cleave. The current directors have agreed that if vacancies in Class B directorships are filled, including those created by the resignations of James McGinley, Robert McGinley and Roy Van Cleave, they will be filled with independent directors not affiliated with the Trusts or the McGinley family members.

Effects of the Merger

        The merger has the effects set forth in the applicable provisions of the Delaware General Corporation Law.

        Our Common Stock.    At the effective time of the merger, by virtue of the merger and without any further action on the part of the holder of any capital stock of Methode: (1) each share of Class B common stock issued and outstanding immediately prior to the effective time of the merger shall be converted into the right to receive $23.55 per share in cash, without interest; (2) each share of Class A common stock issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of new Methode common stock; and (3) each issued and outstanding share of capital stock of Merger Corp. shall be cancelled.

        Our Restated Certificate of Incorporation.    At the effective time of the merger, our Restated Certificate of Incorporation will be amended to eliminate the provisions that relate to the present dual class structure.

        Stock Exchange Listing.    The shares of Class A common stock and Class B common stock currently trade under the ticker symbols "METHA" and "METHB," respectively. Following completion of the merger, the shares of new common stock are expected to be traded under the ticker symbol "METH." The current Class A common stock and Class B common stock will cease to be listed on the Nasdaq National Market and will cease to exist.

        The Securities Act of 1933.    The conversion of Class A common stock into new Methode common stock is being made pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933 (the "Securities Act"). Methode believes that shares of new Methode common stock issued upon effectiveness of the merger, other than any such shares held by affiliates of Methode within the meaning of the Securities Act, and other than shares received in respect of restricted shares, may be offered for sale and sold in the same manner as the existing Class A common stock without additional registration under the Securities Act. Affiliates of Methode and holders of restricted shares will continue to be subject to the restrictions specified in Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Methode for such purposes generally include individuals or entities that control, are controlled by or are under common control with Methode and include directors and executive officers of Methode.

        Stock Option Awards.    Outstanding options to purchase Class A common stock and other awards with respect to Class A common stock issued under our employee stock-based incentive and compensation plans will be converted into options and awards for the same number of shares of new common stock upon the same terms as in effect before the merger. The merger will not constitute a change in control for purposes of Methode's stock-based plans. There are no outstanding awards with respect to the Class B common stock issued under our stock-based incentive and compensation plans.

        The Rights Plan.    Our board of directors has approved an amendment to our Stockholder Rights Plan, set forth in the Rights Agreement dated            , 2003 among                        , to terminate the plan effective immediately prior to the Effective Time of the merger (as defined in the Merger Agreement) and Methode and the rights agent under the plan have entered into that amendment. After the Effective Time, our board of directors intends to consider the adoption of a new rights plan with similar terms.

        Change in Directors.    Under the terms of the McGinley Agreement, Roy M. Van Cleave will cease to be a member of our board of directors upon completion of the merger. Our current directors have agreed that if any director vacancies are filled, they will be filled with independent directors not affiliated with the Trusts or the McGinley family members.

        Elimination of the McGinley Family's Control Block.    The completion of the merger will eliminate the right of the Trusts and the McGinley family members, as a voting block of our Class B common stock, to control our board of directors and will shift to the present holders of Class A common stock, as our new common stockholders, the right to elect our entire board of directors.

        Alignment of Economic Interests and Voting Rights.    The merger will align our stockholders' voting rights with their economic interests in Methode by eliminating the disproportionate overall voting power of the Class B common stock in relation to the voting power of the Class A common stock. Currently, shares of our Class A common stock represent approximately 99% of our outstanding common stock and shares of our Class B common stock represent approximately 1% of our outstanding common stock. However, shares of our Class B common stock have the right to elect up to 75% of our board and represent approximately 8.7% of the total voting power of our common stock on other matters. After completion of the merger, the Class B common stock will be eliminated and 100% of the economic interests and voting power will be held by shares of our new common stock.

        Payments to Affiliates.    James McGinley and Robert McGinley, members of our board of directors until their resignations on and as of October 16, 2003, are special fiduciaries, co-trustees and beneficiaries of the Trusts. Prior to the McGinley Agreement, the Trusts held 880,901 shares of Class B common stock. Under the McGinley Agreement, the Trusts sold 750,000 shares of their Class B common stock to Methode at a price of $22.75 per share, for a total payment of $17,062,500. The Trusts currently hold 130,901 shares of our Class B common stock. James McGinley and Robert McGinley are also co-trustees and beneficiaries of the Jane R. McGinley Trust dated September 18, 2001 (the "Jane R. McGinley Trust"), which holds 10,002 shares of our Class B common stock. Excluding shares of Class B common stock held by the Trusts and the Jane R. McGinley Trust, James McGinley beneficially owns 268 shares of Class B common stock and Robert McGinley beneficially owns 23,308 shares of Class B common stock. The Trusts, the Jane R. McGinley Trust, James McGinley and Robert McGinley are obligated under the McGinley Agreement to vote their shares of Class B common stock in favor of the merger. Upon completion of the merger, the Trusts will be paid an additional $3,082,719, the Jane R. McGinley Trust will be paid $235,547, James McGinley will be paid $6,311 and Robert McGinley will be paid $548,903, for their remaining shares of Class B common stock.

        Two other members of our board of directors beneficially own shares of our Class B common stock. Roy Van Cleave beneficially owns 130,901 shares of Class B common stock in his capacity as special fiduciary of the Trusts and 500 shares of Class B common stock directly. George Wright beneficially owns 6,540 shares of Class B common stock. Pursuant to the merger, Roy Van Cleave will be paid $11,775 and Mr. Wright will be paid $154,017 for their shares of Class B common stock.

        Cost to Methode of the Merger Agreement and the Merger.    On July 21, 2003, we paid $17,062,500 in cash to purchase 750,000 shares of Class B common stock from the Trusts pursuant to the McGinley Agreement. We expect to pay approximately $8 million in cash to eliminate all of the remaining shares of outstanding Class B common stock in the merger. We intend to use our existing available cash to fund this amount. The cash used to finance the merger will require resources that could be used for other corporate purposes.

        Except as described in this proxy statement, or as may occur in the ordinary course of our business, we currently have no plans or proposals that relate to or would result in:

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  an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

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  a purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

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  any material change in our present dividend rate, or our present indebtedness or capitalization;

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  any change in our present board of directors or our management;

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  any other material change in our corporate structure or business;

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  any class of our equity securities being delisted from a national securities exchange or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association;

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  any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

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  the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

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  the acquisition by any person of additional securities of ours or the disposition of our securities; or

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  any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control.

Source and Amount of Funds

        On July 21, 2003, we paid $17,062,500 in cash to repurchase 750,000 shares of Class B common stock from the Trusts and the McGinley family members pursuant to the McGinley Agreement. We expect to pay approximately $8 million in cash to purchase all of the remaining outstanding shares of Class B common stock in the merger. We intend to use our existing available cash to fund this amount. There are no material conditions to the financing.

Accounting Treatment

        In order to record the elimination of our shares of Class B common stock, we will decrease our cash, reduce the amount recorded for Class B capital stock to zero, and to the extent that the decrease in cash exceeds the amount recorded for Class B capital stock, we will decrease retained earnings on our balance sheet. Since the $0.50 par value of the new common stock will be the same as the Class A common stock, no accounting treatment is required for the merger of our Class A common stock.

United States Federal Income Tax Consequences

        We describe below the material United States federal income tax consequences to stockholders of the merger. The following is based upon the Internal Revenue Code of 1986, as amended as of the date of this offer (the "Code"), existing and proposed United States Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, changes to which could affect the tax consequences described in this offer (possibly on a retroactive basis).

        We have addressed such tax consequences only with respect to shares of Class A common stock and Class B common stock held as capital assets. We have not addressed all of the tax consequences that may be relevant to particular stockholders because of their personal circumstances, or to other types of stockholders who may be subject to special tax rules, including, without limitation:

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  certain financial institutions;

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  traders in securities that elect mark to market;

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  dealers or traders in securities or commodities;

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  insurance companies;

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  S corporations;

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  partnerships;

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  expatriates;

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  tax-exempt organizations;

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  tax-qualified retirement plans;

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  Non-United States Holders (except to the extent specifically set forth below);

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  persons who are subject to alternative minimum tax;

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  persons who hold shares as a position in a "straddle" or as part of a "hedging" or "conversion" transaction; or

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  United States Holders (as defined below) who have a functional currency other than the United States dollar.

        The consequences described below may not be applicable with respect to Class A or Class B common stock acquired as compensation (including stock acquired upon the exercise of stock options or which were or are subject to forfeiture restrictions) or shares acquired under a tax-qualified retirement plan. We assume that no cash received in exchange for shares of Class B common stock in the merger is separately allocable to the associated preferred share purchase rights because such rights do not constitute separate property. We do not address the tax consequences to holders of shares of Class B common stock who exercise appraisal rights under Delaware law. The state, local or foreign tax consequences of the merger also are not addressed herein.

        In addition, if a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a holder, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the merger.

        You should consult your tax advisor as to the particular consequences to you of the merger.

        A "United States Holder" is a holder of Class A or Class B common stock that for United States federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation or partnership (or other entity taxable as a corporation or partnership) created or organized in or under the laws of the United States or any State or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust.

        A "Non-United States Holder" is a holder of Class A or Class B common stock other than a United States Holder.

Consequences to United States Holders

        Holders of Class A Common Stock.    The exchange of Class A common stock for new common stock will not result in the recognition of gain or loss by the holders of Class A common stock. The basis of the new common stock owned immediately following the merger will be the same as the stockholder's basis of the Class A common stock owned immediately prior to the merger, and the holding period of the new common stock owned by a stockholder immediately following the merger will include that stockholder's holding period for the Class A common stock owned immediately prior to the merger. The receipt of the special dividend in connection with the settlement described under "Special Factors—Litigation Relating to the Merger" will be a taxable distribution for the holders of Class A common stock. See the discussion of "Dividends" under "Holders of Class B Common Stock" below.

        Holders of Class B Common Stock.    The receipt of cash for Class B common stock in the merger will be a taxable event, and will be treated as either a sale or exchange or a distribution for United States federal income tax purposes, in accordance with the rules set forth below.

        Sale or Exchange. A United States Holder's exchange of Class B common stock for cash in the merger will be treated as a sale or exchange for United States federal income tax purposes if the exchange:

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  results in a "complete termination" of the holder's stock interest in both Class A common stock and Class B common stock of Methode under section 302(b)(3) of the Code;

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  is a "substantially disproportionate" redemption with respect to the holder under section 302(b)(2) of the Code; or

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  is "not essentially equivalent to a dividend" with respect to the holder under section 302(b)(1) of the Code.

        In determining whether any of these tests have been met, a United States Holder must take into account not only Class A common stock and Class B common stock it actually owns, but also Class A common stock and Class B common stock it constructively owns within the meaning of section 318 of the Code.

        A distribution to a stockholder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the stockholder's stock interest in Methode. If, as a result of the receipt of cash for Class B common stock in the merger, a United States Holder of Class B common stock whose relative stock interest in Methode is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Methode (including any Class A common stock and Class B common stock constructively owned), that United States Holder generally should be regarded as having suffered a meaningful reduction in its interest in Methode.

        Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the respective objective tests set forth in section 302(b)(3) and section 302(b)(2) of the Code. The receipt of cash for Class B common stock will result in a "complete termination" if the stockholder owns no Class A common stock and the stockholder effectively waives the attribution of shares constructively owned by the stockholder in accordance with the procedures described in section 302(c)(2) of the Code. A distribution of cash for Class B common stock to a stockholder will be "substantially disproportionate" if the percentage of the outstanding new common stock actually and constructively owned by the stockholder immediately following the merger is less than 80% of the percentage of the outstanding Class A common stock and Class B common stock actually and constructively owned by the stockholder immediately before the merger (treating Class B common stock as outstanding).

        Contemporaneous dispositions or acquisitions of stock by a stockholder or related individuals or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining whether any of the three tests under section 302(b) of the Code has been satisfied.

        If the receipt of cash for Class B common stock is treated as a sale or exchange, the United States Holder will recognize capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in its Class B common stock. The gain or loss would be long-term capital gain or loss if the United States Holder's holding period for the Class B common stock exceeds one year. The claim for a deduction in respect of a capital loss may be subject to limitation.

        Distribution.    If the cash received by a United States Holder for Class B common stock is treated as a distribution (as opposed to consideration received in a sale or exchange), the amount of the distribution will be the amount of cash received by the holder. The distribution will be treated as a dividend, and hence taxable as ordinary income, to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the holder's tax basis in its Class B common stock, and then new common stock, if any. Any remaining amount after the United States Holder's tax basis has been reduced to zero will be taxable as capital gain. Any such capital gain will be long-term capital gain if the holder has held the shares for more than one year at the time of the merger.

        The United States Holder's adjusted tax basis in its Class B common stock generally will be transferred to any of its remaining stockholdings in Methode. If the United States Holder does not retain any actual stock ownership in Methode (having a stock interest only constructively), the holder may lose the benefit of the holder's adjusted tax basis in its Class B common stock.

        A dividend received by a corporate United States Holder may be (1) eligible for a dividends-received deduction (subject to applicable exceptions and limitations) and (2) subject to the "extraordinary dividend" provisions of section 1059 of the Code. Corporate stockholders should consult their own tax advisors regarding (1) whether a dividends-received deduction will be available to them, and (2) the possible application of section 1059 to the ownership and disposition of their shares.

        Tax Rate Changes.    Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act") reduces the individual tax rates on both long-term capital gains and dividend income. The top individual rate on adjusted capital gains is generally reduced to 15% (5% for taxpayers in the lower brackets). On dividend income, the top individual rate is generally reduced to 15% (5% for taxpayers in the lower brackets), provided certain holding period requirements and certain other conditions are satisfied. Beginning on January 1, 2009, the U.S. federal income tax rates applicable to dividends and long-term capital gains are scheduled to return to the tax rates in effect prior to the enactment of the 2003 Tax Act. Additionally, the 2003 Tax Act provides that if an individual receives a dividend on a share of stock subject to the "extraordinary dividend" provisions of Section 1059 of the Code, any loss on the sale or exchange of such a share will, to the extent of such dividends, be treated as a long-term capital loss.

        Information Reporting by Methode.    If the merger is approved, we will ask United States Holders of Class B common stock to certify to us whether they own, actually or constructively, any shares of Class A common stock, so that we can determine how to report payments to such holders to the IRS.

Consequences to Non-United States Holders

        The exchange of Class A common stock for new common stock will not result in the recognition of gain or loss by Non-United States Holders of Class A common stock. See the discussion of "Holders of Class A Common Stock" under "Consequences to United States Holders" above.

        The transfer agent generally will treat the special dividend received by a Non-United States Holder of Class A common stock and the cash received by a Non-United States Holder of Class B common stock in the merger as dividend distributions from Methode. Accordingly, the transfer agent generally will withhold United States federal income taxes equal to 30% of the gross proceeds payable to the Non-United States Holder or his or her agent unless the transfer agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the conduct of a trade or business within the United States.

        To obtain a reduced rate of withholding under a tax treaty, a Non-United States Holder must deliver to the transfer agent before the payment a properly completed and executed IRS Form W-8BEN (or successor form). To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the offer are effectively connected with the conduct of a trade or business within the United States, a Non-United States Holder must deliver to the transfer agent before the payment a properly completed and executed IRS Form W-8ECI (or successor form). A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the offer in the manner and to the extent described herein as if it were a United States Holder. The transfer agent will determine a stockholder's status as a Non-United States Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that reliance is not warranted.

        If the exchange is characterized as a sale (as opposed to a distribution) with respect to a Non-United States Holder of Class B common stock, the holder generally will not be subject to United States federal income tax, and therefore may be entitled to a refund of the tax withheld by the transfer agent on any gain with respect to the exchange unless:

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  the gain is effectively connected with a trade or business of the Non-United States Holder in the United States and, if certain tax treaties apply, is attributable to a permanent establishment in the United States maintained by such holder;

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  in the case of a non-resident alien individual who holds the Class B common stock as a capital asset, the individual is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

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  we are or have been a "U.S. real property holding corporation" at any time during the shorter of the five-year period ending on the date of the merger or the period that you held the Class B common stock and certain other requirements are met.

        Methode does not believe it has been or currently is a "U.S. real property holding corporation." Moreover, even if we were, or were to become, a U.S. real property holding corporation, no adverse tax consequences would apply to you if you hold, directly or indirectly, at all times during the applicable period, 5% or less of any class of our stock, provided that our stock was regularly traded on an established securities market.

        Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

United States Federal Income Tax Backup Withholding

        Under the United States federal income tax backup withholding rules, unless an exemption applies under the applicable law and regulations, 28% of the gross cash proceeds payable to a stockholder or other payee pursuant to the merger must be withheld and remitted to the U.S. Internal Revenue Service ("IRS") unless the stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the transfer agent (as payer) and certifies under penalty of perjury that such number is correct. Therefore, each holder of Class B common stock should complete and sign a Form W-9 so as to provide the information and certification necessary to avoid backup withholding, unless such stockholder otherwise establishes to the satisfaction of the transfer agent that it is not subject to backup withholding. If the transfer agent is not provided with the correct TIN, the tendering stockholder also may be subject to penalties imposed by the IRS. If withholding results in an overpayment of taxes, a refund may be obtained. Certain "exempt recipients" (including, among others, all corporations and certain Non-United States Holders) are not subject to these backup withholding requirements. In order for a Non-United States Holder to qualify as an exempt recipient, that stockholder must submit an appropriate IRS Form W-8, signed under penalties of perjury, attesting to that stockholder's exempt status.

Consequences to Methode

        Neither the merger nor the payment of the special dividend in connection with the settlement described under "Special Factors—Litigation Relating to the Merger" will result in any income, gain, loss or deduction to Methode for United States federal income tax purposes.

        The tax discussion set forth above is included for general information only. You are urged to consult your tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of state, local and foreign tax laws.

Appraisal Rights

        Except as provided below, our stockholders will not be entitled to appraisal rights in connection with the merger. If the merger is consummated, holders of shares of Class B common stock (other than the Trusts and the McGinley family members) are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that they comply with the conditions established by Section 262. Holders of our Class A common stock are not entitled to appraisal rights.

        Section 262 is reprinted in its entirety as Annex E to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex E. This discussion and Annex E should be reviewed carefully by any holder of Class B common stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

        A record holder of shares of Class B common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Class B common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Class B common stock" are to the record holder or holders of shares of Class B common stock.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of Class B common stock.

        Holders of shares of Class B common stock who desire to exercise their appraisal rights must not vote in favor of the merger and must deliver a separate written demand for appraisal to Methode prior to the vote by the stockholders of Methode on the merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Methode of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Class B common stock. A proxy or vote against the merger will not by itself constitute such a demand. Within ten days after the Effective Time, Methode must provide notice of the Effective Time to all Class B common stockholders who have complied with Section 262 and who have not voted in favor of or consented to the merger.

        A Class B common stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Corporate Secretary, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

        A person having a beneficial interest in shares of Class B common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Class B common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Class B common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Class B common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Class B common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Class B common stock outstanding in the name of such record owner.

        Within 120 days after the Effective Time, either Methode or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Methode in the case of a petition filed by a Class B common stockholder, demanding a determination of the fair value of the shares of all dissenting Class B common stockholders. There is no present intent on the part of Methode to file an appraisal petition and Class B common stockholders seeking to exercise appraisal rights should not assume that Methode will file such a petition or that Methode will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Class B common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any Class B common stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Methode a statement setting forth the aggregate number of shares of Class B common stock not voting in favor of the merger and with respect to which demands for appraisal were received by Methode and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request therefor has been received by Methode or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

        If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which Class B common stockholders are entitled to appraisal rights. The Delaware Court may require the Class B common stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Class B common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        Although Methode believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and Class B common stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Methode does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Class B common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of Methode, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any holder of shares of Class B common stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of Methode. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, Class B common stockholders' rights to appraisal shall cease, and all holders of shares of Class B common stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as Methode has no obligation to file such a petition, and Methode has no present intention to do so, any holder of shares of Class B common stock who desires such a petition to be filed is advised to file it on a timely basis. Any Class B common stockholder may withdraw such stockholder's demand for appraisal by delivering to Methode a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Methode and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

        The Trusts and the McGinley family members have waived any appraisal right they may have in connection with the agreement they entered into with Methode and the merger, but not with respect to any superior proposal that may be pursued by Methode in accordance with the agreement.

Regulatory Matters

        To effect the merger, we will be required to file a certificate of merger with the Delaware Secretary of State. We have applied to list the new common stock on the Nasdaq National Market under the symbol "METH." We are awaiting approval and official notice of issuance.

        We are not aware of any other approval or action by any governmental, administrative or regulatory authority that would be required in connection with the merger. Should any other approval or action be required, we currently contemplate that we will seek that other approval or action. We cannot predict whether we will be required to delay the merger pending the outcome of any such matter. There can be no assurance that any other approval or action, if needed, would be obtained.

Stock Certificates

        After completion of the merger, your certificates representing shares of Class A common stock will represent an equal number of shares of new common stock. It will not be necessary for you to exchange your existing certificates for new certificates. However, you may at any time after the merger exchange your existing certificates for new common stock certificates by contacting Mellon Investor Services LLC, our transfer agent, at 1-800-288-9541.

        For holders of our Class B common stock, promptly following completion of the merger, Mellon Investor Services LLC, our transfer agent, will mail to each record holder of shares of Class B common stock in certificated form, instructions and transmittal materials for effecting the surrender of stock certificates of Class B common stock in exchange for $23.55 cash per share, without interest.

        Please do not send in your stock certificates with the enclosed proxy card and do not surrender any certificates representing Class B common stock until you have received transmittal materials from our transfer agent following completion of the merger.

Interests of Certain Persons

        James W. McGinley, Robert R. McGinley and Roy M. Van Cleave have interests in the McGinley Agreement, the Merger Agreement and the merger that are different from, or in addition to, the interests of our Class A common stockholders and our Class B common stockholders. James McGinley and Robert McGinley were members of our board of directors until their resignations on and as of October 16, 2003 and Roy Van Cleave currently serves as a member of our board of directors. These interests are described in more detail below.

        James McGinley, Robert McGinley and their sister Margaret J. McGinley are special fiduciaries, co-trustees and beneficiaries of the Trusts. Roy Van Cleave is a special fiduciary of the Trusts and acted as special counsel to the Trusts in connection with the agreements among Methode, the Trusts and the McGinley family members. The Trusts hold 130,901 shares of our Class B common stock. James

McGinley, Robert McGinley and Margaret McGinley are also co-trustees and beneficiaries of the Jane R. McGinley Trust, which holds 10,002 shares of our Class B common stock. Excluding shares of Class B common stock held by the Trusts and the Jane R. McGinley Trust, James McGinley beneficially owns 268 shares of Class B common stock, Robert McGinley beneficially owns 23,308 shares of Class B common stock, Margaret McGinley beneficially owns 17,281 shares of Class B common stock and Roy Van Cleave beneficially owns 500 shares of Class B common stock.

The Planned Tender Offer by Methode

        Methode entered into an agreement dated August 19, 2002, and amended December 26, 2002, with the Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley to commence a tender offer to purchase all of the outstanding Class B common stock at a price of $20 per share in cash by the terms and conditions provided for in the agreement. A copy of the agreement, as amended, is filed as an annex to our definitive proxy statement in connection with the special meeting for the planned tender offer by Methode, which was filed with the Commission on June 10, 2003 and is available to the public free of charge over the Internet at the Commission's website at www.sec.gov.

        Pursuant to the amended agreement, Methode's obligation to commence the tender offer was subject to the prior approval of the offer by a majority of the Class A common stockholders present at a special meeting (excluding Class A common stock held by the Trusts and the McGinley family members). The Trusts, Jane R. McGinley, Margaret J. McGinley, James W. McGinley, and Robert R. McGinley agreed to tender their shares within ten business days of commencement and not to withdraw, on the condition that less than 100,000 shares of Class B common stock were outstanding after the planned Methode tender offer. Under the agreement, the Trusts, the Jane R. McGinley Trust, Margaret McGinley, James McGinley, and Robert McGinley were obligated to tender all of their Class B common stock in the offer. This represented an aggregate of 931,760 shares of Class B common stock, or 85.7% of the outstanding Class B common stock.

        The Trusts agreed to cause Horizon to repay in full the principal amount and all accrued interest due to Methode under a $6 million loan, which amounted to $6,583,886 as of January 31, 2003, within two business days after their receipt of the proceeds of the sale of their shares of Class B common stock pursuant to the offer. In addition, the Trusts agreed to use their reasonable best efforts to cause Class B directors James W. McGinley and Roy M. Van Cleave to resign from our board of directors or, at our request, take all lawful action to remove such directors. Messrs McGinley and Van Cleave indicated that they would resign from our board if the offer was completed.

        Our obligation to complete the offer was contingent, among other things, on: (1) a sufficient number of shares of Class B common stock being tendered so that upon the closing of the offer, less than 100,000 shares of Class B common stock remain outstanding, so that thereafter, the holders of Class B common stock would no longer have the right to elect up to 75% of our board of directors; (2) our receipt of a supplemental private letter ruling from the IRS that the offer and the transactions contemplated by the agreement would not adversely affect our ability to rely on the private letter ruling received by us from the IRS with respect to our distribution of the shares of Stratos Lightwave, Inc. to our stockholders in April 2001; (3) there being no change, circumstance or event outside the ordinary course of business that would be reasonably likely to be materially adverse to our business, properties, liabilities, operations or condition (financial or otherwise); (4) there being no statute, rule, regulation, decree, order, injunction or other legal restraint or prohibition which would restrain or prohibit the offer, the acceptance for payment of, or payment for, any of the shares of Class B common stock; and (5) our having sufficient legally available funds from which the Class B common stock tendered in the offer could lawfully be purchased.

        The agreement provided that either Methode or the Trusts could terminate the agreement if the planned Methode tender offer was not completed on or prior to May 31, 2003. The agreement could also be terminated and the transactions contemplated thereby abandoned at any time prior to the completion of the planned tender offer as follows: (1) by mutual written consent of Methode (as approved by the Special Committee) and the Trusts; (2) by Methode if any of the conditions to its obligation to complete the offer had not been satisfied or waived by Methode (as approved by the Special Committee); or (3) by the Trusts if any of the conditions to the Trusts and the McGinley family members obligations had not been satisfied or waived by the Trusts.

        If the agreement was terminated by us due to the occurrence of any change, circumstance or event outside the ordinary course of business that was reasonably likely to be materially adverse to our business, properties, liabilities, operations or condition (financial or otherwise), Methode would be required to pay to the Trusts and the McGinley family members within five business days after such termination a fee of $400,000 in the aggregate. If the agreement was terminated for any other reason (except the failure of our board of directors to call a special meeting or the withdrawal or change in the Special Committee's recommendation), including, without limitation, the failure to obtain the approval of the offer by the eligible Class A common stockholders, no fee would be payable to the Trusts and the McGinley family members.

        If we failed or declined to call a special meeting to approve the offer or the Special Committee withdrew or modified or proposed to withdraw or modify its recommendation that the eligible Class A common stockholders vote in favor of the offer, then, in either such event, Methode would have been required to pay to the Trusts and the McGinley family members within five business days after such event a fee of $150,000 in the aggregate.

        If the offer was not approved by the eligible Class A common stockholders, the Special Committee determined that it would not waive the condition in the agreement that the offer must be so approved. Accordingly, in such event, the offer would not be made by Methode and the agreement would be terminated.

        On June 12, 2003, Methode mailed to its stockholders the definitive proxy statement in connection with the special meeting scheduled for July 10, 2003 for eligible Class A common stockholders to vote on the making of the planned tender offer. On July 8, 2003, Dura Automotive Systems, Inc. commenced a tender offer for all of the outstanding shares of Class B common stock. On July 10, 2003, Methode adjourned the special meeting until July 24, 2003. On July 14, 2003, the Trusts and the McGinley family members gave notice of termination of the agreement. On July 23, 2003, Methode cancelled its special meeting of stockholders scheduled to reconvene on July 24, 2003.

The Horizon Loan

        The Trusts also own Horizon Farms, Inc. ("Horizon"), a horse farm and breeding operation. As co-trustees and beneficiaries of the Trusts, James McGinley and Robert McGinley have an interest in Horizon. In addition, James McGinley and Robert McGinley are officers and directors of Horizon. In April 2001, Methode loaned $6 million to Horizon in connection with the Estate making certain representations to the IRS in connection with the private letter ruling obtained by Methode in connection with the Stratos Lightwave spin-off. The Horizon loan, was payable on June 30, 2003 and bore interest at a rate of 5.25% per annum.

        In early 2001, Methode was completing its request for the revenue ruling in connection with the Stratos Lightwave spin-off. At the request of the IRS, William J. McGinley provided an undertaking to the IRS that he had no present intention to sell any of his Class A or Class B common stock (the majority of which shares are now held by the Trusts). William McGinley passed away in late January 2001. Consequently, the IRS required that William McGinley's Estate, as the owner of such

Class A common stock and Class B common stock, provide a similar undertaking to that provided by William McGinley.

        After William McGinley's death, loans held by William McGinley for which the Estate was responsible became due because of his death. The Estate informed Methode that it would be unable to provide the requested representation to the IRS because if the banks attempted to quickly foreclose on the loans, the Estate might be forced to sell various assets, including its Methode Class A common stock and Class B common stock. In discussions with Methode, the Estate indicated that if it received a term loan from Methode which allowed it to pay off the loans, it would be able to provide the representation to the IRS required in connection with the Stratos Lightwave spin-off.

        With the approval of our board of directors, Methode loaned $6 million to Horizon. Upon receipt of the Horizon loan, the Estate executed the required IRS representation.

        On June 30, 2003, Horizon paid off the Horizon loan in full.

Split-Dollar Insurance Agreement

        Other non-operating income for Methode for fiscal 2001 included $6.6 million from insurance proceeds of approximately $10 million related to the death in January 2001 of William J. McGinley, Methode's founder and the father of James McGinley and Robert McGinley. Methode is a party to a Split-Dollar Insurance Agreement dated August 9, 1996, with the William J. McGinley and Jane R. McGinley Irrevocable Trust (the "Irrevocable Trust"). James W. McGinley, Robert R. McGinley and their sister, Margaret J. McGinley, and other McGinley family members, are beneficiaries of the Irrevocable Trust. Pursuant to the Split-Dollar Insurance Agreement, Methode agreed to pay premiums on five life insurance policies owned by the Irrevocable Trust on the lives of William J. McGinley and Jane R. McGinley, the wife of William J. McGinley and the mother of James McGinley and Robert McGinley. Methode has collateral assignments on the policies that entitle it to receive reimbursement from the insurance proceeds at the greater of the cumulative premiums paid or the cash surrender value of the policies.

        As a result of the death of Jane McGinley in February 2003, insurance proceeds of approximately $10.5 million will be paid under four of the split-dollar last survivor life insurance policies. In April 2003, approximately $3.5 million was paid to the Irrevocable Trust under one such policy and approximately $1.0 million was paid to Methode, representing the cash surrender value of the policy. With respect to the three remaining policies, the proceeds to be paid to the Irrevocable Trust equal approximately $4.7 million and the amount to be paid to Methode equals approximately $1.3 million, representing the premiums paid on those policies by Methode.

        Methode and the Irrevocable Trust are currently involved in a dispute regarding whether the amount payable to Methode should be reduced by $89,260, which represents the amount of premiums included in the McGinleys' income and deducted by Methode for federal tax purposes. If this dispute is not resolved by discussions between the parties litigation or arbitration could result. In any such proceeding, Methode could raise the issue of whether Methode is entitled to an additional payment of $99,883 from the Irrevocable Trust. This represents the amount of premium payments included in the McGinleys' taxable income and deducted by Methode for federal tax purposes. This amount was deducted from the premium reimbursement amount previously paid to Methode in connection with the insurance proceeds distributed upon the death of William McGinley.

Vote of Methode Affiliates on the Merger

        Pursuant to the terms of the McGinley Agreement, the Trusts, the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley agreed to vote their outstanding shares of Class B common stock in favor of adopting the Merger Agreement and approving the merger.

Based on information provided to us after reasonable inquiry, such stockholders currently intend to vote their outstanding shares of our Class A common stock, if any, in favor of adopting the Merger Agreement and approving the merger.

        Based on information provided to us after reasonable inquiry, all of our directors and executive officers currently intend to vote their outstanding shares of our Class A and Class B common stock in favor of adopting the Merger Agreement and approving the merger.

Interests of Members of our Board of Directors

        In addition to Roy M. Van Cleave, the only other member of our board of directors who currently beneficially owns shares of our Class B common stock is George C. Wright, who owns 6,540 shares of Class B common stock. Warren L. Batts and George C. Wright are members of the Special Committee and William C. Croft was a member of the Special Committee until his resignation on August 8, 2002. Mr. Croft resigned as a special fiduciary of the Trusts shortly before his appointment to the Special Committee.

Litigation Relating to the Merger

Litigation Relating to the Class B Common Stock

        On September 9, 2003, a holder of shares of our Class B common stock filed a purported class action complaint on behalf of certain present and former holders of our Class B common stock in the Court of Chancery of the State of Delaware naming Methode, its directors and certain of its officers as defendants and alleging that the individual defendants breached their fiduciary duties with respect to the McGinley Agreement. The complaint sought, among other things, the entry of an order terminating and/or declaring void the McGinley Agreement and awarding unspecified damages and attorneys' fees and costs.

        On October 1, 2003, the plaintiff in this action filed an amended purported class action complaint. Among other things, the amended complaint added a request for injunctive relief to preliminarily and permanently enjoin Methode from consummating the proposed merger or soliciting proxies related to the proposed merger.

        On October 16, 2003, all of the defendants in this action filed a motion to dismiss the action.

        On October 20, 2003, the court denied plaintiff's motion for expedited proceedings and refused to schedule a hearing on plaintiff's motion for a preliminary injunction.

Litigation Relating to the Class A Common Stock

        General.    On September 13, 2002, a holder of 100 shares of Class A common stock filed a class action against Methode and certain of our directors on behalf of all holders of our Class A common stock and derivatively on behalf of Methode in the Court of Chancery of the State of Delaware. Plaintiff alleged in the complaint that our directors breached their fiduciary duties of disclosure, care and loyalty by approving the agreement between Methode and the Trusts and the McGinley family members pursuant to which Methode agreed, among other things, to make a tender offer for the repurchase of all of our Class B common stock at a price of $20 per share. Plaintiff further alleged in the complaint that our board approved the tender offer for the repurchase of our Class B common stock, caused Methode to enter into certain employment agreements with our chairman of the board and certain of its officers and failed to disclose and misrepresented certain information in connection with our 2002 proxy statement, as part of a scheme to entrench the incumbent board and management. Additionally, plaintiff alleged in the complaint that our directors, by approving the repurchase of the Class B common stock, diverted a corporate opportunity to receive a control premium away from

Methode and the Class A common stockholders. Plaintiff sought, among other things, to enjoin the repurchase of the Class B common stock, as well as other equitable relief.

        On March 17, 2003, following the December 26, 2002 amendment of the original agreement between Methode and the Trusts and the McGinley family members to require a vote of the Class A common stockholders, the parties in this litigation entered into a memorandum of understanding providing for the settlement of this litigation. Pursuant to the terms of the memorandum of understanding, Methode agreed, among other things, that: (i) it would only proceed with the planned Methode tender offer if it is approved by the affirmative vote of the holders of shares having a majority of the shares of Class A common stock present or represented by proxy at the special meeting (excluding shares held by the Trusts and the McGinley family members); (ii) it would make certain revisions to the disclosures in the proxy statement in connection with the special meeting to approve the making of the planned Methode tender offer as requested by the plaintiff; and (iii) it would declare a special dividend of $0.04 per share of Class A common stock within 60 days following consummation of the planned Methode tender offer. If the offer was not consummated, this special dividend would not be declared or paid. The memorandum of understanding also provided for the dismissal of the action with prejudice and release of all related claims against Methode and the director defendants. The settlement as provided for in the memorandum of understanding is contingent upon, among other things, approval by the court.

        On July 1, 2003, a Stipulation and Agreement of Compromise Settlement and Release (the "Original Settlement Agreement") including the terms described in the March 17, 2003 memorandum of understanding was executed by the parties. Counsel for the parties conferred on certain revisions to be made to the disclosures in our preliminary proxy statement filed with the Commission in connection with the special meeting for our Class A common stockholders to approve the making of the planned Methode tender offer, and agreed to certain additional information, which was disclosed in the definitive proxy statement filed with the Commission on June 10, 2003 and mailed to our stockholders on June 12, 2003. The defendants acknowledged that the corporate governance changes outlined in the preliminary proxy statement were, in part, the result of the concerns raised by plaintiff in the action.

        On July 29, 2003, following the termination of the original agreement between Methode, the Trusts and the McGinley family members dated August 19, 2002, and amended December 26, 2002, and the execution of the McGinley Agreement, the parties to the litigation entered into a stipulation and agreement of compromise, settlement and release (the "Settlement Agreement") providing for the settlement of this litigation. Pursuant to the terms of the Settlement Agreement, the defendants agreed, among other things, that: (i) the amended agreement with the Trusts and the McGinley family members requiring the approval of the Class A common stockholders prior to making the planned tender offer by Methode was the result of this litigation and was a benefit to the Class A common stockholders and to Methode and its directors in responding to Dura's offer and with respect to the decision to enter into the McGinley Agreement, (ii) Methode, acting through its board of directors, would declare and pay a special dividend of $0.04 per share of Class A common stock within 60 days following the acquisition of the balance of the shares of Class B common stock by merger or purchase, (iii) the effect of the McGinley family stock sale and merger pursuant to the McGinley Agreement will be to accomplish the corporate governance changes agreed to as part of the Original Settlement Agreement, and (iv) counsel for the defendants will confer with counsel for plaintiffs regarding the disclosures in the proxy statement for the merger. The Settlement Agreement also provides for the dismissal of this litigation with prejudice and release of all related claims against Methode and the director defendants. The settlement as provided for in the Settlement Agreement is contingent upon, among other things, approval by the court. A hearing to consider, among other things, whether the settlement as provided for in the Settlement Agreement should be approved by the court is currently scheduled for December 3, 2003.

        There is no assurance that this settlement will have been approved by the court and finalized at the time the merger is scheduled to close. In the event the settlement is not finalized and the litigation is still pending at such time, Methode currently intends to complete the merger.

        Challenges of Plaintiff's Expert to the Planned Methode Tender Offer.    On December 17, 2002, the plaintiff in the action supplemented his discovery responses to set forth the subjects on which his expert, Dr. Donald Puglisi ("Plaintiff's Expert"), Managing Director of Puglisi & Associates and MBNA America Professor of Business Emeritus at the University of Delaware, is expected to testify at trial. Dr. Puglisi was retained by the plaintiff to examine and comment upon the TM Capital report. According to plaintiff's supplemental discovery responses, Plaintiff's Expert has expressed his opinion that portions of TM Capital's August 2002 analysis indicate that the premium to be paid for the Class B common stock is inappropriate because, among other things, in 24 recent acquisitions of dual class stock companies identified by TM Capital, no premium was paid to the holders of the higher voting stock and, in the three acquisitions where a premium was paid to the higher voting stock, the additional premium ranged from 9.1% to 30% with an average premium of 16.4%. Considering all 27 acquisitions, the average premium was 1.82%. In addition, in the Seven Precedent Transactions utilized by TM Capital, the premiums ranged from 1% to 32%, with an average premium of 15%, and there were 15 restructuring transactions identified by TM Capital where no premium to the high voting stock was paid, which, if included, would reduce the average premium to 4.76%.

        According to plaintiff's supplemented discovery responses, Plaintiff's Expert is also of the opinion that TM Capital's dilution analysis is "unproven, flawed and skewed" because it purportedly is not a standard methodology recognized in the financial community and TM Capital has not provided any data showing that a third-party purchaser would pay the proposed premium. In that regard, Plaintiff's Expert is of the opinion that the Seven Precedent Transactions cited by TM Capital in its analysis do not show that a higher percentage premium will necessarily be paid the smaller the equity percentage represented by the control block. In some instances a higher percentage premium was paid though the equity percentage represented by the control block was larger or the same size as in other precedent transactions. Another comparison shows significantly different premiums where the percentage represented by the control block is the same.

        In addition, Plaintiff's Expert is of the opinion that a statistical regression analysis of the premiums paid to control shareholders against the control voting shares as a percentage of total shares outstanding for the Seven Precedent Transactions relied upon by TM Capital, as well as 15 other recent equity reclassification transactions with conversion ratios equal to 1.0 identified in TM Capital's analysis, indicates that the expected premium for the Class B common stock is 12.66%. A statistical regression analysis is a statistical technique used to find relationships between variables for the purpose of predicting future values. Plaintiff's Expert contends that TM Capital's analysis inappropriately excludes the 15 equity reclassification transactions where the exchange ratio was 1 for 1. According to Plaintiff's Expert, inclusion of these transactions would indicate an average dilution of 1.04%.

        The Plaintiff's Expert is also of the opinion that TM Capital's analysis does not take into account the differences between Methode's dual class voting structure, where Class A common stock has voting power including the right to elect at least 25% of the board and a majority of the votes on all other issues and the structure of the Seven Precedent Transactions where the non-control stock has no voting power or lesser voting power than the Class A common stock.

        Finally, Plaintiff's Expert is of the opinion that the TM Capital dilution analysis is based on inconsistent methods because TM Capital allegedly used a different formula to calculate the dilution in the Seven Precedent Transactions than the method it used to calculate the dilution in the proposed Methode transaction and that, if TM Capital had used a consistent methodology, the dilution would be significantly higher and would not follow the pattern TM Capital relies upon as a basis for its fairness opinion. Plaintiff's Expert is also of the opinion that while TM Capital presented the dilution for

Methode using a 30 day trading period, it calculated the percentage dilution for the Seven Precedent Transactions based on the closing price of the non-control stock on the day before the announcement of those transactions. In addition, Plaintiff's Expert is of the opinion that there are no data points in TM Capital's dilution analysis where the high voting stock represents less than 12% of the equity and TM Capital's analysis is, therefore, an unsupported extrapolation that assumes the premium analysis would increase dramatically as the percentage of the equity of the high voting stock decreases below 12%. According to Plaintiff's Expert, a regression analysis of the premium to control shareholders against percentage dilution to non-control shareholders for the Seven Precedent Transactions purportedly indicates an expected premium for the Class B common stock of 19.35%. In the view of the Plaintiff's Expert, the proper regression analyses are linear. Finally, Plaintiff's Expert is of the opinion that there is no basis in the finance literature for the manner in which TM Capital derived its curved relationship between the premium to control shares and control voting shares as a percentage of total shares outstanding.

        TM Capital's Response To Plaintiff's Expert's Challenges.    In the opinion of TM Capital, the total cost to the Class A common stockholders to eliminate the control block is the proper measure of fairness to the Class A common stockholders. In arriving at its fairness opinion, TM Capital analyzed the cost to the Class A common stockholders by examining the equity dilution at various premium levels and comparing that dilution to the Seven Precedent Transactions in which the control shares were repurchased or restructured.

        In addition, TM Capital does not believe Plaintiff's Expert's focus on the acquisitions of entire companies and control blocks where no premium or a reduced premium was paid to the controlling shareholders is relevant to TM Capital's analysis of fairness to the Class A common stockholders. While TM Capital included this information in its materials to the Special Committee for informational purposes, in this circumstance, the McGinley family was not willing to sell its control of Methode without receiving a premium. Accordingly, in order to analyze the fairness of the planned Methode tender offer, TM Capital looked at precedent transactions in which the control shareholders were paid a premium.

        With regard to Plaintiff's Expert's claim as to TM Capital's inconsistent use of a 30 day average in calculating dilution in the Methode transaction versus single day pricing for the Seven Precedent Transactions, it should be noted that in six of the seven precedent transactions, the premium received by the control stock was an exchange of lesser voting or other shares expressed as a fixed exchange ratio. Therefore, the dilution to the non-control stockholders would be the same whether calculated over a 30-day average or a single day. In the one precedent transaction where the control stockholders received cash, Pacificare Health Systems, Inc., the price represented a 14.91% premium over the volume weighted average closing price for the 30 days prior to the announcement and resulted in 1.88% dilution to the non-control stock as compared to a 12.71% premium and 1.63% dilution using the closing price on the day prior to the announcement. Consequently, had TM Capital made the change proposed by the Plaintiff's Expert, the calculation of dilution in the Seven Precedent Transactions would have been greater, not less.

        Finally, TM Capital believes that Plaintiff's Expert's regression analyses are flawed because the linear regression methodology proposed by the plaintiff does not demonstrate a statistically significant correlation. TM Capital further believes that once the dilution is calculated for each transaction, the resulting relationship between the size of the control block of shares and the premium paid is a curve. Additionally, TM Capital believes that the dilution data provided by the Seven Precedent Transactions is the basis for evaluating the planned Methode tender offer and the dilution proposed in the planned Methode tender offer is within the range of the Seven Precedent Transactions. In addition, the equity dilution or cost to Class A common stockholders of the planned Methode tender offer under the alternative method utilized by Plaintiff's Expert is less than the average dilution in the Seven Precedent Transactions.

Fees and Expenses

        We have retained Innisfree to act as information agent in connection with this proxy statement. Innisfree has not been retained to solicit proxies. Innisfree will receive a fee of $10,000 for its information agent services plus reimbursement of related out-of-pocket expenses. We will not pay any fees or commissions to brokers, dealers or other persons for soliciting votes pursuant to the merger.

        The fees and expenses to be incurred and paid by us in connection with the negotiation of the McGinley Agreement, the Merger Agreement and the merger are estimated as follows:

Information Agent & Depositary		$40,000
Financial Advisory Fees		$375,000
Legal Fees	$
Printing		$6,000
Filing Fees		$37,000
Miscellaneous		$10,000
Total	$

MARKET PRICE DATA; DIVIDENDS

        Our Class A common stock and Class B common stock are listed for trading on the Nasdaq National Market under the symbols "METHA" and "METHB." The following table sets forth the high and low sales prices for the periods indicated as reported on the Nasdaq Stock Market.

	Class A Stock Price				Class B Stock Price
	High		Low		High		Low
Fiscal Year ending April 30, 2004
First Quarter		$12.56		$9.03		$32.45		$19.25
Second Quarter		$13.36		$10.86		$44.74		$25.31
Third Quarter (through , 2003)	$		$		$		$
Fiscal Year ended April 30, 2003
First Quarter		$12.86		$7.75		$13.25		$8.25
Second Quarter		10.80		6.25		19.44		8.50
Third Quarter		11.27		8.00		19.27		18.06
Fourth Quarter		10.98		8.25		20.75		18.50
Fiscal Year ended April 30, 2002
First Quarter		$9.50		$5.56		$13.70		$6.75
Second Quarter		9.69		6.29		10.10		6.01
Third Quarter		9.79		6.81		10.25		7.00
Fourth Quarter		12.81		8.16		12.70		9.09

        On August 20, 2002, the last day on which our Class A common stock traded before the public announcement of the agreement dated August 19, 2002 with the Trusts and the McGinley family members, which contemplated a tender offer by Methode to repurchase the Class B common stock, the closing price of our Class A common stock as reported on the Nasdaq National Market was $9.05. On August 14, 2002, the last day on which our Class B common stock traded before the public announcement of this agreement, the closing price of our Class B common stock as reported on the Nasdaq National Market was $8.50.

        On                        , 2003, the closing price of our Class A common stock and Class B common stock as reported on the Nasdaq National Market was $            and $            , respectively. We urge stockholders to obtain current market quotations for our Class A common stock and Class B common stock.

        We pay dividends quarterly and for fiscal years 2003 and 2002, quarterly dividends were paid at an annual rate of $0.20 on shares of both the Class A common stock and Class B common stock. On July 31, 2003 and October 31, 2003, a dividend of $0.05 per share was paid to holders of our Class A common stock and Class B common stock.

        We expect to continue our policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements and financial conditions.

        As of August 26, 2003, the approximate number of record holders of our Class A common stock and Class B common stock was 895 and 310, respectively.

SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS

        The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode's voting securities as of October 9, 2003 (except as set forth in the relevant footnotes).

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class
Barclays Global Investors, N.A. (2) 45 Fremont Street San Francisco, California 94105	Class A Common Stock	3,027,089	8.6%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	Class A Common Stock	2,873,700	8.1%
The William J. McGinley Marital Trust No. 1 (4) c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	87,277	25.8%
The William J. McGinley Marital Trust No. 2 (4) c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	43,624	12.9%
Loeb Arbitrage Management (5) 61 Broadway New York, New York 10006	Class B Common Stock	65,900	19.5%
James W. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	141,171(6)(7)	41.8%
Margaret J. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	158,184(6)	46.8%
Robert R. McGinley c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	164,211(6)	48.6%
Roy M. Van Cleave c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	131,401(6)	38.9%
Richard J. Roberts c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	130,901(6)	38.8%

Bryan Cressey c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	130,901(6)	38.8%
Manish C. Shah c/o Dennis M. Wilson Piper Rudnick 203 North LaSalle Chicago, Illinois 60601	Class B Common Stock	130,901(6)	38.8%

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)
Based solely on a Schedule 13G filed by Barclays Global Investors, N.A. ("Barclays") with the Securities and Exchange Commission on February 12, 2003. According to the Schedule 13G, the shares reported are held by Barclays and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts.

(3)
Based solely on an Amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission on February 4, 2003. According to the Schedule 13G, Price Associates is deemed the beneficial owner of 2,893,700 shares, having sole voting power over 734,400 shares and sole investment power over all 2,893,700 shares. These securities are owned by various individuals and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Voting and investment power are shared by the special fiduciaries of this trust. See note (6) below.

(5)
Based solely on a Schedule 13F filed by Loeb Arbitrage Management with the Securities and Exchange Commission on August 18, 2003.

(6)
Based solely on an amendment to Schedule 13D filed with the Securities and Exchange Commission on October 24, 2003. Includes 87,277 shares of Class B common stock held by the William J. McGinley Marital Trust No. 1 and 43,624 shares of Class B common stock held by the William J. McGinley Marital Trust No. 2 (the "Trusts"), as to which Ms. M. McGinley and Messrs. J. McGinley, R. McGinley R. Van Cleave, R. Roberts, B. Cressey and M. Shah are special fiduciaries and share voting and investment power. Each of the special fiduciaries specifically disclaims beneficial ownership of all shares owned by the other special fiduciaries other than in their respective capacity as special fiduciary under the Trusts. Ms. M. McGinley and Messrs. J. and R. McGinley are also beneficiaries and co-trustees under the Trusts. Also includes 10,002 shares of Class B common stock held by the Jane R. McGinley Trust dated September 18, 2001, as to which Ms. M. McGinley and Messrs. J. McGinley and R. McGinley are co-trustees and beneficiaries and share voting and investment power.

(7)
Includes 268 shares of Class B common stock held by his wife.

EXECUTIVE OFFICERS AND DIRECTORS

Background

        Following is the business and background of our current directors and executive officers:

        Warren L. Batts has been a director of Methode since 2001. Mr. Batts is also a director of Cooper Industries, Inc., a manufacturer of electrical products and power and hand tools located at 600 Travis, Suite 5800, Houston, Texas 77002. Mr. Batts is the Retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company, located at 14901 Orange Blossom Trail, Orlando, Florida 32837 and the Retired Chairman of Premark International, Inc., a diversified consumer products company located at 1717 Deerfield Road, Deerfield, Illinois 60015. Prior to his retirement in 1997, Mr. Batts had been Chairman and Chief Executive Officer of Premark International, Inc. since 1986 and Chairman and Chief Executive Officer of Tupperware Corporation since its spin-off from Premark International, Inc. in 1996.

        William C. Croft has been a director of Methode since 1975. Mr. Croft also has been the Chairman of the Board of Clements National Company, a manufacturer of electrical equipment located at 6650 S. Narragansett, Chicago, Illinois 60638, since 1975.

        Donald W. Duda has been a director since 2001 and the President of Methode since February 2001. Prior thereto, Mr. Duda was Vice-President of Interconnect Products Group of Methode since March 2000. Prior thereto, Mr. Duda was with Amphenol Corporation, a manufacturer of electronic connectors located at 358 Hall Avenue, Wallingford, Connecticut 06492, as General Manager of its Fiber Optic Products Division from 1988 through November 1998. Currently, Mr. Duda is also a director and the President and Secretary of Merger Corp.

        William T. Jensen has been the Chairman of the Board since February 2001 and has been a director of Methode since 2001. Mr. Jensen also was a director of Methode from 1959 to 1997, President of Methode from December 1994 through February 1998, and Executive Vice President of Methode from 1952 through 1994.

        Roy M. Van Cleave has been a director since 2002. He has been President of Roy M. Van Cleave, P.C., a provider of legal services located at 65 West Jackson Boulevard, Chicago, Illinois 60604, since 2000. Prior thereto, Mr. Van Cleave was a partner of the law firm of Chapman & Cutler, 111 W. Monroe, Chicago, Illinois 60603, from September 1997 to September 2000.

        George C. Wright has been a director since 1968. Mr. Wright has been retired since December 2001. Prior thereto, he was President of Piedmont Co. Inc., a distributor of marine products located at 1630 Highway 243, Townville, South Carolina 29689, since 1989.

        John R. Cannon has been Senior Executive Vice President of Methode since 1997.

        Douglas A. Koman has been the Vice President, Corporate Finance of Methode since April 2001. Prior thereto he was Assistant Vice President—Financial Analysis since December 2000. Prior thereto he was with Illinois Central Corporation, a holding company whose principal subsidiaries are freight railroads, located at 455 North Cityfront Plaza Drive, Chicago, Illinois 60611, as Controller from November 1997 to March 2000 and Treasurer since July 1991.

        Robert J. Kuehnau has been the Vice President, Treasurer and Controller of Methode since June 1996.

        James F. McQuillen has been the Executive Vice President of Methode since April 2001. Prior thereto he was Vice President of Methode's Connector Products Division since August 1995.

        Following is the business and background of James W. McGinley and Robert R. McGinley, who were members of our board of directors until their resignations on and as of October 16, 2003.

        James W. McGinley has been a director of Methode since 1993. Mr. J. McGinley has been a director, the President and the Chief Executive Officer of Stratos Lightwave, Inc., a manufacturer of optical subsystems for the fiber optic industry located at 7444 West Wilson Avenue, Chicago, Illinois 60656, since April 12, 2000, when it was spun off from Methode. Prior thereto, Mr. J. McGinley was President of Methode since August 1998 and President of Methode's Optical Interconnect Products division from 1994 through 1998. James W. McGinley is the brother of Robert R. McGinley.

        Robert R. McGinley has been a director of Methode since 2001. Mr. R. McGinley is President of Traction, Inc., an entertainment media production company located at 1807 12th Street, Santa Monica, California 90404. Robert R. McGinley is the brother of James W. McGinley.

        The board of directors of Merger Corp. consists of one member, Donald W. Duda, who is also a director and executive officer of Methode. Mr. Duda is the only executive officer of Merger Corp., serving as President and Secretary.

        Neither Methode or Merger Corp. nor the directors or executive officers of Methode or Merger Corp. have been convicted in a criminal proceeding during the past five years excluding traffic violations or similar misdemeanors. Neither Methode or Merger Corp. nor the directors or executive officers of Methode or Merger Corp. have been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        All of the directors and executive officers of Methode and Merger Corp. are United States citizens.

Security Ownership

        The following table sets forth information regarding Methode's Class A common stock and Class B common stock beneficially owned as of October 17, 2003 by (i) each director, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class
Warren L. Batts	Common Stock Class A Class B	19,000 0	* *
William C. Croft	Common Stock Class A Class B	112,107 0	* *
Donald W. Duda	Common Stock Class A Class B	156,935 0	* *
William T. Jensen	Common Stock Class A Class B	270,133 0	* *
Roy M. Van Cleave	Common Stock Class A Class B	35,500 131,401	* 38.9%
George C. Wright	Common Stock Class A Class B	108,176 6,540	* *
Douglas A. Koman	Common Stock Class A Class B	65,161 0	* *
Robert J. Kuehnau	Common Stock Class A Class B	108,951 0	* *
James F. McQuillen	Common Stock Class A Class B	36,028 0	* *
All current directors and executive officers as a group (10 individuals)	Common Stock Class A Class B	911,991 137,941	2.5% 40.9%

*
Percentage represents less than 1% of the total shares of the respective class of common stock outstanding as of October 9, 2003.

(1)
Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the table entitled "Nature of Indirect Beneficial Ownership as of October 17, 2003" on the following page.

	Nature of Indirect Beneficial Ownership as of October 17, 2003
	Class A Shares Subject to Options Exercisable within 60 Days	As Special Fiduciary and Beneficiary of the William J. McGinley Trusts(1)
				By Family Members				In Retirement Plans
						As Co-Trustee
Beneficial Owner
				Class A	Class B		Class B		Class B
		Class A	Class B			Class A		Class A
Warren L. Batts	5,000	—	—	—	—	—	—	—	—
William C. Croft	24,707	—	—	—	—	—	—	—	—
Donald W. Duda	154,413	—	—	—	—	—	—	2,022	—
William T. Jensen	150,000	—	—	—	—	—	—	—	—
Roy M. Van Cleave	—	35,000	130,901	—	—	—	—	—	—
George C. Wright	24,707	—	—	—	—	83,469	6,540	—	—
Douglas A. Koman	61,398	—	—	—	—	—	—	3,763	—
Robert J. Kuehnau	76,076	—	—	—	—	—	—	8,452	—
James F. McQuillen	28,256	—	—	—	—	—	—	—	—
All current directors and executive officers (10 individuals)	546,632	35,000	130,901	373	187	83,469	6,540	50,194	27

(1)
Shares of Class A common stock are held by the William J. McGinley Marital Trust No. 2 and the William J. McGinley Irrevocable Trust, of which James W. McGinley and Robert R. McGinley, among others, are special fiduciaries and beneficiaries sharing voting and investment power with respect to such shares. Shares of Class B common stock are held by the William J. McGinley Marital Trust No. 1 and No. 2, of which James W. McGinley, Robert R. McGinley and Roy M. Van Cleave, among others, are special fiduciaries sharing voting and investment power with respect to such shares. James W. McGinley and Robert R. McGinley, along with their sister Margaret J. McGinley, are also co-trustees and beneficiaries of the William J. McGinley Marital Trust No. 1 and No. 2.

        Based on our records and on information provided to us by our directors and executive officers, neither we nor any of our directors and executive officers, or any of our other affiliates or subsidiaries has effected any transactions involving our Class B common stock during the 60 days prior to the date this proxy statement was first mailed to holders of our Class A common stock and our Class B common stock.

Employment Agreements

Jensen Employment Agreement

        William T. Jensen entered into an agreement with Methode in connection with his election to Chairman of the board of directors in February 2001. Under the agreement, as amended, Mr. Jensen is entitled to an annual salary of $278,356 and a quarterly bonus equal to .75% of first $2,000,000 pretax profit, .375% of the next $2,000,000 of pre-tax profit and .25% of all other pre-tax profit. In addition, Mr. Jensen was granted an option to purchase 100,000 shares of Methode's Class A common stock in fiscal 2001. In June 2002, the Compensation Committee elected to extend the term of the agreement to June 30, 2003. This agreement has not been further extended.

Employment Security Agreements

        On December 21, 2001, Messrs. Duda, Koman, Kuehnau and McQuillen each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive's employment without good cause or the executive voluntarily terminates his employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times the executive's annual salary (two times the annual salary in the case of Mr. McQuillen), (2) a lump sum cash bonus payment equal to 100% of annual salary plus a pro-rata portion equal to 100% of annual salary, (3) continued participation in Methode's welfare benefit plans for three years or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive's termination, including accumulated but unused vacation and bonuses under the

Longevity Continuation Plan, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

        In general, a "Change in Control" shall have occurred if any of the following occur:

  (1)
  any person or group is or becomes the beneficial owner of 25 percent or more of Methode's Class A common stock or Class B common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

  (2)
  at any time during any period of two consecutive 12-month periods, members of Methode's board of directors at the beginning of the period (the "Incumbent Board") cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

  (3)
  there is a merger or other business combination of Methode pursuant to which Methode's stockholders own less than 60 percent of the voting stock of the surviving corporation.

        "Period Pending a Change in Control" is defined in each agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.

Donald W. Duda Cash Bonus Agreement

        In each of May 2001 and June 2002, Methode granted Donald W. Duda a stock option award for 200,000 shares of Class A common stock under Methode's 2000 Stock Plan. Due to annual award volume limitations contained in the 2000 Stock Plan, each of these stock option awards are void to the extent that the number of shares granted exceeds 100,000 shares of Class A common stock. Accordingly, each of these grants were reduced to 100,000 shares of Class A common stock. In July 2003, Methode granted Mr. Duda a stock option award for 100,000 shares of Class A common stock, and would have granted him an additional 150,000 shares if the 2000 Stock Plan's annual volume limitation did not apply. In light of the foregoing and in order to compensate Mr. Duda equitably, effective as of August 22, 2003, Methode and Donald W. Duda entered into a Cash Bonus Agreement. Pursuant to this Cash Bonus Agreement, Mr. Duda is entitled to up to three cash bonuses, with the amounts to be determined based on two factors: the increase, if any, in the value of the Class A common stock, and the date Mr. Duda is paid the bonus. All bonuses payable under the Cash Bonus Agreement are forfeited if Mr. Duda is terminated for cause.

        The amount of the first cash bonus shall be determined by multiplying 100,000 by the value of the Class A common stock in excess of $10.50 (the value of Class A common stock on the date of the 2002 stock option grant). The vesting is the same as the underlying June 2002 stock option award. The amount of the second cash bonus shall be determined by multiplying 150,000 by the value of the Class A common stock in excess of $11.44 (the value of Class A common stock on the date of the 2003 stock option grant). The vesting is the same as the underlying July 2003 stock option award. These bonuses shall be paid on the earliest to occur of the following: (i) a date selected by Mr. Duda, provided there are no vested but unexercised options with respect to the corresponding option grant: (ii) termination of Mr. Duda's employment without cause; (iii) Mr. Duda's death or disability; and (iv) June 10, 2012 (for the first bonus) and July 3, 2013 (for the second bonus).

        Methode will pay Mr. Duda a third cash bonus in the event a change in control of Methode occurs prior to May 4, 2004, provided Mr. Duda is an employee of Methode immediately prior to such event. The amount of this cash bonus shall be determined by multiplying 100,000 by the value of the Class A common stock on the date of the change of control in excess of $6.35 (the value of Class A common stock on the date of the 2001 stock option grant).

Longevity Contingent Bonus Program

        Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

Director Compensation

        Directors who are not also Methode employees are compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation, Nominating or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each non-employee director is eligible to participate in the 2000 Stock Plan. Each non-employee director was granted an option to purchase 5,000 shares of Methode Class A common stock for the fiscal year ended April 30, 2003. These options vest six months after the grant date. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. In fiscal 2003, Messrs. Croft and Wright accrued above-market interest under Methode's Capital Accumulation Program of $2,237 and $2,221, respectively.

2000 Stock Plan

        The 2000 Stock Plan provides for awards of Incentive Stock Options, Non-qualified Stock Options, SARs, and Restricted Stock. All present and future directors, officers and employees, are eligible to participate. Two million shares have been reserved for issuance (no more than 500,000 of which may be used for restricted stock). All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award exercisable for 90 days after the termination. A Change of Control is defined as one of the following occurrences: (1) any person other than William McGinley or his family owns more than 25% of the total voting power of Methode, (2) if a tender offer is made for Methode, a change of control is deemed to have occurred on the first to occur of (A) the person making the offer owns or has accepted for payment more than 25% of the voting stock or (B) three business days before the offer is to terminate if, by the terms of the offer, the offeror could own more than 50% of the voting stock, or (3) individuals who were the board's nominees for election are not reelected at a meeting involving a contested election.

1997 Stock Plan

        The 1997 Stock Plan provides for awards of Incentive Stock Options, Non-qualified Stock Options, SARs, and Restricted Stock. All present and future directors, officers and employees, are eligible to participate. Two million shares have been reserved for issuance. All options automatically vest if within 12 months following a Change of Control the participant is terminated without cause or resigns for good reason and the award exercisable for 90 days after the termination. Whether or not a particular event constitutes a Change of Control is determined by the committee administering the plan.

SUMMARIZED FINANCIAL INFORMATION

        The following Summarized Financial Information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included in our annual report on Form 10-K for the fiscal year ended April 30, 2003 and our quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2003.

	Fiscal Year Ended April 30,			Three Months Ended July 31,
	2003 Pro Forma	2003 As Reported	2002 As Reported	2003 Pro Forma	2003 As Reported	2002 As Reported
	(In Thousands, Except Ratio and Per Share Amounts)
Balance Sheet Data:
Current assets	$148,733	$175,163	$165,417	$148,443	$157,811	$170,629
Fixed assets (net)	82,902	82,902	69,988	82,484	82,484	72,535
Total assets	289,044	315,474	291,926	297,402	297,402	299,997
Current liabilities	49,316	49,316	50,196	47,017	47,017	51,282
Long-term debt	—	—	—	—	—	—
Total liabilities	60,469	60,469	62,087	55,315	55,315	62,353
Retained earnings	175,959	201,845	187,210	178,429	187,628	189,984
Total shareholders' equity	228,575	255,005	229,839	232,719	242,087	237,644
Income Statement Data:
Net sales	363,057	363,057	319,660	77,957	77,957	80,041
Gross profit	73,374	73,374	51,053	15,949	15,949	17,418
Income before income taxes	31,535	31,957	2,605	6,205	6,266	6,733
Income taxes (credit)	9,918	10,085	(1,200)	1,951	1,975	2,150
Net income	21,617	21,872	3,805	4,254	4,291	4,583
Per Common Share:
Basic and diluted net income	0.61	0.60	0.11	0.12	0.12	0.13
Dividends:
Class A	0.24	0.20	0.20	0.09	0.05	0.05
Class B	0.20	0.20	0.20	0.05	0.05	0.05
Book value	6.51	7.04	6.36	6.59	6.79	6.57
Ratio of earnings to fixed charges	34.28:1	34.71:1	4.89:1	24.67:1	24.89:1	33.58:1

        Fiscal year 2002 includes goodwill amortization of $1.0 million. Goodwill amortization was discontinued in fiscal 2003 due to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets".

        Fiscal year 2002 earnings reflect a $15.8 million restructuring charge ($13.3 million after tax; $0.37 per share) and a foreign investment tax credit of $3.7 million ($0.11 per share).

        The pro forma adjustments reflect the purchase and retirement of all of the outstanding shares of Class B common stock, which is proposed to be accomplished in two steps, and the payment of a special dividend on Class A common stock upon the completion of the contemplated Class B transactions. The first step, the purchase and retirement of 750,000 shares of Class B common stock for $22.75 per share, was completed as of July 18, 2003. The second step, the purchase and retirement of the 337,705 shares of Class B common stock remaining outstanding, is subject to approval by the affirmative vote of a majority of the Company's outstanding shares and certain other conditions.

FORWARD LOOKING STATEMENTS

        This proxy statement contains statements that are not historical facts and constitute projections, forecasts or forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will" and "should." These forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements. Specific factors that might cause such a difference, include, but are not limited to:

  •
  The pending tender offer by Dura Automotive Systems, Inc. and the impact of any litigation which may arise out of or be related to the Dura offer or the proposed merger.

  •
  Our dependence on two large automotive customers and specific makes and models of automobiles. Therefore, our financial results will be subject to many of the same risks that apply to the automotive industry, such as general economic conditions, interest rates and consumer spending patterns.

  •
  A significant portion of the balance of our business relates to the computer and telecommunication industries which are subject to many of the same risks facing the automotive industry as well as fast-moving technological change. These industries have experienced a severe economic downturn.

  •
  Various legal claims incidental to our business, including those arising out of alleged defects, breach of contracts, product warranties, employment-related matters and environmental matters.

  •
  The current political and economic situation could result in higher levels of inflation than anticipated, and we may not be able to realize cost reductions, productivity improvements or price increases which are substantial enough to counter the inflationary impact. In the event that severe economic recession occurs, business failures by key customers or significant reductions in consumer demand for automobiles and other products which incorporate our products could have a significant adverse impact on our profitability.

  •
  Economic turmoil and currency fluctuations could increase our risk from currency exchange rates and devaluations, as well as increase the potential loss in value of our investments in our foreign businesses. Political and economic turmoil in the countries in which we operate our businesses can have a significant impact on our operating profits.

  •
  Other factors which may result in materially different results for future periods include actual growth in our various markets; operating costs; delays in development, production and marketing of new products; and other factors set forth from time to time in our reports filed with the Securities and Exchange Commission.

        The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements. We undertake no obligation to make any revision to the forward-looking statements contained in this document or to update them to reflect events or circumstances occurring after the date of this document.

OTHER MATTERS

Stockholder Proposals

        All stockholder proposals to be presented at Methode's next annual meeting must have been received by Methode by April 14, 2003 in order to be considered for inclusion in Methode's proxy statement relating to the 2003 annual meeting. If a stockholder intends to present a proposal at the annual meeting but did not intend to have such proposal included in Methode's proxy statement, Methode must have received notice of such proposal prior to June 27, 2003 in order to be considered "timely." Because no notice of any such proposal was received prior to June 27, 2003, no such proposal shall be deemed "timely" and Methode will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. We maintain a website at www.methode.com. The information contained in our website is not incorporated in this proxy statement by reference and you should not consider it a part of this proxy statement.

Other Business

        Our board of directors knows of no other business that will be presented at the special meeting. Should any other business come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

By order of the Board of Directors
William T. Jensen Chairman
Chicago, Illinois November 19, 2003

ANNEX A

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of                        , 2003, by and among Methode Electronics, Inc., a Delaware corporation (the "Company"), and Methode Merger Corporation, a Delaware corporation ("Merger Corp."). The Company and Merger Corp. are sometimes referred to herein individually as a "Constituent Corporation" and collectively as "Constituent Corporations."

W I T N E S S E T H:

        WHEREAS, the Company is a party to an Agreement dated as of July 18, 2003, by and among the Company, Marital Trust No. 1 and Marital Trust No. 2, each created under the William J. McGinley Trust, Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert R. McGinley (the "Agreement with the McGinley Stockholders");

        WHEREAS, the Agreement with the McGinley Stockholders requires that the Company enter into a merger agreement with Merger Corp. on the terms provided for in the Agreement with the McGinley Stockholders; and

        WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and in the best interests of each of the Constituent Corporations and its stockholders that Merger Corp. be merged with and into the Company (hereinafter, in such capacity, sometimes referred to as the "Surviving Corporation") as permitted by the General Corporation Law of the State of Delaware (the "DGCL") under and pursuant to the terms hereinafter set forth;

        NOW THEREFORE, the parties hereto have agreed as follows:

ARTICLE I
PLAN OF MERGER

        1.01.    Plan Adopted.    A plan of merger of each of the Constituent Corporations pursuant to the provisions of Section 251 of the DGCL, is adopted as follows:

          (1)   Upon the Effective Time, as hereinafter defined, Merger Corp. shall be merged with and into the Company.

          (2)   The Surviving Corporation shall be Methode Electronics, Inc.

          (3)   Upon the Effective Time, each share of common stock, par value $0.01 per share, of Merger Corp. issued and outstanding immediately prior to the Effective Time shall be cancelled.

          (4)   Upon the Effective Time, each share of Class A Common Stock, par value $0.50 per share (the "Class A Stock"), of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.50 per share, of the Surviving Corporation (the "New Common Stock").

          (5)   Upon the Effective Time, each share of Class B Common Stock, par value $0.50 per share (the "Class B Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than the Appraisal Shares (as defined herein)) shall be converted into the right to receive $23.55 without interest (the "Merger Price").

          (6)   Appraisal Rights.    Notwithstanding anything to the contrary herein, any holder of shares of Class B Stock (other than any "Stockholder" (as that term is defined in the Agreement with the McGinley Stockholders)) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive, in lieu of the Merger Price applicable to such holder's shares, the fair value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any dissenting holder unless and until such dissenting holder has complied with the applicable provisions of the DGCL and surrendered to the Surviving Corporation the certificate or certificates representing the shares of Class B Stock for which payment is being made. At the Effective Time, all shares as to which appraisal rights shall have been asserted ("Appraisal Shares") shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and each such Appraisal Share shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Price as provided in Section 1.01(5).

        1.02.    Effective Time.    The merger shall become effective upon the filing of, or otherwise at a time agreed by the parties and set forth in, a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement. As used in this Agreement, the term "Effective Time" shall mean the date and time when the merger becomes effective, as set forth in the Certificate of Merger.

        1.03.    Effects of the Merger.    The merger shall have the effects set forth in the applicable provisions of the DGCL.

        1.04.    Stock Certificates.    At and after the Effective Time certificates representing shares of Class A Stock shall be deemed for all purposes to represent shares of New Common Stock, provided that if an exchange of certificates formerly representing shares of Class A Stock for certificates representing New Common Stock is required by law or applicable rule or regulation, the Surviving Corporation will arrange for such exchange on a share-for-share basis pursuant to reasonable and customary exchange procedures.

        1.05.    Exchange Procedures.    Prior to the Effective Time, the Company shall appoint a commercial bank or trust company, or a subsidiary thereof to act as exchange agent for the purpose of exchanging shares of Class B Stock for the Merger Price (the "Exchange Agent"). Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of a share of Class B Stock (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the shares of Class B Stock shall pass, only upon proper delivery of the certificates, if any, representing such shares of Class B Stock to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify. Upon surrender of a certificate representing a share of Class B Stock to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate, in the case of a certificate representing a share of Class B Stock, shall be entitled to receive in exchange therefore a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of Section 1.01(5). No interest will be paid or will accrue on any cash payable pursuant to Section 1.01(5) unless the Exchange Agent or the Company shall have breached its obligation to pay the consideration hereunder.

        1.06.    No Liability.    To the fullest extent permitted by law, none of the Company, Merger Corp., or the Exchange Agent shall be liable to any person in respect of any payments of the Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.07.    Lost Certificates.    If any certificate representing shares of Class B Stock or Class A Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Price with respect to the shares of Class B Stock formerly represented thereby or the New Common Stock with respect to the shares of Class A Stock formerly represented thereby, as the case may be.

        1.08.    Withholding Rights.    The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state or local or foreign tax laws.

ARTICLE II
CERTIFICATE OF INCORPORATION AND BYLAWS

        2.01.    The Restated Certificate of Incorporation of the Company shall be amended to read in its entirety as set forth in Exhibit I attached hereto, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.

        2.02.    The Bylaws of the Company shall be unaffected by the merger and upon the Effective Time shall continue in effect as the Bylaws of the Surviving Corporation, until amended or repealed in accordance with the provisions thereof and of applicable law.

ARTICLE III
DIRECTORS AND OFFICERS

        3.01.    Directors.    Upon the Effective Time, the directors of the Company immediately prior to the Effective Time, other than James W. McGinley and Roy Van Cleave, shall be the directors of the Surviving Corporation.

        3.02.    Officers.    All persons who as of the Effective Time shall be officers of the Company shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine in accordance with the Bylaws of the Surviving Corporation.

ARTICLE IV
AMENDMENTS

        4.01.    Subject to the Agreement with the McGinley Stockholders, at any time prior to the Effective Time, the parties hereto may, to the fullest extent permitted by applicable law, by written agreement approved by the boards of directors of each of the Constituent Corporations, amend, modify or supplement this Agreement.

ARTICLE V
TERMINATION

        5.01.    Subject to the Agreement with the McGinley Stockholders, this Agreement may be terminated, and the merger herein provided for may be abandoned, by the Board of Directors of the Company at any time prior to the Effective Time.

ARTICLE VI
GOVERNING LAW

        6.01.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first written above.

METHODE ELECTRONICS, INC., a Delaware corporation
By:
Name:
Title:
METHODE MERGER CORPORATION, a Delaware corporation
By:
Name:
Title:

EXHIBIT I TO AGREEMENT AND PLAN OF MERGER

RESTATED CERTIFICATE OF INCORPORATION
OF
METHODE ELECTRONICS, INC.

        FIRST.    The name of the corporation is Methode Electronics, Inc.

        SECOND.    Its principal office in the state of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801.

        THIRD.    The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

        To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any power incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

        FOURTH.    The total number of shares of all classes of stock which the corporation shall have authority to issue is 100,050,000 shares of which 50,000 shares of the par value of $100.00 per share are to be Preferred Stock (hereinafter called "Preferred Stock"), 100,000,000 shares of the par value of $0.50 per share are to be Common Stock (hereinafter sometimes called "Common Stock").

PART A

        (1)   The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

          (a)   The designation of such series.

          (b)   The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or non-cumulative.

          (c)   Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (d)   The terms and amount of any sinking fund, if any, provided for the purchase or redemption of the shares of such series.

          (e)   Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (f)    The voting rights, if any, of such series.

          (g)   The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (h)   The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

        (2)   Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

        (3)   Before the corporation shall issue any shares of Preferred Stock of any series authorized as hereinabove provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the corporation by its President or a Vice-President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

        (4)   Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the corporation through purchase, redemption, conversion or otherwise, may by resolution or resolutions of the Board of Directors be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

        (5)   Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

PART B

        No holder of shares of the Common Stock or the Preferred Stock of the corporation shall be entitled, as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

        The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Common Stock and/or of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, not less than its par value, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Common Stock and/or of the Preferred Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

        FIFTH.    The corporation is to have perpetual existence.

        SIXTH.    The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        SEVENTH.    Subject to the provisions of the General Corporation Law of the State of Delaware, the number of the directors of the corporation shall be determined as provided in the by-laws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

        EIGHTH.    Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        NINTH.    Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

        TENTH.    (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) hereof with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

        (b)    Right to Advancement of Expenses.    The right to indemnification conferred in paragraph (a) of this Section shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

        (c)    Right of Indemnitee to Bring Suit.    The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement or expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

        (d)    Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (e)    Insurance.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        ELEVENTH.    No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        TWELFTH.    Notwithstanding Article SEVENTH, in the event that the holders of the Common Stock of the corporation are entitled to vote on a merger or consolidation with any Person (as hereinafter defined) or on a proposal that the corporation sell, lease or exchange substantially all of its assets and property to or with any Person or that any Person sell, lease, or exchange substantially all of its assets and property, to or with the corporation, and as a result of such transaction, the corporation will not be either (i) the surviving corporation, (ii) the parent corporation or (iii) in continued existence, the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the Corporation entitled to vote thereon, voting together as one (1) class, shall be required for the approval of any such action; provided, however, that the foregoing shall not apply to any such merger, consolidation or such sale, lease or exchange of assets and property which is approved by resolutions of the Board of Directors of the corporation.

        For the purpose hereof, a "Person" shall mean any corporation, partnership, association, trust (other than any trust holding stock of the employees of the corporation pursuant to any stock purchase, ownership, or employee benefit plan of the corporation) business entity, estate or individual or any Affiliate (as hereinafter defined) of any of the foregoing. An "Affiliate" shall mean any corporation, partnership, association, trust, business, entity, estate or individual who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with a Person. "Control" shall mean the possession, directly, or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        This Article TWELFTH may not be amended, nor may it be repealed in whole or in part, unless authorized by the favorable vote of not less than seventy-five percent (75%) of the aggregate voting power of the holders of the issued and outstanding securities of the corporation entitled to vote thereon, voting together as one (1) class.

        THIRTEENTH.    The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ANNEX B

AGREEMENT

        This AGREEMENT (the "Agreement"), dated as of July 18, 2003, is made by and among Methode Electronics, Inc., a Delaware corporation (the "Company"); Marital Trust No. 1 and Marital Trust No. 2 each created under the William J. McGinley Trust (the "Trusts"); Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley, and Robert J. McGinley (individually, a "Stockholder" and collectively with the Trusts, the "Stockholders").

RECITALS:

        WHEREAS, the Stockholders are the record and beneficial owners of those shares of Class B Stock (as defined below) set forth opposite the Stockholder's name on Exhibit A attached hereto (as may be adjusted from time to time pursuant to Section 10(e) hereof, together with any other shares of Class B Stock acquired after the date hereof, the "Subject Shares");

        WHEREAS, Dura Automotive, Inc. has commenced a tender offer (the "Dura Offer") for the outstanding Class B Stock (as defined below), and the Stockholders have indicated their willingness to effect a transaction which the Special Committee (as hereinafter defined) does consider to be in the best interests of the Company;

        WHEREAS, subject to the terms and conditions of this Agreement, the Company will purchase 750,000 shares of Company's Class B common stock, par value $0.50 per share (the "Class B Stock"), at a purchase price of $22.75 per share in cash (the "Purchase Price"), from the Stockholders (the "Stock Purchase"), and Merger Sub will be merged with and into the Company and, pursuant to that merger (the "Merger"), each then outstanding share of Class B Stock shall be automatically converted into the right to receive $23.55 per share in cash (the "Merger Price") and each share of the Company's Class A common stock, par value $0.50 per share (the "Class A Stock") will remain outstanding;

        WHEREAS, the Company's Board of Directors has unanimously (except for directors James W. McGinley, Robert J. McGinley, and Roy M. Van Cleave who recused themselves from the deliberations and decisions) approved and determined to be in the best interests of the Company and its shareholders, this Agreement and the transactions contemplated hereby, pursuant to which a special committee (the "Special Committee") of the Company's board of directors, consisting solely of directors elected by the holders of the Class A Stock, has determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the holders of the Class A Stock;

        WHEREAS, the Stockholders agree, subject to the terms and conditions of this Agreement, to vote the Subject Shares in support of the Merger and have agreed to certain other matters with respect to the Subject Shares; and

        WHEREAS, TM Capital Corp., financial advisor to the Special Committee, has delivered its opinion to the Special Committee that the Stock Purchase and Merger are fair from a financial point of view to the holders of the Class A Stock.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

        Section 1.    The Stock Purchase.

        (a)    Purchase.    Subject to the terms and conditions of this Agreement, the Company agrees to purchase from each of the Stockholders that number of shares indicated as Purchased Shares on

Exhibit A (collectively, the "Purchased Shares") and each Stockholder agrees to sell, free and clear of all liens or encumbrances, such portion of the Purchased Shares as indicated on Exhibit A.

        (b)    Purchase Price.    The Company agrees to pay at the Stock Purchase Closing (i) to each Stockholder the Purchase Price in consideration for each Purchased Share being purchased from such Seller, for an aggregate purchase price equal to $17,062,500 for the Purchased Shares (the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be payable in cash by wire transfer to the Stockholders, in accordance with written instructions of the Stockholders given to the Company prior to the Stock Purchase Closing.

        (c)    The Closing.    The closing of the Stock Purchase (the "Stock Purchase Closing") shall take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603 at 10:00 a.m. on July 21, 2003 or such other date or place as the parties may mutually determine.

        (d)    Deliveries at the Closing.    At the Stock Purchase Closing, each of the selling Stockholders will deliver to the Company duly executed stock powers (affixed with all required stamps evidencing payment of transfer duties) and any other documents appropriate to effect the simultaneous transfer of the Purchased Shares. Upon the Stock Purchase Closing the Purchased Shares shall be retired and returned to the status of authorized but not issued and outstanding shares. The Stockholders will take any further action as is reasonable and necessary to effect the immediate transfer of the Purchased Shares to the Company.

        Section 2.    The Merger

          (a)   The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time, Methode Merger Corporation, a Delaware corporation wholly owned by the Company ("Merger Sub") will merge with and into the Company, with the Company as the surviving corporation in the Merger (the "Surviving Company"), and the separate existence of Merger Sub shall thereupon cease.

          (b)   Effective Time of the Merger.    The Merger shall become effective upon the filing, or otherwise at a time agreed by the parties, of a properly executed certificate of merger duly filed with the Secretary of State of the State of Delaware (the "Certificate of Merger"), which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement (the "Merger Closing"). As used in this Agreement, the term "Effective Time" shall mean the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

          (c)   Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the DGCL.

          (d)   Closing.    Subject to the terms and conditions of this Agreement, the Merger Closing will take place at the offices of Lord, Bissell & Brook, 115 South LaSalle Street, Chicago, Illinois 60603 at 10:00 A.M. on the third business day following the satisfaction or waiver (subject to applicable law) of the conditions set forth in Section 8 (excluding conditions that, by their nature, cannot be satisfied until the Merger Closing), unless this Agreement has been theretofore terminated pursuant to its terms or unless another place, time or date is agreed to by the parties hereto.

          (e)   Certificate of Incorporation.    (a) At and after the Effective Time, the Restated Certificate of Incorporation of the Company shall be amended in the Merger to provide, inter alia for a single class of common stock and such other terms as approved by the Company's Board of Directors.

          (f)    [RESERVED]

          (g)   Directors.    The directors of the Company immediately prior to the Effective Time, other than James W. McGinley and Roy Van Cleave, shall be the directors of the Surviving Corporation.

          (h)   Effects.    At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

            (i)    Each share of Class B Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Price in cash.

            (ii)   Each share of Class A Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock ("New Common Stock") of the Surviving Corporation.

            (iii)  Each issued and outstanding share of capital stock of Merger Sub shall be cancelled.

          (i)    Exchange Procedures.    Prior to the Effective Time, the Company shall appoint a commercial bank or trust company, or a subsidiary thereof to act as exchange agent for the purpose of exchanging shares of Class B Stock for the Merger Price (the "Exchange Agent"). Promptly after the Effective Time, the Company shall cause the Exchange Agent to mail to each holder of a share of Class B Stock (a) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to the shares of Class B Stock shall pass, only upon proper delivery of the certificates, if any, representing such shares of Class B Stock to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Company may reasonably specify. Upon surrender of a certificate representing a share of Class B Stock to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate, in the case of a certificate representing a share of Class B Stock, shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Section 2. No interest will be paid or will accrue on any cash payable pursuant to Section 2 unless the Exchange Agent or the Company shall have breached its obligation to pay the consideration hereunder. At and after the Effective Time certificates representing shares of Class A Stock shall be deemed for all purposes to represent shares of New Common Stock, provided that if an exchange of certificates formerly representing shares of Class A Stock for certificated representing New Common Stock is required by law or applicable rule or regulation, the Surviving Corporation will arrange for such exchange on a share-for-share basis pursuant to reasonable and customary exchange procedures.

          (j)    No Liability.    To the fullest extent permitted by law, none of the Company, Merger Sub, or the Exchange Agent shall be liable to any Person in respect of any payments of the Merger Price delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (k)   Lost Certificates.    If any certificate representing shares of Class B Stock or Class A Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the Merger Price with respect to the shares of Class B Stock formerly represented thereby or the New Common Stock with respect to the shares of Class A Stock formerly represented thereby, as the case may be.

          (l)    Withholding Rights.    The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state or local or foreign tax law.

          (m)  Appraisal Rights.    Notwithstanding anything to the contrary herein, any holder of shares of Class B Stock (other than any Stockholder) who perfects such holder's appraisal rights in accordance with and as contemplated by Section 262 of the Delaware General Corporation Law shall be entitled to receive, in lieu of the Merger Price applicable to such holder's shares, the fair value of such shares in cash as determined pursuant to such statute; provided, however, that no such payment shall be made to any dissenting holder unless and until such dissenting holder has complied with the applicable provisions of the Delaware General Corporation Law and surrendered to the Surviving Corporation the certificate or certificates representing the shares of Class B Stock for which payment is being made. Each Stockholder hereby waives any appraisal right it may have in connection with the transactions contemplated hereby, but not with respect to any Superior Proposal that may be pursued by Company in accordance with this Agreement.

        Section 3.    The Meeting.    (a) The Company shall call a special meeting of the Company's shareholders as soon as reasonably practicable for the purpose of obtaining approval of the Merger by the affirmative vote of a majority of the outstanding shares (the "Stockholder Approval") and use its reasonable best efforts to obtain the Stockholder Approval, including the use of a proxy statement in which the Board of Directors and the Special Committee recommend to the holders of Class A Stock and the holders of Class B Stock to vote for the approval of the Merger; provided, however, that the Board of Directors shall not be required to call, or to hold, such meeting, nor shall the Stockholders be required to vote for the Merger, and the Board of Directors or the Special Committee shall be permitted to enter into discussions or negotiations with, any person that previously has made an unsolicited bona fide written Acquisition Proposal (as defined below) if, and only to the extent that, (A) the Company Board, after consultation with and having considered the written advice of its legal counsel, determines in good faith that (x) such Acquisition Proposal would, if consummated, constitute a Superior Proposal (as hereinafter defined), and (y) such action is necessary for the Company Board to comply with its duties to the Company's stockholders under applicable Law, (B) the Special Committee, after consultation with and having considered the written advice of its legal counsel, determines in good faith that such Acquisition Proposal would, if consummated, be fair to and in the best interests of the holders of the Company's Stock and (C) prior to taking such action, the Company receives from such person an executed confidentiality agreement in reasonably customary form. In addition, either of the Special Committee or the Board of Directors shall be permitted to withdraw, modify or propose to withdraw or modify its recommendation of the Merger if its fiduciary duties require.

        (b)   For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal not directly or indirectly initiated or solicited by the Stockholders or the Company, or encouraged or facilitated by the Stockholders which the Company Board of Directors determines in its good faith judgment (after having received the advice of an investment banker), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's stockholders (in their capacity as stockholders), from a financial point of view, than the Merger and (ii) is reasonably capable of being completed;

        (c)   For purposes of this Agreement, an "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the Merger) involving the Company: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for fifty percent (50%) or more of the outstanding shares of Class A Stock or Class B Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

        Section 4.    Agreements of the Stockholders.

        (a)   Each Stockholder hereby agrees that, from and after the date hereof , at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall appear at each such meeting, in person or by proxy, or otherwise cause such Stockholder's Subject Shares issued and outstanding to be counted as present thereat for purposes of establishing a quorum, and subject to Section 3, such Stockholder shall vote (or cause to be voted) or act (or cause to be acted) by written consent with respect to all of such Stockholder's Subject Shares issued and outstanding, (i) in favor of the Merger and the approval of the terms thereof and each of the other actions contemplated by this Agreement, and any other action reasonably requested by the Company in furtherance thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder or Company contained in this Agreement; (iii) against any Acquisition Proposal (other than the Merger) or any proposal made by any person other than the Company or any of its affiliates (other than any Stockholder) and (iv) against any proposal to amend Company's Certificate of Incorporation or By-Laws in a manner that is materially adverse to the Stockholders. Each Stockholder also agrees to vote as provided in Section 4(b) on all matters submitted to stockholders.

        (b)    PROXY.    IN ORDER TO SECURE THE OBLIGATIONS OF THE STOCKHOLDERS PROVIDED FOR IN SECTION 4(a), THE STOCKHOLDERS HEREBY GRANT THE FOLLOWING PROXY. FOR SO LONG AS THIS AGREEMENT IS IN EFFECT, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, JAMES ASHLEY, DONALD DUDA AND DOUG KOMAN, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT, TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, WITH RESPECT TO THE SUBJECT SHARES ISSUED AND OUTSTANDING. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE SUBJECT SHARES. NOTWITHSTANDING THE FOREGOING, THE PROXY HEREIN PROVIDED SHALL NOT BE USED TO REMOVE A DIRECTOR AND SHALL BE USED TO INSURE THAT JAMES MCGINLEY, ROBERT MCGINLEY AND ROY VAN CLEAVE SHALL REMAIN DIRECTORS UNTIL THE EFFECTIVE TIME. EXCEPT AS DESCRIBED IN SECTIONS 3 AND 4(A), OR ANY SUCH SIMILAR MEETING OR ACTION BY WRITTEN CONSENT AS TO WHICH MATTERS SUCH PROXY HOLDER SHALL VOTE THE SUBJECT SHARES SO AS TO COMPLY WITH SUCH SECTIONS, SUCH PROXY SHALL BE EXERCISED WITH RESPECT TO ALL MATTERS SUBMITTED TO THE SHAREHOLDERS OF THE COMPANY IN PROPORTION TO THE VOTE OR CONSENT OF THE HOLDERS OF THE SHARES OF CLASS A STOCK ACTUALLY VOTING WITH RESPECT TO SUCH MATTER (AND WITH RESPECT TO ANY MATTERS SUBMITTED ONLY TO THE HOLDERS OF CLASS B STOCK, SUCH PROXY WILL BE VOTED AS DIRECTED BY THE HOLDERS OF CLASS A STOCK).

        (c)    Stockholder Information.    Each Stockholder hereby agrees to permit the Company to publish and disclose to the extent the Company determines, based on the advice of counsel, is required by law in the relevant documents prepared for a meeting of Company stockholders (the "Meeting Documents") its identity and ownership of shares of Class B Stock and the nature of its commitments, arrangements and understandings under this Agreement. Each Stockholder and its counsel shall be given a reasonable opportunity to review and comment on the Meeting Documents before the filing thereof with the Securities and Exchange Commission (the "SEC").

        (d)    No Inconsistent Agreements.    Except as contemplated by this Agreement, each Stockholder shall not enter into any tender, voting or other agreement, or grant any option, proxy or power of attorney, with respect to the Subject Shares that is inconsistent with this Agreement or otherwise take any other action that would in any way restrict, limit, interfere with or frustrate the performance of its obligations hereunder or the transactions contemplated hereby or the completion of the transactions contemplated hereby.

        (e)    No Transfer of Subject Shares.    Each Stockholder agrees not to transfer (except for the sale of Subject Shares pursuant to the Stock Purchase and for transfers among the Stockholders) record ownership or beneficial ownership of any Subject Shares or any interest therein, without the Company's prior written consent and the approval of the Company's Class A Directors provided that any Stockholder may transfer beneficial ownership by death or disability or by substitution of special fiduciaries or trustees provided such transferee (and any subsequent transferee) is bound by this Agreement. For the purposes of this Agreement, the term "transfer" includes, without limitation, any sale, assignment, grant, transfer, gift, pledge, creation of a lien, security interest, mortgage, trust, charge, claim, equity, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind or other disposition of any Subject Shares or any interest of any nature therein. At the Company's request, each Stockholder shall present to the Company the stock certificates representing its Shares for the purpose of placing an appropriate legend concerning the restrictions on transfer and voting imposed hereby. Each Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares.

        (f)    Other Restrictions.    Each Stockholder agrees not to, (a) act in concert with any other Person (other than the Stockholders and fiduciaries for the Stockholders in a manner consistent with the terms of this Agreement) by becoming a member of a 13D Group; (b) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act); or (c) call, or participate in a call for, any special meeting of stockholders of the Company; or participate in or solicit stockholders of the Company for the approval of, one or more stockholder proposals; assist, advise or act in concert with any Person with respect to, or seek to do, any of the foregoing. For purposes of this Section 4, "13D Group" shall mean any group of Persons acquiring, holding, voting or disposing of Class A Stock or Class B Stock which would be required under Section 13(d) of the 1934 Act and the rules and regulations thereunder (as in effect, and based on legal interpretations thereof existing, on the date hereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the 1934 Act if such group beneficially owned Class A Stock or Class B Stock representing more than 5% of any class of shares of voting capital stock then outstanding; provided, that nothing in this Agreement shall limit the obligations of the Stockholders set forth in Sections 3, 4(a) and 4(b) or the ability of the Stockholders to confer and communicate with each other and their advisors and representatives with regard to the subject shares provided that such Stockholders shall cause its advisors and representatives to comply with this Agreement.

        (g)    No Solicitation.    Each Stockholder agrees that it shall not, nor shall it authorize or knowingly permit any of its advisors or representatives to, (i) participate in any discussions with any third person regarding or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal to sell or otherwise transfer any of the Subject Shares, or (ii) solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal other than the Merger (provided that for purposes of this Section 4(g) the reference in clause (iii) of the definition of Acquisition Proposal to fifty percent (50%) shall be deemed to be a reference to twenty percent (20%)). Each Stockholder agrees that if at any time such Stockholder is approached, directly or indirectly, by any third person concerning any Acquisition Proposal, such Stockholder will immediately inform the Company in writing of the nature of such contact (including, in each case, the specific terms and status thereof and the identity of the other person or persons involved) and promptly furnish to the Company a copy of any written proposal, and except as expressly approved in writing by the Company, will not enter into any discussions or arrangements with such party with respect to any of the foregoing.

        (h)    Alternative Transaction Structure.    In the event that the Company determines that it is in the Company's or its stockholders' best interests to not effect the Merger but to effectuate the acquisition by the Company of the Subject Shares issued and outstanding and elimination of the Company's dual class stock structure by a different means, the Stockholders agree to cooperate with the Company and support an alternative transaction structure so long as such alternative transaction would reasonably be expected to be consummated more promptly than the Merger and in any event no later than the End Date, the Stockholders and the other Class B stockholders would receive aggregate cash consideration in respect of the purchase of their Class B Shares not less than the aggregate cash consideration that such stockholders would receive in the Merger, and without the Stockholders incurring significant additional risk of Claims or different tax consequences from the Merger.

        Section 5.    Representations and Warranties of the Company.

        In order to induce the Stockholders to enter into this Agreement, the Company hereby represents and warrants to each Stockholder as follows:

        (a)    Corporate Power and Authority.    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each Stockholder) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        (b)    Capitalization.    As of the date of this Agreement, the Company's authorized capital stock consists solely of (i) 50,000 shares of Series A, junior participating preferred stock, par value $100 per share (the "Preferred Stock"), (ii) 100,000,000 shares of Class A Stock, and (iii) 5,000,000 shares of Class B Stock. As of June 10, 2003, (i) no shares of Preferred Stock were issued and outstanding, (ii) 35,007,496 shares of Class A Stock were issued and outstanding, and (iii) 1,087,317 shares of Class B Stock were issued and outstanding.

        (c)    Conflicts; Consents and Approvals.    The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, the Company's Restated Certificate of Incorporation, as amended, or By-laws; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any encumbrance upon any of the Company's properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (iv) other than the required filings with the SEC, require any action or consent or approval of, or review by, or registration or material filing by the

Company with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, except, with respect to clauses (ii), (iii) and (iv), as would not would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        (d)    Litigation.    Except for that certain lawsuit filed in Delaware Chancery Court (C.A. No. 19899) naming the Company and its directors as of August 19, 2002 as defendants ("Litigation"), as of the date hereof, to the Company's knowledge, there are no actions, suits or proceedings pending or threatened against the Company (or any of its properties, rights or franchises), at law or in equity, or before any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other governmental authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        Section 6.    Representations and Warranties of the Stockholders.

        In order to induce the Company to enter into this Agreement, each Stockholder represents and warrants to the Company as follows:

        (a)    Title to Subject Shares.    Each Stockholder is the record and/or beneficial owner of the Subject Shares listed opposite such Stockholder's name on Exhibit A hereto and has full and unrestricted power to dispose of and to vote such Subject Shares. The Subject Shares and the certificates, if any, representing the Subject Shares are now and except to the extent sold in the Stock Purchase at all times during the term hereof will be held by each Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, adverse claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (including any contractual restriction on the right to vote, sell or otherwise dispose of such Subject Shares), except for any such encumbrances or proxies arising hereunder.

        (b)    Authority.    Each Stockholder has the necessary and sufficient right and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by each Stockholder and (assuming due authorization, execution and delivery by the Company) constitutes the legal, valid and binding obligation of each such Stockholder, enforceable against it in accordance with its terms subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (ii) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

        (c)    Conflicts; Consents and Approvals.    With respect to each Stockholder, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not: (i) conflict with, or result in a breach of any provision of or, constitute a default under, its trust agreement, if applicable; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which it is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it; or (iv) require any action or consent or approval of, or review by, or registration or material filing by it with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority except, with respect to clauses (ii), (iii) and (iv), as would not have a material adverse effect on such Stockholder.

        (d)    Litigation.    Except for the Litigation, as of the date hereof, to the knowledge of each Stockholder, there are no actions, suits or proceedings pending against or threatened such Stockholder (or any of its properties, rights or franchises), at law or in equity, or before any federal or state commission, board, bureau, agency, regulatory or administrative instrumentality or other governmental authority or any arbitrator or arbitration tribunal, that would reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the consummation of the transactions contemplated hereby.

        (e)    Adequate Access.    Each Stockholder acknowledges that the Company has provided it with adequate access to financial and other information concerning the Company and that it has been afforded the opportunity to ask such questions and receive such other information from Company representatives as it deems necessary in order to evaluate whether to enter into this Agreement.

        Section 7.    Additional Covenants.

        (a)    Director Resignations.    Each of the Stockholders will use its reasonable best efforts to cause James W. McGinley and Roy Van Cleave to resign from the Company's Board of Directors effective as of the Effective Time. At the Company's request, the Stockholders shall take all lawful action, including the execution and delivery of a written consent, to remove such directors, in each case, effective as of the Effective Time.

        (b)    Indemnification.    (i) The Company hereby agrees to indemnify, defend and hold harmless each Stockholder and its trustees, fiduciaries, directors, officers, agents, advisors, representatives and employees (each, a "Stockholder Indemnitee") from and against all reasonable attorneys' and other professional fees and expenses ("Defense Costs") incurred by such Stockholder Indemnitee arising out of or resulting from any third party allegation, claim, action, suit, complaint, demand, litigation or legal or administrative proceeding ("Claims") including Claims brought derivatively on behalf of the Company (whether commenced or threatened) alleging any wrongful action or inaction by such Stockholder Indemnitee in its capacity as a Stockholder or any wrongful action or inaction by a trustee, fiduciary, director, manager, officer, agent, advisor representative or employee of a Stockholder taken in connection with any alleged wrongful action by such Stockholder in such capacity, in each case in connection with the authorization, execution, delivery and performance of this Agreement by the Stockholders, except to the extent that such Stockholder Indemnitee is determined by a final unappealable determination of a Court to have engaged in intentional misconduct or to have unilaterally acted in bad faith in connection with any such Claim. To the extent permitted by applicable law, the Company shall advance the Defense Costs for which a Stockholder Indemnitee is entitled to be indemnified hereunder promptly after the receipt by the Company of a statement requesting such advances, accompanied by a written undertaking by such Stockholder Indemnitee to repay such advance to the extent that it is ultimately so determined that Stockholder Indemnitee is not entitled to be indemnified by the Company pursuant hereto.

        (ii)   The obligations and liabilities of the Company pursuant to this Section 7(b) with respect to Claims will be subject to the following terms and conditions: (A) a Stockholder Indemnitee will give the Company prompt notice of any Claims asserted against such Stockholder Indemnitee, directly or indirectly, and thereupon the Company will undertake the defense thereof by representatives of the Company's choosing which are reasonably satisfactory to such Stockholder Indemnitee; provided that the failure of any Stockholder Indemnitee to give notice as provided in this Section 7(b)(ii) shall not relieve the Company of its obligations under this Section 7(b), except to the extent that such failure has materially and adversely affected the rights of the Company or the Company's ability to defend the Claims; (B) if within a reasonable time after notice of any Claim, the Company fails to defend such Claim, such Stockholder Indemnitee will have the right to undertake the defense, compromise or settlement of such Claim and the Company shall pay the Defense Costs of such Stockholder Indemnitees in connection with such Claim, subject to such Stockholder Indemnitees providing the undertaking described in the last sentence of Section 7(b)(i); (C) with respect to any Claim, the Stockholder Indemnitees will have the right to employ one counsel of their choice (in each applicable jurisdiction, if more than one jurisdiction is involved) to represent the Stockholder Indemnitees if, in their reasonable judgment, a conflict of interest between the Stockholder Indemnitees and the Company exists in respect of such Claim, and in that event the Defense Costs of such separate counsel shall be paid by the Company pursuant to and subject to the provisions of Section 7(b)(i); (D) neither the Company nor any Stockholder Indemnitee will, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim if such settlement or compromise will impose a liability or obligation on the other of the Company or the Stockholder Indemnitee; and (E) the Company will provide the Stockholder Indemnitees reasonable access to all records and documents of the Company relating to any Claim subject to the execution and delivery of an appropriate confidentiality agreement.

        The indemnification obligations provided under this Section 7(b)shall survive any termination or expiration of the Merger or this Agreement other than as a result of a material breach of this Agreement by the Stockholders.

        (iii)  The indemnification rights provided for under this Section 7(b) are in addition to and not in lieu of any other rights to indemnification or contribution that a Stockholder Indemnitee may have from the Company or any other party.

        Section 8.    Conditions Precedent.

        Conditions to the Stockholders' Obligations.    The obligations of each Stockholder and the Company under this Agreement to consummate the Merger shall be subject to the condition that no decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the Stockholders or the Company from performing its obligations under this Agreement shall be in effect; provided, however, that the Stockholders and the Company shall each use all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered. In addition, the obligation of the Company under this Agreement to consummate the Merger shall be subject to the further condition that the Company shall have received the Stockholder Approval.

        Section 9.    Termination.

        (a)    Termination.    Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:

  (i)
  By mutual written consent of the Company (as approved by the Special Committee) and the Trusts;

  (ii)
  By the Company or the Trusts if the Merger has not been completed by the Company on or prior to December 18, 2004 (the "End Date"); or

  (iii)
  By the Trusts if the Stock Purchase Closing has not been completed within 48 hours of the scheduled Stock Purchase Closing date.

provided, however, that the right to terminate this Agreement under clauses (ii) and (iii) above shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or results in, the failure of the Merger to be completed prior to such date.

        (b)    Notice of Termination.    In the event of termination by the Company or the Trusts pursuant to this Section 9, written notice thereof shall forthwith be given to the other party or parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

        (c)    Effect of Termination.    If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 9, this Agreement shall become void (except that the transactions effected at the Stock Purchase Closing shall not be affected by such termination) and of no further force and effect. However, nothing in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

        (d)    End Date Rights.    At any time during the period from the tenth to the sixth day prior to the End Date, the Company shall have the right, exercisable by written notice to the Stockholders, to require that the Stockholders sell and transfer to the Company or a person or entity designated by the Company all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. At any time during the period from the fifth day prior to the End Date through the End Date, the Stockholders shall have the right, exercisable by written notice to the Company, to require that the Company or a person or entity designated by the Company purchase from the Stockholders all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. If the Company agrees to any merger (other than the Merger) or other business combination, in each case in which the Class B Stock would receive less than the Merger Price, or sale of shares which would result in a transfer of a controlling interest in the Company, the Stockholders shall have the right exercisable by written notice to the Company, to require that the Company or a person or entity designated by the Company purchase from the Stockholders all but not less than all of the shares of Class B Stock then owned by the Stockholders for a purchase price per share equal to the Merger Price. In addition, at any time prior to or on the End Date, the Stockholders shall have the right, exercisable by written notice to the Company, to require that the Company purchase from the Stockholders, for a purchase price per share equal to the Merger Price, all but not less than all of the shares of Class B Stock then owned by the Stockholders if, upon the purchase by the Company of such shares of Class B Stock from the Stockholders, there shall be an aggregate of less than 100,000 shares of Class B Stock issued and outstanding (subject to appropriate adjustment in the event of any stock split, combination or similar transaction). In the event that any of the rights described in this Section 9(d) are exercised, the Company or the person designated by the Company to purchase all but not less than all the Class B Stock shall pay for the shares of Class B Stock to be acquired, and the certificates representing such shares shall be delivered to the Company or such person, at a closing to be held within five business days of the date of exercise of such right (provided that if such closing may not be held at such time under applicable tender offer or other rules, it shall be held as soon as possible after such date as may be legally permissible). To the extent necessary, this Section 9(d) shall survive the termination of this Agreement following the End Date.

        Section 10.    Other Provisions.

        (a)    Counterparts.    This Agreement may be executed via facsimile or original signatures in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

        (b)    Entire Agreement.    This Agreement (including the exhibits attached hereto) constitutes the entire agreement among the parties and supersedes all prior agreements, understandings, arrangements or representations by or among the parties, written and oral, with respect to the subject matter hereof, provided, however this Agreement shall not supersede or affect any Stockholders' rights to indemnification as a director of the Company.

        (c)    Third Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

        (d)    Specific Performance.    The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance and injunctive and other equitable relief.

        (e)    Certain Events.    In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting shares of Class B Stock, the number of Subject Shares, the Purchase Price and the Merger Price shall be adjusted appropriately.

        (f)    Amendment.    This Agreement may not be altered, amended or supplemented except by an agreement in writing signed by each of the parties hereto and, in the case of the Company, approved by the Special Committee.

        (g)    Notices.    All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by fax or like transmission and on the next business day when sent by Federal Express or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:	Methode Electronics, Inc. 7401 West Wilson Avenue Chicago, Illinois 60706-4548 Attention: Chief Executive Officer Fax: (708) 867-3288 Tel: (708) 867-6777
with copies to:	Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attn: Daniel A. Neff, Esq. Trevor S. Norwitz, Esq. Fax: (212) 403-2000 Tel: (212) 403-1000
Morris, Nichols, Arsht & Tunnell 1201 North Market Street Wilmington, Delaware 19801 Attn: John F. Johnston, Esq. Fax: (302) 425-4678 Tel: (302) 575-7203
If to the Stockholders:	c/o James W. McGinley 7444 West Wilson Avenue Chicago, Illinois 60706-4548 Fax: (708) 867-5884 Tel: (708) 867-9600
with a copy to:	Roy Van Cleave, Esq. 65 W. Jackson Blvd Chicago, Illinois 60604-3598 Fax: (312) 354-8354 Tel: (312) 720-5408

        (h)    Assignment.    Except as set forth in Section 9(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        (i)    Fees and Expenses.    Except as provided in Section 7(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated.

        (j)    Public Announcements.    The Company and the Trusts agree to consult with each other before issuing any press release or making any other public announcement with respect to this Agreement, except as may be required by applicable law or the Company's listing agreement with Nasdaq.

        (k)    Further Assurances.    From time to time, at the other party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        (l)    Headings.    All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (m)    Governing Law; Consent to Jurisdiction.    This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably waives any right it may have to personal service of summons, complaint, or other process in connection with any proceeding commenced in any such court and agrees that service may be made by registered or certified mail addressed to such party and sent in accordance with the provisions of Section 10(g) hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

METHODE ELECTRONICS, INC.
By:	/s/ DONALD W. DUDA
Name:	Donald W. Duda
Title:	President
STOCKHOLDERS
Marital Trust No. 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By: Bank One, as successor co-trustee of Marital Trust No 1 and Marital Trust No. 2 created under the William J. McGinley Trust
By:	/s/ MICHAEL LAHTI
Its:	Vice President and Trust Officer
By:	/s/ ROBERT R. MCGINLEY
Robert R. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By:	/s/ JAMES W. MCGINLEY
James W. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
By:	/s/ MARGARET J. MCGINLEY
Margaret J. McGinley, as co-trustee of Marital Trust No 1 and Marital Trust No. 2 Created under the William J. McGinley Trust
The Jane R. McGinley Trust
By:	/s/ ROBERT R. MCGINLEY
Robert R. McGinley, as co-trustee of the Jane R. McGinley Trust

By:	/s/ JAMES W. MCGINLEY
James W. McGinley, as co-trustee of the Jane R. McGinley Trust
By:	/s/ MARGARET J. MCGINLEY
Margaret J. McGinley, as co-trustee of the Jane R. McGinley Trust
/s/ JAMES W. MCGINLEY James W. McGinley
/s/ ROBERT R. MCGINLEY Robert R. McGinley
/s/ MARGARET J. MCGINLEY Margaret J. McGinley

EXHIBIT A

Stockholder Name	Number of Shares of Class B Stock Held of Record and/or Beneficially		Purchased Shares
Marital Trust No. 1 and Marital Trust No. 2 Created under the William J. McGinley Trust	880,901
Marital Trust No. 2 under the William J. McGinley Trust	890,902	(1)	750,000
Jane R. McGinley Trust	10,001
Margaret J. McGinley	898,182	(1)
James W. McGinley	881,169	(1)(2)
Robert J. McGinley	904,209	(1)

(1)
Includes 87,277 shares held by the William J. McGinley Marital Trust No. 1 and 793,624 shares held by the William J. McGinley Marital Trust No. 2.

(2)
Includes 268 shares held by his wife.

ANNEX C

July 23, 2003

The Special Committee of the Board of Directors
Methode Electronics, Inc.
7401 West Wilson Avenue
Harwood Heights, IL 60706-4548

Gentlemen:

        We understand that Methode Electronics, Inc. ("Methode" or the "Company") has entered into an agreement dated July 18, 2003 (the "Agreement") with Marital Trust No. 1 and Marital Trust No. 2 each created under the The William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert J. McGinley (individually, each a "Stockholder" and collectively with the Trusts, the "Stockholders") whereby the Stockholders agreed to (i) sell 750,000 shares of Methode's Class B Common Stock to the Company at a price of $22.75 per share in cash (the "Repurchase"), and (ii) vote their remaining shares (the "Remaining Shares") of Class B Common Stock in favor of a merger (the "Merger") which would convert all then outstanding shares of Class B Common Stock into the right to receive $23.55 per share in cash (the "Merger Price"). The Agreement also provides the Company or its designee with the right to purchase the Remaining Shares in certain circumstances at the Merger Price. Pursuant to the Repurchase and the Merger (together, the "Transaction") the average price to be paid by the Company for all outstanding shares of Class B Common Stock would be $23.00 per share in cash.

        We understand that the Company and the Stockholders had previously entered into an agreement (the "Prior Agreement") dated August 19, 2002 pursuant to which the Company would have offered to repurchase all outstanding shares of Class B Common Stock at $20.00 per share in cash pursuant to a tender offer; such agreement was terminated by the Trusts on July 14, 2003. We also understand that Dura Automotive Systems, Inc. has, through a subsidiary, commenced an offer (the "Offer") to acquire all outstanding shares of the Company's Class B Common Stock at $23.00 per share in cash.

        You have asked our opinion as to the fairness, from a financial point of view, to the holders of Methode's Class A Common Stock of the consideration to be paid in the Transaction.

        In arriving at our opinion set forth below, we have, among other things:

  (1)
  Reviewed the Company's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2002, the Company's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003, and the Company's Schedule 14A filed in connection with its Annual Meeting held on September 10, 2002;

  (2)
  Reviewed the Company's unaudited financial results for the year ended April 30, 2003;

  (3)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (4)
  Reviewed the historical market prices and trading activity for the Class A Common Stock and the Class B Common Stock for the period from January 3, 2000 to July 17, 2003;

  (5)
  Reviewed the historical market prices and trading activity for the Class A Common Stock and the Class B Common Stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (6)
  Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (7)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  (8)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

  (9)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  (10)
  Reviewed and analyzed the pro forma financial effect of the Transaction;

  (11)
  Reviewed the Agreement;

  (12)
  Reviewed the Offer; and

  (13)
  Conducted such other financial analyses and investigations as we deemed necessary or appropriate in arriving at our opinion.

        TM Capital Corp., as part of its investment and merchant banking business, is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. TM Capital Corp. previously served as financial advisor to the Special Committee of the Board of Directors of the Company (the "Special Committee") in connection with the Prior Agreement, is currently serving as financial advisor to the Special Committee in connection with the proposed Transaction, and will be receiving a fee in connection with the rendering of this opinion.

        In preparing our opinion, we have relied on the accuracy and completeness of all information that was available to us from public sources, that was supplied or otherwise made available to us by the Company or was otherwise reviewed by us and we have not assumed any responsibility to independently verify such information. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals.

        This opinion is directed to the Special Committee and does not constitute a recommendation to any shareholder of the Company concerning actions he may take with regard to his holdings, and furthermore, it specifically does not constitute a recommendation as to how any such holder of Class B common stock should act regarding the proposed Merger or Offer. This opinion does not address the relative merits of the proposed Transaction as compared to any other transactions or business strategies discussed by the Special Committee. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

        On the basis of, and subject to the foregoing, we are of the opinion as of the date hereof that the consideration to be paid in the proposed Transaction is fair to the holders of Methode's Class A

Common Stock from a financial point of view. This letter confirms the oral opinion we provided to the Special Committee on July 18, 2003.

        This opinion has been prepared for the information of the Special Committee in connection with the proposed Transaction and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission related to the proposed Transaction.

Very truly yours, TM CAPITAL CORP.
By:	/s/ W. GREGORY ROBERTSON W. Gregory Robertson President

ANNEX D

August 20, 2003

The Special Committee of the Board of Directors
Methode Electronics, Inc.
7401 West Wilson Avenue
Harwood Heights, IL 60706-4548

Gentlemen:

        We understand that Methode Electronics, Inc. ("Methode" or the "Company") has two classes of outstanding common stock, consisting of Class A Common Stock (the "Class A Stock") and Class B Common Stock (the "Class B Stock"). Methode has entered into an agreement dated July 18, 2003 (the "Agreement") with Marital Trust No. 1 and Marital Trust No. 2 each created under the The William J. McGinley Trust (the "Trusts"), the Jane R. McGinley Trust, Margaret J. McGinley, James W. McGinley and Robert J. McGinley (collectively with the Trusts, the "McGinley Holders") whereby the McGinley Holders have (i) sold 750,000 shares of Class B Stock to the Company at a price of $22.75 per share in cash (the "Repurchase"), and (ii) agreed to vote their remaining shares (the "Remaining Shares") of Class B Stock in favor of a merger (the "Merger") which would convert all then outstanding shares of Class B Stock into the right to receive $23.55 per share in cash (the "Merger Price"). The Agreement also provides the Company or its designee with the right to purchase the Remaining Shares in certain circumstances at the Merger Price. Pursuant to the Repurchase and the Merger (together, the "Transaction") the average price to be paid by the Company for all outstanding shares of Class B Stock would be $23.00 per share in cash. The Company and the McGinley Holders had previously entered into an agreement (the "Prior Agreement") dated August 19, 2002 pursuant to which the Company would have offered to repurchase all outstanding shares of Class B Stock at $20.00 per share in cash pursuant to a tender offer; such agreement was terminated by the Trusts on July 14, 2003.

        We also understand that Dura Automotive Systems, Inc. ("Dura") commenced an offer (the "Initial Offer") dated July 8, 2003 to acquire all outstanding shares of Class B Stock at a price of $23.00 per share in cash, and that Dura has amended the Initial Offer pursuant to a supplement dated August 4, 2003 (the "Revised Offer") whereby Dura proposes to (i) acquire all shares of Class B Stock outstanding following the Repurchase at a price of $50.00 per share in cash, (ii) fund a special distribution of $0.35 per outstanding share of Class A Stock, and (iii) propose that the Company fund an additional special distribution of $0.26 per outstanding share of Class A Stock.

        At a meeting of the Special Committee of the Board of Directors of the Company (the "Special Committee") on August 13, 2003, you asked our opinion as to the fairness, from a financial point of view, of the terms of the Revised Offer to the holders of Class A Stock. This letter confirms the oral opinion we rendered to you at that meeting.

        In arriving at our opinion set forth below, we, among other things:

  (1)
  Reviewed the Company's Annual Reports on Form 10-K and related financial information for the fiscal years ended April 30, 1999 through April 30, 2003, the Company's Quarterly Reports on Form 10-Q and the related financial information for the three quarters ended January 31, 2003, the Company's Schedule 14A filed in connection with its Annual Meeting held on September 10, 2002, and the Company's Schedule 14D-9 filed in connection with the Initial Offer;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (3)
  Reviewed the historical market prices and trading activity for the Class A Stock and the Class B Stock;

  (4)
  Reviewed the historical market prices and trading activity for the Class A Stock and the Class B Stock and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (5)
  Compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (6)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were recapitalized into a single class of stock;

  (7)
  Reviewed and analyzed the terms of transactions in which public companies with two classes of common stock were acquired;

  (8)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired a controlling share of the target company;

  (9)
  Reviewed and analyzed premiums paid in relevant transactions in which the purchaser acquired the entire equity interest in the target company;

  (10)
  Reviewed and analyzed the pro forma financial effect of the Transaction;

  (11)
  Reviewed the Agreement;

  (12)
  Reviewed certain publicly available information regarding Dura;

  (13)
  Reviewed the Initial Offer and the Revised Offer; and

  (14)
  Conducted such other financial analyses and investigations as we deemed necessary or appropriate in arriving at our opinion.

        TM Capital Corp., as part of its investment and merchant banking business, is regularly engaged in performing financial analyses with regard to businesses and their securities in connection with mergers and acquisitions, financings, restructurings, principal investments, valuations, fairness opinions and other financial advisory services. TM Capital Corp. previously served as financial advisor to the Special Committee in connection with the Prior Agreement, is currently serving as financial advisor to the Special Committee in connection with the proposed Transaction and the Revised Offer, and has received fees in connection with such services.

        In preparing our opinion, we relied on the accuracy and completeness of all information that was available to us from public sources, that was supplied or otherwise made available to us by the Company or was otherwise reviewed by us and we did not assume any responsibility to independently verify such information. We also relied upon assurances of the management of the Company that they were unaware of any facts that would make the information provided to us incomplete or misleading.

We did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor were we furnished with any such evaluations or appraisals.

        Our opinion was directed to the Special Committee and did not constitute a recommendation to any shareholder of the Company concerning actions he may take with regard to his holdings, and furthermore, it specifically did not constitute a recommendation as to how any such holder of Class B Stock should act regarding the proposed Merger or the Revised Offer. Our opinion was based on economic, monetary and market conditions existing on the date the Opinion was rendered.

        This letter confirms the oral opinion we provided to the Special Committee on August 13, 2003, that, as of such date, on the basis of and subject to the foregoing, the terms of the Revised Offer were inadequate, from a financial point of view, to the holders of Class A Stock.

        Our opinion was prepared for the information of the Special Committee in connection with the Revised Offer and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in any filing required to be made with the Securities and Exchange Commission related to the Revised Offer.

Very truly yours, TM CAPITAL CORP.
By:	/s/ W. GREGORY ROBERTSON W. Gregory Robertson President

ANNEX E

GENERAL CORPORATION LAW OF DELAWARE
SECTION 262—APPRAISAL RIGHTS

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the Office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT

        If you have any questions or need assistance in voting your shares, please call our information agent, Innisfree M&A Incorporated, toll free, at 1-888-750-5834.

METHODE ELECTRONICS, INC.
CLASS A COMMON STOCK

P R O X Y

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Warren L. Batts, William T. Jensen and George C. Wright, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. Class A common stock which the undersigned is entitled to vote at the Special Meeting of Methode Electronics, Inc. to be held on             ,                         , 2003 at              Chicago time, at                         ,                         ,                         ,                         , and at any adjournment or postponement thereof.

        This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Methode Electronics, Inc.
Class A Common Stock

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL		Please mark your votes as indicated in this example		☒

Adoption of the Merger Agreement and approval of the merger pursuant to which each share of outstanding Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of outstanding Class A common stock will be converted into one share of new Methode common stock, as contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IMPORTANT—PLEASE VOTE, SIGN AND RETURN PROMPTLY.    When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Dated: , 2003
Signature if held jointly	Dated: , 2003

METHODE ELECTRONICS, INC.
CLASS B COMMON STOCK

P R O X Y

FOR THE SPECIAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

        The undersigned hereby appoints Warren L. Batts, William T. Jensen and George C. Wright, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. Class B common stock which the undersigned is entitled to vote at the Special Meeting of Methode Electronics, Inc. to be held on             ,                         , 2003 at            Chicago time, at                         ,                         ,                         ,                         , and at any adjournment or postponement thereof.

        This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Methode Electronics, Inc.
Class B Common Stock

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL		Please mark your votes as indicated in this example		☒

Adoption of the Merger Agreement and approval of the merger pursuant to which share of outstanding Class B common stock will be converted into the right to receive $23.55 in cash, without interest, and each share of outstanding Class A common stock will be converted into one share of new Methode common stock, as contemplated by the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

        IMPORTANT—PLEASE VOTE, SIGN AND RETURN PROMPTLY.    When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card. When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Dated: , 2003
Signature if held jointly	Dated: , 2003

METHODE ELECTRONICS, INC.
c/o Proxy Services

P.O. Box xxxx
Farmingdale, NY 11735

If you grant a proxy by telephone or the Internet,
DO NOT mail back the proxy card.
THANK YOU FOR VOTING!

YOU CAN GRANT YOUR PROXY BY TELEPHONE OR INTERNET!

Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote your shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the special meeting proxy statement and then follow these easy steps:

Grant your proxy by Internet—www.proxyvote.com
Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the special meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit control number which is located below to obtain your records and to create an electronic voting instruction form.

Grant your proxy by phone—1-xxx-xxx-xxxx
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the special meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit control number which is located below and then follow the simple instructions the vote voice provides you.

Grant your proxy by mail
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Control Number:

Account Number:

QuickLinks

TABLE OF CONTENTS
SUMMARY TERM SHEET
QUESTIONS AND ANSWERS ABOUT THE MERGER
THE SPECIAL MEETING
SPECIAL FACTORS
METHODE ELECTRONICS, INC. CONSOLIDATED PROJECTED BALANCE SHEETS PROVIDED TO TM CAPITAL IN AUGUST 2002 (Unaudited)
METHODE ELECTRONICS, INC. CONSOLIDATED PROJECTED CASH FLOW STATEMENTS PROVIDED TO TM CAPITAL IN JULY 2003 (Unaudited)
MARKET PRICE DATA; DIVIDENDS
SECURITY OWNERSHIP OF FIVE PERCENT STOCKHOLDERS
EXECUTIVE OFFICERS AND DIRECTORS
SUMMARIZED FINANCIAL INFORMATION
FORWARD LOOKING STATEMENTS
OTHER MATTERS
  ANNEX A
AGREEMENT AND PLAN OF MERGER
ARTICLE I PLAN OF MERGER
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS
ARTICLE III DIRECTORS AND OFFICERS
ARTICLE IV AMENDMENTS
ARTICLE V TERMINATION
ARTICLE VI GOVERNING LAW
EXHIBIT I TO AGREEMENT AND PLAN OF MERGER
  ANNEX B
AGREEMENT
  ANNEX C
  July 23, 2003
  ANNEX D
  August 20, 2003
  ANNEX E
GENERAL CORPORATION LAW OF DELAWARE SECTION 262—APPRAISAL RIGHTS
YOUR VOTE IS IMPORTANT
METHODE ELECTRONICS, INC. CLASS A COMMON STOCK
METHODE ELECTRONICS, INC. CLASS B COMMON STOCK